                                                Filed Pursuant To Rule 424(b)(5)
                                                   Registration No. 333-38211


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 8, 1997

                                 $1,062,720,000
                      KEY CONSUMER ACCEPTANCE CORPORATION
                                     Seller

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    Servicer

                         KEY AUTO FINANCE TRUST 1997-2

$268,000,000 Class A-1 5.835% Asset Backed Notes     $151,800,000 Class A-5 6.25% Asset Backed Notes
 $132,000,000 Class A-2 5.99% Asset Backed Notes     $125,000,000 Class A-P 6.15% Asset Backed Notes
 $150,000,000 Class A-3 6.10% Asset Backed Notes      $63,620,000 Class B 6.30% Asset Backed Notes
 $148,000,000 Class A-4 6.15% Asset Backed Notes      $24,300,000 Class C 6.65% Asset Backed Notes

                            ------------------------
  The Key Auto Finance Trust 1997-2 (the "Trust") will be governed by a Trust
   Agreement, dated as of November 24, 1997, between Key Consumer Acceptance Corporation, as seller (the "Seller"), and Chase Manhattan Bank Delaware, as
Owner Trustee. The Trust will issue $268,000,000 aggregate principal amount of
   Class A-1 5.835% Asset Backed Notes (the "Class A-1 Notes"), $132,000,000 aggregate principal amount of Class A-2 5.99% Asset Backed Notes (the "Class A-2 Notes"), $150,000,000 aggregate principal amount of Class A-3 6.10% Asset Backed Notes (the "Class A-3 Notes"), $148,000,000 aggregate principal amount of Class
 A-4 6.15% Asset Backed Notes (the "Class A-4 Notes"), $151,800,000 aggregate principal amount of Class A-5 6.25% Asset Backed Notes (the "Class A-5 Notes"),
 $125,000,000 aggregate principal amount of Class A-P 6.15% Asset Backed Notes (the "Class A-P Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes, the "Class A Notes"), and $63,620,000 aggregate principal amount of Class B 6.30% Asset Backed Notes (the "Class B Notes") and $24,300,000 aggregate principal amount of Class C 6.65% Asset Backed Notes (the "Class C Notes" and, together with the Class B Notes and the Class A Notes, the "Notes") pursuant to an Indenture (the "Indenture") to be dated as of December 16, 1997, between the
Trust and Bankers Trust Company, as Indenture Trustee. The Trust will also issue $17,280,000 aggregate principal amount of 8.05% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The Certificates are not being offered by this Prospectus Supplement.

                               (cover continued on next page)
                               ------------------
   PROSPECTIVE INVESTORS SHOULD CONSIDER THE MATERIAL RISKS INVOLVED WITH AN INVESTMENT IN THE SECURITIES DESCRIBED IN "RISK FACTORS" SET FORTH AT PAGE S-11
    HEREIN AND AT PAGE 14 IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS").
                               ------------------
     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN KEY CONSUMER ACCEPTANCE CORPORATION, KEY BANK
 USA, NATIONAL ASSOCIATION, OR ANY OF THEIR AFFILIATES. NEITHER THE SECURITIES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY KEY CONSUMER
  ACCEPTANCE CORPORATION, KEY BANK USA, NATIONAL ASSOCIATION, OR ANY OF THEIR
                                  AFFILIATES.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                             Underwriting
                                                       Price to             Discounts and            Proceeds to
                                                        Public               Commissions            the Seller(1)
                                                 ---------------------    ------------------    ---------------------
Per Class A-1 Note...........................         100.000000%               0.175%               99.825000%
Per Class A-2 Note...........................         100.000000%               0.230%               99.770000%
Per Class A-3 Note...........................          99.937500%               0.250%               99.687500%
Per Class A-4 Note...........................          99.921875%               0.275%               99.646875%
Per Class A-5 Note...........................          99.984375%               0.375%               99.609375%
Per Class A-P Note...........................          99.828125%               0.250%               99.578125%
Per Class B Note.............................          99.765625%               0.400%               99.365625%
Per Class C Note.............................          99.781250%               0.400%               99.381250%
Total........................................      $1,062,069,796.88        $2,788,030.00         $1,059,281,766.88

------------------
(1) Before deducting expenses, estimated to be $1,150,000.00.
                               ------------------

The Notes are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about December 16, 1997.

After the initial distribution of the Notes by the Underwriters, the Prospectus and this Prospectus Supplement may be used by Key Capital Markets, Inc., an affiliate of the Seller and Servicer in connection with market making transactions in the Notes. Key Capital Markets, Inc. may act as principal or agent in such transactions, but has no obligation to do so. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

CREDIT SUISSE FIRST BOSTON                             KEY CAPITAL MARKETS, INC.

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 8, 1997

     The rights of Certificateholders will be subordinated to the rights of Noteholders, the rights of the holders of the Class C Notes will be subordinated to the rights of the holders of the Class B Notes and the Class A Notes, and the rights of the holders of the Class B Notes will be subordinated to the rights of the holders of the Class A Notes to the extent described herein. See "Description of the Notes." The assets of the Trust will include a pool of motor vehicle promissory notes and security agreements and retail installment sale contracts secured by new or used automobiles and light duty trucks, payments received thereunder after November 30, 1997, security interests in the motor vehicles financed thereby, rights under Dealer Agreements, rights under Purchase Agreements, rights with respect to deposit accounts in which collections are held, any proceeds from claims on insurance policies relating to the Financed Vehicles and the proceeds of the foregoing.

     The assets of the Trust will be transferred by the Seller to the Trust on or prior to the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Certain capitalized terms used in this Prospectus Supplement are defined in the "Index of Defined Terms" on page S-49 of this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. Interest on all classes of Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will be payable on the 15th day of each month or, if any such day is not a Business Day, the next succeeding Business Day commencing January 15, 1998. Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-P Notes, the Class B Notes or the Class C Notes until the Class A-1 Notes have been paid in full.

     To the extent not previously paid, the principal balance of the Class A-1 Notes will be due on January 5, 1999, the principal balance of the Class A-2 Notes will be due on the January 2000 Distribution Date, the principal balance of the Class A-3 Notes will be due on the November 2000 Distribution Date, the principal balance of the Class A-4 Notes will be due on the October 2001 Distribution Date, the principal balance of the Class A-5 Notes will be due on the October 2003 Distribution Date, the principal balance of the Class A-P Notes will be due on the October 2003 Distribution Date, the principal balance of the Class B Notes will be due on the October 2003 Distribution Date, and the principal balance of the Class C Notes will be due on the October 2003 Distribution Date. However, the actual date on which the aggregate outstanding principal balance of any class of Notes is paid may be earlier than the applicable Final Scheduled Distribution Date based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus. In addition, the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Seller exercises its option to purchase the Receivables, which can occur on any Distribution Date on which the Pool Balance as of the end of the related Collection Period has declined to 5% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes plus accrued and unpaid interest thereon. See "Description of the Notes--Optional Redemption."

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT DO SUPPLEMENT OR SPECIFY ADDITIONAL INFORMATION WITH RESPECT TO STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS

SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of the Depository Trust Company and registered holder of the Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Defined Terms" beginning at page S-49 or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.....................  Key Auto Finance Trust 1997-2 (the "Trust" or the
                               "Issuer"), a Delaware business trust established pursuant to a trust agreement (as amended and supplemented from time to time, the "Trust Agreement") between the Seller and the Owner Trustee.

SELLER.....................  Key Consumer Acceptance Corporation, a Delaware
                               corporation (the "Seller"). See "The Seller, the Servicer and Keycorp."

SERVICER...................  Key Bank USA, National Association, a national banking association (the "Bank" or in its capacity as servicer, the "Servicer"). See "The Seller, the Servicer and KeyCorp."

INDENTURE TRUSTEE..........  Bankers Trust Company, as indenture trustee under the Indenture (the "Indenture Trustee").

OWNER TRUSTEE..............  Chase Manhattan Bank Delaware, as trustee under the
                               Trust Agreement (the "Owner Trustee").

THE NOTES..................  The Trust will issue Asset Backed Notes (the
                               "Notes"), pursuant to an Indenture (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, as follows: (a) Class A-1 5.835% Asset Backed Notes (the "Class A-1 Notes") in the aggregate initial principal amount of $268,000,000; (b) Class A-2 5.99% Asset Backed
                               Notes (the "Class A-2 Notes") in the aggregate initial principal amount of $132,000,000; (c) Class A-3 6.10% Asset Backed Notes (the "Class A-3 Notes") in the aggregate initial principal amount of $150,000,000; (d) Class A-4 6.15% Asset
                               Backed Notes (the "Class A-4 Notes") in the aggregate initial principal amount of $148,000,000; (e) Class A-5 6.25% Asset Backed
                               Notes (the "Class A-5 Notes") in the aggregate initial principal amount of $151,800,000; (f) Class A-P 6.15% Asset Backed Notes (the "Class A-P Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class A-5 Notes, the "Class A Notes") in the aggregate initial principal amount of $125,000,000; (g) Class B 6.30% Asset Backed Notes (the "Class B Notes") in the aggregate initial principal amount of $63,620,000; and (h) Class C 6.65% Asset Backed Notes (the "Class C Notes") in the aggregate initial principal amount of $24,300,000.

                             The Notes will be secured by the assets of the
                               Trust pursuant to the Indenture.

THE CERTIFICATES...........  The Trust will issue 8.05% Asset Backed
                               Certificates (the "Certificates" and, together with the Notes, the "Securities") with an aggregate initial Certificate Balance of $17,280,000. The Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement. The Certificates are not being offered hereby. The holders of record of the Certificates shall be referred to herein as the "Certificateholders."

THE RECEIVABLES............  On December 16, 1997 (the "Closing Date"), the
                               Trust will purchase from the Seller a pool of motor vehicle promissory notes and security agreements and retail installment sale contracts secured by new or used automobiles or light duty trucks (collectively, the "Receivables"), including rights to receive certain payments made with respect to such

                               Receivables after November 30, 1997 (the "Cutoff Date"), security interests in the vehicles financed thereby (the "Financed Vehicles"), rights under Dealer Agreements, certain deposit accounts in which collections are held, any proceeds from claims on insurance policies and the proceeds of the foregoing, pursuant to a Sale and Servicing Agreement to be dated as of the Closing Date (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller and the Servicer. The Receivables had an aggregate principal balance of $1,045,965,160.79 as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements" herein and in the Prospectus.

                             The Receivables consist of (i) motor vehicle
                               promissory notes and security agreements executed by an Obligor in favor of the Bank ("Direct Loans") and (ii) motor vehicle retail installment sales contracts between an Obligor and a vehicle dealer (collectively, "Motor Vehicle Loans") and purchased from the Dealer by an Originator. Direct Loans include promissory notes and security agreements for which a Dealer performed certain ministerial loan processing functions on behalf of the Bank. As used herein, the terms "Originator" and "Affiliate" mean each of the Bank or AutoFinance Group, Inc., a wholly-owned subsidiary of KeyCorp. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus.

                             The Receivables have been selected from Motor
                               Vehicle Loans owned by the Affiliates based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus. See "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus. No Receivable will have a scheduled maturity that, after giving prospective effect to any permitted extensions or deferrals, would be later than May 15, 2004 (the "Final Scheduled Maturity Date"). As of the Cutoff Date, the weighted average remaining maturity of the Receivables was approximately 49.08 months and the weighted average original maturity of the Receivables was approximately 59.40 months. As of the Cutoff Date, approximately 34.33% of the aggregate principal balance of the Receivables represented financing of new vehicles and the remainder represented financing of used vehicles.

                             The "Pool Balance" means, at any time, the sum of
                               the outstanding Principal Balances of the Receivables. The "Principal Balance" for any Receivable, at any time, means the principal balance of such Receivable at the end of the preceding calendar month, after giving effect to all payments received from Obligors. The "Outstanding Amount" of any Security at any time is the outstanding principal balance of such Security at such time.

TERMS OF THE NOTES

A. DISTRIBUTION DATES......  Payments of interest and principal on the Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date") and, in the case of the Class A-1 Notes, on the Class A-1 Final Scheduled Distribution Date, commencing January 15, 1998. Each reference to a "Payment Date" in the Prospectus shall refer to a Distribution Date herein. Payments will be made to holders of record of the Notes (the "Noteholders" and, together with the Certificateholders, the "Securityholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the last Business Day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday and a day that, in Illinois, New York, Ohio or Delaware, is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

B. INTEREST RATES..........  The Class A-1 Notes will bear interest at the rate of 5.835% per annum (the "Class A-1 Interest
                               Rate"); the Class A-2 Notes will bear interest at the rate of 5.99% per annum (the "Class A-2 Interest Rate"); the Class A-3 Notes will bear interest at the rate of 6.10% per annum (the "Class A-3 Interest Rate"); the Class A-4 Notes will bear interest at the rate of 6.15% per annum (the "Class A-4 Interest Rate"); the Class A-5 Notes will bear interest at the rate of 6.25% per annum (the "Class A-5 Interest Rate"); the Class A-P Notes will bear interest at the rate of 6.15% per annum (the "Class A-P Interest Rate"); the Class B Notes will bear interest at the rate of 6.30% per annum (the "Class B Interest Rate"); and the Class C Notes will bear interest at the rate of 6.65% per annum (the "Class C Interest Rate"). The Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class A-5 Interest Rate, the Class A-P Interest Rate, the Class B Interest Rate and the Class C Interest Rate are referred to herein collectively as "Interest Rates".

C. INTEREST................  On each Distribution Date (and, in the case of the
                               Class A-1 Notes, on the Class A-1 Final Scheduled Distribution Date), the Indenture Trustee will distribute to the Noteholders of each class of Notes accrued interest at the applicable Interest Rate on the outstanding principal amount of such class of Notes to the extent of funds available therefor. Payments of interest on the Class C Notes on each Distribution Date will be subordinated in priority to payment in full of accrued interest on the Class A Notes and the Class B Notes and payments of interest on the Class B Notes on each Distribution Date will be subordinated in priority to payment in full of accrued interest on the Class A Notes. To the extent there are insufficient funds therefor on any Distribution Date, interest will be paid on a pro rata basis to all Class A Noteholders. With respect to any Distribution Date or, in the case of the Class A-1 Notes, the Class A-1 Final Scheduled Distribution Date, interest on the Outstanding Amount of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Interest Rate and the Class A-2 Interest Rate, respectively, from and including the Closing Date, (in the case of the first Distribution
                               Date) and thereafter from and including the preceding Distribution Date to but excluding such Distribution Date or, as applicable, the Class A-1 Final Scheduled Distribution Date (each, an "Interest Period"). With respect to any Distribution Date, interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of a 360-day year based upon the actual number of days elapsed during the related Interest Period. On each Distribution Date, interest on each class of Notes (other than the Class A-1 Notes and the Class A-2 Notes) will be an amount equal to one-twelfth (or the actual number of days from and including the Closing Date to but excluding January 15, 1998 divided by 360, for the initial Distribution Date) of the applicable Interest Rate multiplied by the Outstanding Amount of such class of Notes as of the close of business on the preceding Distribution Date (or, for the initial Distribu-tion Date, the Closing Date). See "Description of the Notes--Payments of Interest."

D. PRINCIPAL...............  Principal of the Notes will be payable on each
                               Distribution Date (and, in the case of the Class A-1 Notes, on the Class A-1 Final Scheduled Distribution Date), to the extent of funds available therefor, in an amount equal to the Noteholders' Principal Distributable Amount for such Distribution Date. See "Description of the Transfer and Servicing
                               Agreements--Distributions."

                             On each Distribution Date and, to the extent not
                               previously paid, on the Class A-1 Final Scheduled Distribution Date, to the extent of available funds, payments in respect of principal on the Notes will be made first to holders of the Class A-1 Notes in the amount of the Class A-1 Noteholders' Principal Distributable Amount until the principal balance of the Class A-1 Notes is reduced to zero. Holders of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes will not be entitled to receive any principal until all principal of and interest on the Class A-1 Notes has been paid in full. Thereafter, on each Distribution Date, to the extent of available funds, payments in respect of principal will be made to each such class of Notes in the following priority: (a) in an amount equal to the Class A Noteholders' Principal Distributable Amount for such Distribution Date first, to the holders of the Class A-2 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-2 Notes is reduced to zero; second, to the holders of the Class A-3 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-3 Notes is reduced to zero; third, to the holders of the Class A-4 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-4 Notes is reduced to zero; and fourth to the holders of the Class A-5 Notes and the Class A-P Notes, based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of each of the Class A-5 Notes and the Class A-P Notes is reduced to zero, (b) in an amount equal to the Class B Noteholders' Principal Distributable Amount, to the holders of the Class B Notes on a pro rata basis until the principal balance of the Class B Notes is reduced to zero, and (c) in an amount equal to the Class C Noteholders' Principal Distributable Amount, to the holders of the Class C Notes on a pro rata basis until the principal balance of the Class C Notes is reduced to zero. "Class A-P Percentage" means, for any Distribution Date, 17.6853%. "Non-Class A-P Percentage" means, for any Distribution Date, 100.00% minus the Class A-P Percentage.

                             The outstanding principal amount of the Class A-1
                               Notes, to the extent not previously paid, will be payable on January 5, 1999 (the "Class A-1 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on the January 2000 Distribution Date (the "Class A-2 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable on the November 2000 Date (the "Class A-3 Final Scheduled Distribution

                               Date"); the outstanding principal amount of the Class A-4 Notes, to the extent not previously paid, will be payable on the October 2001 Distribution Date (the "Class A-4 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-5 Notes, to the extent not previously paid, will be payable on the October 2003 Distribution Date (the "Class A-5 Final Scheduled Distribution Date"); the outstanding principal amount of the Class A-P Notes, to the extent not previously paid, will be payable on the October 2003 Distribution Date (the "Class A-P Final Scheduled Distribution Date"); the outstanding principal amount of the Class B Notes, to the extent not previously paid, will be payable on the October 2003 Distribution Date (the "Class B Final Scheduled Distribution Date"); and the outstanding principal amount of the Class C Notes, to the extent not previously paid, will be payable on the October 2003 Distribution Date (the "Class C Final Scheduled Distribution Date" and, each of the Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, the Class A-4 Final Scheduled Distribution Date, the Class A-5 Final Scheduled Distribution Date, the Class A-P Final Scheduled Distribution Date, and the Class B Final Scheduled Distribution Date, a "Final Scheduled Distribution Date").

E. OPTIONAL REDEMPTION.....  After the Class A-1 Notes, the Class A-2 Notes, the
                               Class A-3 Notes and the Class A-4 Notes have been paid in full, the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Seller exercises its option to purchase the Receivables, which can occur on any Distribution Date on which the Pool Balance as of the end of the related Collection Period has declined to 5% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes plus accrued and unpaid interest thereon. See "Description of the Notes -- Optional Redemption." The "Original Pool Balance" will equal the aggregate principal balance of the Receivables as of the Cutoff Date. "Collection Period" is any calendar month (or, in the case of the initial Collection Period, the period from the Cutoff Date to and including December 31, 1997).

RESERVE ACCOUNT............  A reserve account (the "Reserve Account") will be created with an initial deposit by the Seller of cash or certain investments having a value of at least $41,838,607 (the "Reserve Account Deposit"). The Reserve Account Deposit will equal the Specified Reserve Account Balance as of the Closing Date. In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to the Securityholders and of the Servicing Fee to the Servicer have been made will be deposited into the Reserve Account to the extent, if any, required to increase the balance of the Reserve Account to an amount equal to the Specified Reserve Account Balance.

                             On or prior to the Business Day preceding each
                               Distribution Date and, if the principal amount of the Class A-1 Notes has not been paid in full on or before the December 1998 Distribution Date, on or prior to the Class A-1 Final Scheduled Distribution Date (each, a "Deposit Date"), the Indenture Trustee will withdraw available funds (exclusive of investment earnings) from the Reserve Account to the extent (a) the sum of the Servicing Fee and the amounts required to be distributed to Securityholders on the related Distribution Date exceeds (b) the amount on deposit in the Collection Account with respect to the preceding Collection Period (exclusive of investment earnings). If the amount in the Reserve Account is reduced to zero, Securityholders will bear the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. Holders of the Class C Notes will be entitled to receive payments from the Class C Reserve Account in addition to payments from the Reserve Account. See "Risk Factors" herein and in the Prospectus, "Description of the Transfer and Servicing Agreements--Accounts" herein; and "Certain Legal Aspects of the Receivables" in the Prospectus. See "Class C Reserve Account" below.

                             If the amount on deposit in the Reserve Account on
                               any Distribution Date (after giving effect to withdrawals from the Reserve Account, if any, for such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Indenture Trustee will distribute the amount of such excess (the "Reserve Account Excess"), first, to the extent of the Additional Principal Distributable Amount for such Distribution Date (after giving effect to any reduction in the Additional Principal Distributable Amount for such Distribution Date attributable to Excess Spread), to the Securityholders as additional principal of the class then entitled to receive principal payments and then to the Seller or the Servicer. See "Description of the Transfer and Servicing Agreements -- Accounts".

CLASS C RESERVE ACCOUNT....  A reserve account (the "Class C Reserve Account")
                               will be created with an initial deposit by the Seller of cash or certain investments having a value of at least $5,229,826 (the "Class C Reserve Account Deposit"). In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after any deposit to the Reserve Account and payments to Securityholders and of the Servicing Fee to the Servicer have been made will be deposited into the Class C Reserve Account to the extent, if any, required to increase the balance of the Class C Reserve Account to an amount equal to lesser of the Class C Reserve Account Deposit and the Specified Class C Reserve Account Balance.

                             On each Deposit Date, the Indenture Trustee will
                               withdraw available funds (exclusive of investment earnings) from the Class C Reserve Account to the extent (a) the amounts required to be distributed to holders of the Class C Notes exceeds (b) the excess, if any, of (i) the Available Interest and Available Principal with respect to the preceding Collection Period and the Reserve Account Transfer Amount for such Distribution Date over
                               (ii) all Servicing Fees and all interest payable on the Certificates, and all interest and principal payable on the Notes (other than the Class C Notes) on such Distribution Date. See "Risk Factors" herein and in the Prospectus, "Description of the Transfer and Servicing Agreements--Accounts" herein.

                             If the amount on deposit in the Class C Reserve
                               Account on any Distribution Date (after giving effect to withdrawals from the Class C Reserve Account, if any, for such Distribution Date) is greater than the Specified Class C Reserve Account Balance for such Distribution Date, the Indenture Trustee will distribute the amount of such excess to the

                               Seller or the Servicer. See "Description of the Transfer and Servicing Agreements -- Accounts".

TAX STATUS.................  In the opinion of Thompson Hine & Flory LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be classified as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation. In the opinion of Thompson Hine & Flory LLP, Ohio tax counsel to the Trust, the same characterization of the Notes as debt would apply for Ohio corporation franchise tax purposes as for federal income tax purposes. In addition, the Trust will not be treated as a separate entity taxable as a corporation for Ohio corporation franchise tax purposes. However, the Trust may be subject to one or both of an income tax or a withholding tax that Ohio recently imposed on pass-through entities (including partnerships), effective beginning with the 1998 tax year. Any income, withholding, or franchise tax liability of the Trust incurred by the Trust is expected not to be material, and the Servicer will indemnify the Trust for any such tax liability. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Federal Income Tax Consequences" and "State Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal and state tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS.......  Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans.

LEGAL INVESTMENT...........  In the opinion of Thompson Hine & Flory LLP, the
                               Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

RISK FACTORS...............  See "Risk Factors" herein and in the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Securities.

NO LISTING OF SECURITIES...  The Securities will not be listed on any national securities exchange or automated quotation system of a registered securities association.

RATING OF THE NOTES........  It is a condition to the issuance of the Notes that the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and the Class A-P Notes be rated in the highest rating category, that the Class B Notes be rated at least "A" or its equivalent and that the Class C Notes be rated at least "BBB" or its equivalent by at least two nationally recognized rating agencies (the "Rating Agencies"). There can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if circumstances so warrant. See "Risk Factors--Ratings of the Securities" herein and in the Prospectus.

                                  RISK FACTORS

     In addition to the other information contained herein and in the Prospectus, prospective investors should consider carefully the following risk factors and the information contained in "Risk Factors" in the Prospectus.

SUBORDINATION

     Payments in respect of interest on the Class C Notes will be subordinated in priority of payment to payment of all accrued and unpaid interest on the Class B Notes and the Class A Notes and payments in respect of interest on the Class B Notes will be subordinated in priority of payment to payment of all accrued and unpaid interest on the Class A Notes. Payments in respect of principal on the Notes will be made first to holders of the Class A-1 Notes in the amount of the Class A-1 Noteholders' Principal Distributable Amount until the principal balance of the Class A-1 Notes is reduced to zero. As described below, on each Distribution Date thereafter, principal will generally be paid on the Class A Notes, the Class B Notes and the Class C Notes, in the Class A Noteholders' Principal Distributable Amount, the Class B Noteholders' Principal Distributable Amount and the Class C Noteholders' Principal Distributable Amount, respectively. In the event the funds therefor are insufficient on any Distribution Date, principal on the Notes will be paid in the following priority: (a) the Class A Noteholders' Principal Distributable Amount will be paid, to the extent of available funds: first, to the holders of the Class A-2 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-2 Notes is reduced to zero; second, to the holders of the Class A-3 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-3 Notes is reduced to zero; third, to the holders of the Class A-4 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-4 Notes is reduced to zero; and fourth to the holders of the Class A-5 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of each of the Class A-5 Notes and the Class A-P Notes is reduced to zero; (b) the Class B Noteholders' Principal Distributable Amount to the holders of the Class B Notes; and (c) the Class C Noteholders' Principal Distributable Amount to the holders of the Class C Notes.

     After the occurrence of an Event of Default that has resulted in an acceleration of the Notes, the holders of the Class C Notes will not be entitled to receive any payments of principal of the Class C Notes until payment in full of all principal of and accrued interest on the Class A Notes and the Class B Notes and the holders of the Class B Notes will not be entitled to receive any payments of principal of the Class B Notes until payment in full of all principal of and accrued interest on the Class A Notes. Consequently, the holders of the Class C Notes will not receive any payments of interest with respect to a Collection Period on or after the occurrence of an Event of Default which has resulted in an acceleration of the Notes, until the full amount of accrued interest on the Class A Notes and Class B Notes has been paid and will receive no payments of principal after the occurrence of an Event of Default which has resulted in an acceleration of the Notes until payment in full of the principal of and accrued interest on the Class A Notes and Class B Notes. The holders of the Class B Notes will not receive any payments of interest with respect to a Collection Period on or after the occurrence of an Event of Default which has resulted in an acceleration of the Notes, until the full amount of accrued interest on the Class A Notes has been paid and will receive no payments of principal after the occurrence of an Event of Default which has resulted in an acceleration of the Notes until payment in full of the principal of and accrued interest on the Class A Notes.

     Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes and distributions of principal on the Certificates will be subordinated in priority of payment to payment of monthly principal of and accrued interest on the Notes. Consequently, the Certificateholders will not receive any distributions of interest with respect to a Collection Period unless the Noteholders' Interest Distributable Amount for such Distribution Date has been deposited in the Note Distribution Account and will not receive any distributions of principal unless the Noteholders' Principal Distributable Amount has been deposited in the Note Distribution Account. However, upon the occurrence and during the continuance of an Event of Default which has resulted in an acceleration of the Notes, distributions of all amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of and accrued interest on the Notes.

     If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). See "Description of the Notes -- The Indenture" in the Prospectus. In the event of a sale of Receivables by the Indenture Trustee following an Event of Default, there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificate Balance plus accrued interest. As a result, the interests of holders of the Class A Notes, the Class B Notes and Class C Notes may conflict because following an Event of Default and acceleration of the Notes under the Indenture, the holders of the Class C Notes will receive no payments of interest until the full amount of accrued interest on the Class A Notes and Class B Notes has been paid and will receive no payments of principal until payment in full of the principal of and accrued interest on the Class A Notes and Class B Notes, and the holders of the Class B Notes will receive no payments of interest until the full amount of accrued interest on the Class A Notes has been paid and will receive no payments of principal until payment in full of the principal of and accrued interest on the Class A Notes. The interests of the Noteholders and the Certificateholders may also conflict because neither interest nor principal is distributed to Certificateholders following an Event of Default and acceleration of the Notes under the Indenture until all the Notes have been paid in full. Consequently, the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the holders of the Class B Notes, the Class C Notes and the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing
Agreements -- Insolvency" in the Prospectus. In addition, in the case of an Event of Default not involving a default in the payment of principal of or interest on any Note, the Indenture Trustee is prohibited from selling the Receivables unless either the holders of all outstanding Certificates consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding Notes and Certificates on the date of such sale and, in either case, certain other conditions are satisfied. As a result, in the case of such a non-payment Event of Default, unless the proceeds of such a sale are sufficient to pay in full all principal of and accrued interest on the Securities, the interests of holders of the Class A Notes, the Class B Notes, the Class C Notes and the Certificates may conflict and any Securityholder could prevent such a sale by withholding its consent. See "Description of the Notes-The Indenture" in the Prospectus and "Description of the Notes -- Rights Upon Event of Default" herein.

     In general, the Seller may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the property of the Trust to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Seller or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the property of the Trust until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Seller and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Sale and Servicing Agreement, the Trust Agreement or the Indenture (together the "Basic Documents"). The Indenture specifically prohibits the Issuer from taking any action which would impair the Indenture Trustee's security interest in the Trust and, except as set forth in the Prospectus or in the Basic Documents, generally requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. See "Description of Transfer and Servicing Agreements -- Amendment" in the Prospectus. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Seller or the Certificateholders.

     If a Servicer Termination Event were to occur, the holders of a majority of the outstanding principal amount of the Notes, the Indenture Trustee acting on behalf of the Noteholders, or the Owner Trustee and not the Seller or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on holders of the Class B Notes, the Class C Notes or Certificateholders. In addition, the holders of not less than a majority of the outstanding principal amount of the Notes would have the right to waive certain Servicer Termination Events, and the holders of the Class A Notes generally would have sufficient voting strength to effect such waiver without consideration of the effect such waiver would have on holders of the Class B Notes, the Class C Notes or Certificateholders. Because the termination of the Servicer or the waiver of a Servicer Termination Event could adversely affect collections of Receivables, the interests of holders of the Class A Notes, the Class B Notes, the Class C Notes and the Certificateholders may conflict with one another. See "Description of the Transfer and Servicing Agreements -- Servicer Termination Events" and " -- Rights Upon Servicer Termination Events" in the Prospectus.

LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account and the Class C Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account and (with respect to the Holders of the Class C Notes) the Class C Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, and funds in the Class C Reserve Account will be available to cover such shortfalls on the Class C Notes, amounts to be deposited in the Reserve Account and Class C Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust (and if the Reserve Account and the Class C Reserve Account are exhausted, the Holders of the Class C Notes) will depend solely on current collections on the Receivables to make payments on the Notes and the Certificates.

     Amounts on deposit in the Reserve Account will be available on any Distribution Date first to cover payment of the Servicing Fee to the Servicer, then shortfalls in payments of interest on the Notes and then shortfalls in distributions of interest on Certificates. After the distributions of interest on the Certificates have been made, remaining amounts on deposit in the Reserve Account will be available to cover shortfalls in payment of the Principal Distributable Amount. If the Reserve Account is exhausted, the Trust (and if the Reserve Account and the Class C Reserve Account are exhausted, the Holders of the Class C Notes) will depend solely on payments on the Receivables to make distributions on the Securities, and Securityholders will bear the risk of delinquency, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquency, loan loss and repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to the Combined Motor Vehicle Loan Portfolio. Any amounts released from the Reserve Account or the Class C Reserve Account to the Seller or Servicer will not be available to the Securityholders. See "The Receivables Pool -- Pool Composition";
" -- Delinquencies and Net Losses" herein and "The Receivables Pools" in the Prospectus and "Description of the Transfer and Servicing
Agreements -- Subordination of Holders of Class B Notes, Class C Notes and the Certificateholders" and " -- Distributions" herein.

RISK OF ISSUANCE OF SECURITIES WITH AGGREGATE PRINCIPAL BALANCE IN EXCESS OF POOL BALANCE

     As of the Closing Date, the aggregate principal balance of the Notes and Certificates will be equal to approximately 103.254% of the Original Pool Balance. As a result, Noteholders and Certificateholders will be reliant on "Excess Spread" and the availability of Reserve Account Excess to bring the aggregate principal balance of the Notes and the Certificate Balance into parity with the Pool Balance. The availability of Reserve Account Excess is generally dependent upon declines in the Specified Reserve Account Balance.

     To the extent that Noteholders are reliant on Excess Spread to repay a portion of the principal balance of the Notes, Noteholders could be adversely affected by prepayments on the Receivables because such prepayments would diminish the amount of Excess Spread that would subsequently be available to pay such principal. In addition, payments on the Notes and the Certificates may be more sensitive to increased rates of default on Receivables than would be the case were the principal balance of the Securities not issued in an amount in excess of the Original Pool Balance. Furthermore, if an Event of Default under the Indenture should occur and the Receivables were liquidated at a time when the aggregate outstanding principal balance of the Notes and the Certificate Balance exceeded the Pool Balance, unless such Receivables are liquidated at a premium at least equal to the amount of such excess, Noteholders and Certificateholders may suffer a loss as a result thereof.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-P Notes, Class B Notes, Class C Notes and Certificates will not receive any principal payments until the Class A-1 Notes have been paid in full. As the rate of payment of principal of the Notes depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes could occur significantly earlier than the applicable Final Scheduled Distribution Date. In addition, Excess Spread and the Reserve Account Excess, if any, will be applied on each Distribution Date to reduce the principal balance of the Notes until the Additional Principal Distributable Amount has been reduced to zero. It is expected that final payment of the Notes will occur on or prior to the applicable Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes in full on or prior to the applicable Final Scheduled Distribution Date, a default would occur and final payment of the Notes could occur later than such date. See "Weighted Average Life of the Securities" herein and in the Prospectus.

RATINGS OF THE SECURITIES

     It is a condition to the issuance of the Notes that the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-P Notes be rated in the highest rating category, that the Class B Notes be rated at least "A" or its equivalent and that the Class C Notes be rated at least "BBB" or its equivalent by at least two Rating Agencies. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

     The Issuer, Key Auto Finance Trust 1997-2, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (a) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (b) issuing the Notes and the Certificates to finance its purchase of the Receivables and such other assets, (c) making payments on the Notes and the Certificates issued by it, and (d) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will issue the Notes and Certificates to the Seller in exchange for the Receivables and other Trust property.

     If the protection provided to the investment of the Securityholders by the Reserve Account (and the protection provided to the holders of the Class C Notes by the Class C Reserve Account) is insufficient, the Trust will be able to look only to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any other Trust property. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements -- Distributions" and " -- Accounts" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address listed below under " -- The Owner Trustee".

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates have taken place on such date:

     Class A-1 5.835% Asset Backed Notes.................................  $  268,000,000
     Class A-2 5.99% Asset Backed Notes..................................     132,000,000
     Class A-3 6.10% Asset Backed Notes..................................     150,000,000
     Class A-4 6.15% Asset Backed Notes..................................     148,000,000
     Class A-5 6.25% Asset Backed Notes..................................     151,800,000
     Class A-P 6.15% Asset Backed Notes..................................     125,000,000
     Class B 6.30% Asset Backed Notes....................................      63,620,000
     Class C 6.65% Asset Backed Notes....................................      24,300,000
     8.05% Asset Backed Certificates.....................................      17,280,000
                                                                           ---------------
          Total..........................................................  $1,080,000,000
                                                                           ===============

THE OWNER TRUSTEE

     Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation and its principal offices where information can be obtained relating to the Trust and the Certificates are located at 1201 Market Street, Wilmington, Delaware 19801. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The Receivables were purchased or originated by the Originators in the ordinary course of their respective businesses. The pool of Receivables (the "Receivables Pool") will consist of Receivables purchased by the Trust as of the Cutoff Date. The Receivables have been selected from the Motor Vehicle Loan portfolio of each Affiliate for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as the requirement that each Receivable (a) has an outstanding principal balance of at least $100.00, (b) as of the Cutoff Date, was not more than 30 days past due, (c) has a scheduled maturity not later than six months before the Final Scheduled Maturity Date, (d) was not subject to a force-placed physical damage insurance policy on the related Financed Vehicle and (e) had an original term to maturity of not more than 84 months. No selection criteria or procedures believed by the Seller to be adverse to the Securityholders were used in selecting the Receivables.

POOL COMPOSITION

     Set forth in the following tables is information concerning the composition, distribution by Contract Rate and the geographic distribution of the Receivables to be conveyed by the Seller to the Trust as of the Cutoff Date.

                      COMPOSITION OF THE RECEIVABLES POOL
                             AS OF THE CUTOFF DATE

     Aggregate Principal Balance...................................       $1,045,965,160.79
     Number of Receivables.........................................                  96,446
     Average Principal Balance.....................................              $10,845.09
       (Range).....................................................   $128.77 to $49,203.56
     Average Original Amount Financed..............................              $12,975.87
       (Range).....................................................   $776.59 to $57,550.98
     Weighted Average Contract Rate................................                  11.49%
       (Range).....................................................         6.00% to 29.90%
     Weighted Average Original Term................................            59.40 months
       (Range).....................................................         12 to 72 months
     Weighted Average Remaining Term...............................            49.08 months
       (Range).....................................................          3 to 72 months

                DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES
                             AS OF THE CUTOFF DATE

                                                                                       PERCENTAGE
                                                                                      OF AGGREGATE
                                             NUMBER OF              AGGREGATE          PRINCIPAL
           CONTRACT RATE RANGE              RECEIVABLES         PRINCIPAL BALANCE      BALANCE(1)
     -------------------------------    -------------------     -----------------     ------------
       6.00 to 6.99%................              239           $    2,315,813.49           0.22%
       7.00 to 7.99.................            5,010               60,158,780.50           5.75
       8.00 to 8.99.................           11,267              130,615,062.27          12.49
       9.00 to 9.99.................           16,649              198,039,324.09          18.93
     10.00 to 10.99.................           16,439              191,885,872.61          18.35
     11.00 to 11.99.................           15,349              174,031,942.54          16.64
     12.00 to 12.99.................           11,605              105,174,320.07          10.06
     13.00 to 13.99.................            6,039               46,242,671.44           4.42
     14.00 to 14.99.................            2,849               20,651,775.73           1.97
     15.00 to 15.99.................            1,592               11,529,120.21           1.10
     16.00 to 16.99.................            1,079               10,386,154.53           0.99
     17.00 to 17.99.................              625                6,012,411.78           0.58
     18.00 to 18.99.................            2,829               35,458,049.59           3.39
     19.00 to 19.99.................              686                8,844,732.44           0.85
     20.00 to 20.99.................              733                8,344,378.09           0.80
     21.00 to 21.99.................            1,776               19,653,652.84           1.88
     22.00 to 22.99.................              163                1,805,842.46           0.17
     23.00 to 23.99.................              875                9,428,226.74           0.90
     24.00 to 24.99.................              182                1,720,555.79           0.16
     25.00 to 25.99.................              417                3,376,276.63           0.32
     26.00 and above................               43                  290,196.75           0.03
                                              -------           ------------------       -------
          TOTAL.....................           96,446           $1,045,965,160.79         100.00%
                                              =======           ==================       =======

---------------

(1) Percentages may not add to 100% because of rounding.

     Approximately 34.33% of the aggregate Principal Balance of the Receivables, constituting 27.08% of the number of such Receivables, as of the Cutoff Date represented financing of new vehicles and the remainder represented financing of used vehicles. Approximately 9.29% of the aggregate Principal Balance of the Receivables, constituting 8.49% of the number of such Receivables as of the Cutoff Date, were originated or purchased by AutoFinance Group and the remainder were originated or purchased by the Bank. Approximately 2.57% of the aggregate Principal Balance of the Receivables, constituting 2.26% of the number of such

Receivables as of the Cutoff Date, are Precomputed Receivables and the remainder are Simple Interest Receivables.

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL
                             AS OF THE CUTOFF DATE

                                 PERCENTAGE OF
                                   AGGREGATE
STATE(1)                      PRINCIPAL BALANCE(2)
----------------------------  --------------------
Alabama.....................           0.03%
Alaska......................           0.34
Arizona.....................           1.38
Arkansas....................           0.03
California..................           3.67
Colorado....................           4.24
Connecticut.................           1.68
Delaware....................           0.02
Florida.....................           6.56
Georgia.....................           0.43
Hawaii......................           0.03
Idaho.......................           0.90
Illinois....................           1.34
Indiana.....................           4.80
Iowa........................           0.02
Kansas......................           0.06
Kentucky....................           0.82
Louisiana...................           0.02
Maine.......................           9.71
Maryland....................           0.08
Massachusetts...............           1.90
Michigan....................           1.99
Minnesota...................           0.18
Mississippi.................           0.02
Missouri....................           0.08
Montana.....................           0.30

                                 PERCENTAGE OF
                                   AGGREGATE
STATE(1)                      PRINCIPAL BALANCE(2)
----------------------------  --------------------
Nebraska....................           0.04
Nevada......................           0.46
New Hampshire...............           0.97
New Jersey..................           0.24
New Mexico..................           0.91
New York....................          21.92
North Carolina..............           2.75
North Dakota................           0.01
Ohio........................           8.63
Oklahoma....................           1.53
Oregon......................           4.66
Pennsylvania................           1.34
Rhode Island................           0.13
South Carolina..............           0.54
South Dakota................           0.11
Tennessee...................           0.18
Texas.......................           1.35
Utah........................           2.12
Vermont.....................           0.95
Virginia....................           0.18
Washington..................           8.83
Washington, D.C.............           0.01
West Virginia...............           0.80
Wisconsin...................           0.08
Wyoming.....................           0.51
Other.......................           0.09
                                      -----
TOTAL.......................            100%
                                      =====

---------------

(1) Based on the billing addresses of the Obligors on the Receivables as of the Cutoff Date.

(2) Percentages may not add to 100% because of rounding.

DELINQUENCIES AND NET LOSSES

     Set forth below is certain information concerning the combined historical delinquency and loss experience of the Originators pertaining to Motor Vehicle Loans.

     The tables set forth below combine historical Motor Vehicle Loan data for banks and other financial institutions which are direct or indirect subsidiaries of KeyCorp (the "Combined Motor Vehicle Loan Portfolio"). These tables include data for banks and other financial institutions which were acquired by KeyCorp and its subsidiaries since January 1, 1994, including AutoFinance Group, which was acquired by KeyCorp on September 27, 1995. The tables include data for AutoFinance Group prior to the date AutoFinance Group was acquired by KeyCorp. The Bank was formed in September, 1995 and assumed the origination activities of the Bank's affiliates (other than AutoFinance Group) in the first quarter of 1996.

     Because the composition of the Receivables included in the Trust differs from the Combined Motor Vehicle Loan Portfolio and the underwriting standards and servicing procedures used by some banks or financial institutions in the origination and servicing of Motor Vehicle Loans included in the Combined Motor Vehicle Loan Portfolio prior to the formation of the Bank may have been different from those used by the Bank, there can be no assurance that the delinquency and net loss experience on the Receivables of the Trust will be comparable to that set forth below.

                     COMBINED MOTOR VEHICLE LOAN PORTFOLIO
                           DELINQUENCY EXPERIENCE(1)

                                                                                     AT DECEMBER 31
                                                           -------------------------------------------------------------------
                                    AT SEPTEMBER 30,
                                          1997                    1996                    1995                    1994
                                   -------------------     -------------------     -------------------     -------------------
                                       $       PERCENT         $       PERCENT         $       PERCENT         $       PERCENT
                                   ---------   -------     ---------   -------     ---------   -------     ---------   -------
                                                                      (DOLLARS IN MILLIONS)
Amount of Motor Vehicle Loans
  Outstanding....................  $4,911.05   100.00%     $4,805.39   100.00%     $4,171.49   100.00%     $4,094.64   100.00%
Period of Delinquency:(2)
  1-2 Months.....................     119.07     2.42         128.37     2.67          87.32     2.09          58.30     1.42
  Over 2 Months..................      21.10     0.43          25.57     0.53          15.35     0.37           9.25     0.23
                                   ---------   ------      ---------   ------      ---------   ------      ---------   ------
        Total....................  $  140.17     2.85%     $  153.94     3.20%     $  102.67     2.46%     $   67.55     1.65%
                                   =========   ======      =========   ======      =========   ======      =========   ======

---------------

(1) All amounts and percentages are based on the principal amount outstanding on each Motor Vehicle Loan.

(2) The period of delinquency is based on the number of months the obligors are contractually past due. Amounts include repossessions on hand which have not been charged off.

                     COMBINED MOTOR VEHICLE LOAN PORTFOLIO
                         HISTORICAL NET LOSS EXPERIENCE

                                          NINE MONTHS ENDED            YEAR ENDED DECEMBER 31,
                                            SEPTEMBER 30,       -------------------------------------
                                                1997              1996          1995          1994
                                          -----------------     ---------     ---------     ---------
                                                             (DOLLARS IN MILLIONS)
Amount of Motor Vehicle Loans
  Outstanding(1)........................      $4,911.05         $4,805.39     $4,171.49     $4,094.64
Average Amount of Motor Vehicle Loans
  Outstanding(2)........................      $4,889.24         $4,478.81     $4,134.49     $3,733.40
Gross Charge-Offs(3)....................      $  100.87         $   83.38     $   53.30     $   31.41
Recoveries(4)...........................      $   18.49         $   22.56     $   17.02     $   13.18
Net Losses(5)...........................      $   82.38         $   60.82     $   36.28     $   18.23
Net Losses as a Percentage of Amount
  Outstanding(6)........................           2.24%             1.27%         0.87%         0.45%
Net Losses as a Percentage of Average
  Amount Outstanding(6).................           2.25%             1.36%         0.88%         0.49%

---------------

(1) Amount represents principal amount scheduled to be paid on each Motor Vehicle Loan.

(2) Average of monthly principal amounts of Motor Vehicle Loans outstanding.

(3) Gross charge-offs to the net remaining principal balance, including earned but not yet received finance charges, repossession expenses, unpaid extension fees and dealer reserve charge-offs less any proceeds from the liquidation of the related vehicle.

(4) Post-disposition monies received on previously charged-off Motor Vehicle Loans including proceeds of liquidation of the related vehicle after the related charge-off and recoveries for dealer reserve charge-offs and dealer reserve charge-backs.

(5) Gross charge-offs less recoveries.

(6) September 30, 1997 amounts are annualized.

     Delinquencies and net charge-offs are affected by a number of social, economic and other factors that may affect an Obligor's ability or willingness to pay, such as the amount or types of indebtedness incurred by such Obligor in addition to the Receivable on which such Obligor is indebted, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

                      THE SELLER, THE SERVICER AND KEYCORP

     Information regarding the Seller is set forth under "The Seller" in the Prospectus and information regarding the Servicer is set forth under "The Bank" in the Prospectus. Each of the Seller and the Servicer is a wholly-owned subsidiary of KeyCorp. KeyCorp operates through subsidiaries engaged in banking and a variety of related businesses. As of September 30, 1997, KeyCorp had consolidated total assets of approximately $72.1 billion, total deposits of approximately $43.9 billion, and total stockholders' equity of approximately $5.1 billion. Based on total assets as of September 30, 1997, KeyCorp was the fourteenth largest commercial banking organization in the United States.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of Securities" in the Prospectus. No principal payments will be made on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-P Notes, Class B Notes and Class C Notes until all Class A-1 Notes have been paid in full. See "Description of the Notes -- Payments of Principal." As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the Principal Balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than the applicable Final Scheduled Distribution Date. In addition, the initial principal balance of the Notes and the Certificate Balance as of the Closing Date will exceed the Original Pool Balance of the Receivables in the Trust. See "Risk Factors -- Risk of Issuance of Securities with Aggregate Principal Balance in Excess of Pool Balance." In addition, Excess Spread and the Reserve Account Excess, if any, will be applied on each Distribution Date to reduce the principal balance of the Notes until the Additional Principal Distributable Amount has been reduced to zero. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders. It is expected that final payment of the Notes will occur on or prior to the applicable Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes in full on or prior to the applicable Final Scheduled Distribution Date, a default would occur and final payment of the Notes could occur later than such date.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The tables captioned "Percent of Initial Class A-1 Note and Class A-2 Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class A-3 Note and Class A-4 Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class A-5 Note and Class A-P Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class B Note and Class C Note Principal Balances at Various ABS Percentages" (together, the "ABS Table") have been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account and the Class C Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance and the Specified Class C Reserve Account Balance, respectively, and (e) the Seller exercises its option to purchase the Receivables. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original number of scheduled payments and remaining number of scheduled payments as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. Each hypothetical pool has an assumed cutoff date of the Cutoff Date.

                                            ORIGINAL        REMAINING
                                              TERM            TERM
             AGGREGATE         CONTRACT    TO MATURITY     TO MATURITY
POOL     PRINCIPAL BALANCE      RATE       (IN MONTHS)     (IN MONTHS)
----     -----------------     -------     -----------     -----------
1         $  97,177,179.83      19.81%          57              54
2         $ 123,428,405.72      11.08%          43              27
3         $ 269,056,051.91      10.63%          57              43
4         $ 429,459,543.16      10.47%          63              54
5         $ 126,843,980.17      10.83%          69              64

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

THE FOLLOWING ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

   PERCENT OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE PRINCIPAL BALANCES AT
                            VARIOUS ABS PERCENTAGES

                                        CLASS A-1 NOTES                                CLASS A-2 NOTES
                           ------------------------------------------     ------------------------------------------
    DISTRIBUTION DATE       0.0%     1.0%     1.5%     1.7%     2.0%       0.0%     1.0%     1.5%     1.7%     2.0%
-------------------------  ------   ------   ------   ------   ------     ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
January 1998.............   91.58    87.14    84.50    83.35    81.49     100.00   100.00   100.00   100.00   100.00
February 1998............   83.18    74.47    69.30    67.04    63.41     100.00   100.00   100.00   100.00   100.00
March 1998...............   74.66    61.86    54.27    50.95    45.62     100.00   100.00   100.00   100.00   100.00
April 1998...............   66.16    49.44    39.53    35.20    28.25     100.00   100.00   100.00   100.00   100.00
May 1998.................   57.58    37.14    25.02    19.73    11.23     100.00   100.00   100.00   100.00   100.00
June 1998................   48.98    24.98    10.77     4.56     0.00     100.00   100.00   100.00   100.00    91.75
July 1998................   40.30    12.94     0.00     0.00     0.00     100.00   100.00    94.90    84.56    67.88
August 1998..............   31.59     1.78     0.00     0.00     0.00     100.00   100.00    76.47    65.27    46.99
September 1998...........   24.26     0.00     0.00     0.00     0.00     100.00    87.62    58.93    46.62    26.57
October 1998.............   16.93     0.00     0.00     0.00     0.00     100.00    72.78    41.69    28.34     6.63
November 1998............    9.52     0.00     0.00     0.00     0.00     100.00    58.09    24.77    10.43     0.00
December 1998............    2.04     0.00     0.00     0.00     0.00     100.00    43.57     8.16     0.00     0.00
January 1999.............    0.00     0.00     0.00     0.00     0.00      91.95    29.20     0.00     0.00     0.00
February 1999............    0.00     0.00     0.00     0.00     0.00      80.81    14.99     0.00     0.00     0.00
March 1999...............    0.00     0.00     0.00     0.00     0.00      69.56     0.94     0.00     0.00     0.00
April 1999...............    0.00     0.00     0.00     0.00     0.00      58.21     0.00     0.00     0.00     0.00
May 1999.................    0.00     0.00     0.00     0.00     0.00      46.75     0.00     0.00     0.00     0.00
June 1999................    0.00     0.00     0.00     0.00     0.00      35.18     0.00     0.00     0.00     0.00
July 1999................    0.00     0.00     0.00     0.00     0.00      23.50     0.00     0.00     0.00     0.00
August 1999..............    0.00     0.00     0.00     0.00     0.00      11.71     0.00     0.00     0.00     0.00
September 1999...........    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
October 1999.............    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
November 1999............    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
December 1999............    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)(1).............    0.54     0.37     0.32     0.30     0.27       1.43     1.00     0.83     0.78     0.70

---------------

(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

   PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE PRINCIPAL BALANCES AT
                            VARIOUS ABS PERCENTAGES

                                        CLASS A-3 NOTES                                CLASS A-4 NOTES
                           ------------------------------------------     ------------------------------------------
    DISTRIBUTION DATE       0.0%     1.0%     1.5%     1.7%     2.0%       0.0%     1.0%     1.5%     1.7%     2.0%
-------------------------  ------   ------   ------   ------   ------     ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
January 1998.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
February 1998............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
March 1998...............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
April 1998...............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
May 1998.................  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
June 1998................  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
July 1998................  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
August 1998..............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
September 1998...........  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
October 1998.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
November 1998............  100.00   100.00   100.00   100.00    88.72     100.00   100.00   100.00   100.00   100.00
December 1998............  100.00   100.00   100.00    93.76    72.03     100.00   100.00   100.00   100.00   100.00
January 1999.............  100.00   100.00    92.84    78.68    55.79     100.00   100.00   100.00   100.00   100.00
February 1999............  100.00   100.00    78.78    63.95    40.00     100.00   100.00   100.00   100.00   100.00
March 1999...............  100.00   100.00    65.01    49.57    24.66     100.00   100.00   100.00   100.00   100.00
April 1999...............  100.00    88.62    51.54    35.55     9.78     100.00   100.00   100.00   100.00   100.00
May 1999.................  100.00    76.56    38.36    21.89     0.00     100.00   100.00   100.00   100.00    95.30
June 1999................  100.00    64.65    25.48     8.59     0.00     100.00   100.00   100.00   100.00    81.18
July 1999................  100.00    52.89    12.91     0.00     0.00     100.00   100.00   100.00    95.61    67.54
August 1999..............  100.00    41.29     0.65     0.00     0.00     100.00   100.00   100.00    82.90    54.40
September 1999...........   99.83    29.85     0.00     0.00     0.00     100.00   100.00    88.55    70.58    41.75
October 1999.............   89.26    18.57     0.00     0.00     0.00     100.00   100.00    76.76    58.65    29.62
November 1999............   78.59     7.46     0.00     0.00     0.00     100.00   100.00    65.31    47.12    18.01
December 1999............   67.82     0.00     0.00     0.00     0.00     100.00    96.46    54.19    36.00     6.92
January 2000.............   56.95     0.00     0.00     0.00     0.00     100.00    85.54    43.40    25.29     0.00
February 2000............   45.97     0.00     0.00     0.00     0.00     100.00    74.79    32.97    15.00     0.00
March 2000...............   34.89     0.00     0.00     0.00     0.00     100.00    64.22    22.88     5.14     0.00
April 2000...............   26.19     0.00     0.00     0.00     0.00     100.00    55.52    14.27     0.00     0.00
May 2000.................   17.41     0.00     0.00     0.00     0.00     100.00    46.95     5.93     0.00     0.00
June 2000................    8.55     0.00     0.00     0.00     0.00     100.00    38.52     0.00     0.00     0.00
July 2000................    0.00     0.00     0.00     0.00     0.00      99.60    30.23     0.00     0.00     0.00
August 2000..............    0.00     0.00     0.00     0.00     0.00      90.44    22.09     0.00     0.00     0.00
September 2000...........    0.00     0.00     0.00     0.00     0.00      81.20    14.10     0.00     0.00     0.00
October 2000.............    0.00     0.00     0.00     0.00     0.00      71.87     6.26     0.00     0.00     0.00
November 2000............    0.00     0.00     0.00     0.00     0.00      62.45     0.00     0.00     0.00     0.00
December 2000............    0.00     0.00     0.00     0.00     0.00      52.94     0.00     0.00     0.00     0.00
January 2001.............    0.00     0.00     0.00     0.00     0.00      43.33     0.00     0.00     0.00     0.00
February 2001............    0.00     0.00     0.00     0.00     0.00      33.64     0.00     0.00     0.00     0.00
March 2001...............    0.00     0.00     0.00     0.00     0.00      23.85     0.00     0.00     0.00     0.00
April 2001...............    0.00     0.00     0.00     0.00     0.00      13.97     0.00     0.00     0.00     0.00
May 2001.................    0.00     0.00     0.00     0.00     0.00       3.99     0.00     0.00     0.00     0.00
June 2001................    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years) (1)............    2.19     1.65     1.39     1.29     1.16       3.06     2.44     2.08     1.94     1.74

---------------

(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

   PERCENT OF INITIAL CLASS A-5 NOTE AND CLASS A-P NOTE PRINCIPAL BALANCES AT
                            VARIOUS ABS PERCENTAGES

                                        CLASS A-5 NOTES                                CLASS A-P NOTES
                           ------------------------------------------     ------------------------------------------
    DISTRIBUTION DATE       0.0%     1.0%     1.5%     1.7%     2.0%       0.0%     1.0%     1.5%     1.7%     2.0%
-------------------------  ------   ------   ------   ------   ------     ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
January 1998.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
February 1998............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
March 1998...............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
April 1998...............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
May 1998.................  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
June 1998................  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00    98.13
July 1998................  100.00   100.00   100.00   100.00   100.00     100.00   100.00    98.84    96.50    92.71
August 1998..............  100.00   100.00   100.00   100.00   100.00     100.00   100.00    94.66    92.12    87.97
September 1998...........  100.00   100.00   100.00   100.00   100.00     100.00    97.19    90.68    87.89    83.34
October 1998.............  100.00   100.00   100.00   100.00   100.00     100.00    93.82    86.77    83.74    78.82
November 1998............  100.00   100.00   100.00   100.00   100.00     100.00    90.49    82.93    79.68    74.40
December 1998............  100.00   100.00   100.00   100.00   100.00     100.00    87.20    79.16    75.70    70.10
January 1999.............  100.00   100.00   100.00   100.00   100.00      98.17    83.94    75.47    71.82    65.91
February 1999............  100.00   100.00   100.00   100.00   100.00      95.65    80.71    71.84    68.02    61.84
March 1999...............  100.00   100.00   100.00   100.00   100.00      93.09    77.53    68.29    64.31    57.89
April 1999...............  100.00   100.00   100.00   100.00   100.00      90.52    74.38    64.82    60.70    54.05
May 1999.................  100.00   100.00   100.00   100.00   100.00      87.92    71.27    61.42    57.17    50.33
June 1999................  100.00   100.00   100.00   100.00   100.00      85.29    68.20    58.10    53.75    46.74
July 1999................  100.00   100.00   100.00   100.00   100.00      82.64    65.17    54.86    50.41    43.27
August 1999..............  100.00   100.00   100.00   100.00   100.00      79.97    62.18    51.70    47.18    39.93
September 1999...........  100.00   100.00   100.00   100.00   100.00      77.27    59.23    48.62    44.05    36.71
October 1999.............  100.00   100.00   100.00   100.00   100.00      74.54    56.32    45.62    41.01    33.63
November 1999............  100.00   100.00   100.00   100.00   100.00      71.79    53.45    42.71    38.08    30.67
December 1999............  100.00   100.00   100.00   100.00   100.00      69.02    50.63    39.88    35.25    27.85
January 2000.............  100.00   100.00   100.00   100.00    96.45      66.21    47.85    37.13    32.53    25.16
February 2000............  100.00   100.00   100.00   100.00    86.68      63.38    45.12    34.48    29.91    22.62
March 2000...............  100.00   100.00   100.00   100.00    77.44      60.52    42.43    31.91    27.40    20.21
April 2000...............  100.00   100.00   100.00    96.66    69.18      58.28    40.21    29.72    25.22    18.05
May 2000.................  100.00   100.00   100.00    88.63    61.33      56.02    38.03    27.60    23.13    16.00
June 2000................  100.00   100.00    97.92    80.93    53.89      53.73    35.89    25.55    21.11    14.06
July 2000................  100.00   100.00    90.33    73.55    46.87      51.43    33.78    23.57    19.19    12.23
August 2000..............  100.00   100.00    83.01    66.50    40.27      49.10    31.71    21.66    17.35    10.51
September 2000...........  100.00   100.00    75.97    59.80    34.11      46.75    29.68    19.82    15.60     8.90
October 2000.............  100.00   100.00    69.21    53.43    28.38      44.37    27.68    18.06    13.94     7.40
November 2000............  100.00    98.61    62.75    47.41    23.10      41.98    25.73    16.37    12.37     6.03
December 2000............  100.00    91.26    56.57    41.75     0.00      39.56    23.81    14.76    10.89     0.00
January 2001.............  100.00    84.07    50.69    36.44     0.00      37.11    21.93    13.22     9.51     0.00
February 2001............  100.00    77.03    45.11    31.50     0.00      34.65    20.10    11.77     8.22     0.00
March 2001...............  100.00    70.15    39.83    26.92     0.00      32.16    18.30    10.39     7.02     0.00
April 2001...............  100.00    63.43    34.86    22.72     0.00      29.64    16.55     9.10     5.93     0.00
May 2001.................  100.00    56.87    30.21     0.00     0.00      27.11    14.84     7.88     0.00     0.00
June 2001................   94.07    50.48    25.87     0.00     0.00      24.54    13.17     6.75     0.00     0.00
July 2001................   84.15    44.26     0.00     0.00     0.00      21.96    11.55     0.00     0.00     0.00
August 2001..............   77.72    39.96     0.00     0.00     0.00      20.28    10.43     0.00     0.00     0.00
September 2001...........   71.23    35.76     0.00     0.00     0.00      18.59     9.33     0.00     0.00     0.00
October 2001.............   64.67    31.68     0.00     0.00     0.00      16.87     8.26     0.00     0.00     0.00
November 2001............   58.05    27.70     0.00     0.00     0.00      15.15     7.23     0.00     0.00     0.00
December 2001............   51.36    23.83     0.00     0.00     0.00      13.40     6.22     0.00     0.00     0.00
January 2002.............   44.60     0.00     0.00     0.00     0.00      11.64     0.00     0.00     0.00     0.00
February 2002............   37.77     0.00     0.00     0.00     0.00       9.85     0.00     0.00     0.00     0.00
March 2002...............   30.87     0.00     0.00     0.00     0.00       8.06     0.00     0.00     0.00     0.00
April 2002...............   23.91     0.00     0.00     0.00     0.00       6.24     0.00     0.00     0.00     0.00
May 2002.................    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
June 2002................    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)(1).............    4.03     3.58     3.13     2.94     2.60       2.72     2.21     1.89     1.77     1.58

---------------

(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

 PERCENT OF INITIAL CLASS B NOTE AND CLASS C NOTE PRINCIPAL BALANCES AT VARIOUS
                                ABS PERCENTAGES

                                         CLASS B NOTES                                  CLASS C NOTES
                           ------------------------------------------     ------------------------------------------
    DISTRIBUTION DATE       0.0%     1.0%     1.5%     1.7%     2.0%       0.0%     1.0%     1.5%     1.7%     2.0%
-------------------------  ------   ------   ------   ------   ------     ------   ------   ------   ------   ------
Closing Date.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
January 1998.............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
February 1998............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
March 1998...............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
April 1998...............  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
May 1998.................  100.00   100.00   100.00   100.00   100.00     100.00   100.00   100.00   100.00   100.00
June 1998................  100.00   100.00   100.00   100.00    98.77     100.00   100.00   100.00   100.00    98.77
July 1998................  100.00   100.00    99.46    97.11    93.89     100.00   100.00    99.46    97.11    93.89
August 1998..............  100.00   100.00    95.38    92.77    89.09     100.00   100.00    95.38    92.77    89.09
September 1998...........  100.00    97.19    91.37    88.51    84.40     100.00    97.19    91.37    88.51    84.40
October 1998.............  100.00    93.82    87.43    84.33    79.82     100.00    93.82    87.43    84.33    79.82
November 1998............  100.00    90.49    83.57    80.24    75.35     100.00    90.49    83.57    80.24    75.35
December 1998............  100.00    87.20    79.77    76.24    70.99     100.00    87.20    79.77    76.24    70.99
January 1999.............   98.17    83.94    76.04    72.32    66.75      98.17    83.94    76.04    72.32    66.75
February 1999............   95.65    80.71    72.39    68.50    62.63      95.65    80.71    72.39    68.50    62.63
March 1999...............   93.09    77.53    68.81    64.76    58.62      93.09    77.53    68.81    64.76    58.62
April 1999...............   90.52    74.38    65.31    61.12    54.74      90.52    74.38    65.31    61.12    54.74
May 1999.................   87.92    71.27    61.89    57.58    50.97      87.92    71.27    61.89    57.58    50.97
June 1999................   85.29    68.20    58.54    54.13    47.33      85.29    68.20    58.54    54.13    47.33
July 1999................   82.64    65.17    55.28    50.77    43.82      82.64    65.17    55.28    50.77    43.82
August 1999..............   79.97    62.18    52.09    47.51    40.44      79.97    62.18    52.09    47.51    40.44
September 1999...........   77.27    59.23    48.99    44.36    37.18      77.27    59.23    48.99    44.36    37.18
October 1999.............   74.54    56.32    45.97    41.30    34.05      74.54    56.32    45.97    41.30    34.05
November 1999............   71.79    53.45    43.03    38.35    31.06      71.79    53.45    43.03    38.35    31.06
December 1999............   69.02    50.63    40.18    35.50    28.20      69.02    50.63    40.18    35.50    28.20
January 2000.............   66.21    47.85    37.42    32.76    25.48      66.21    47.85    37.42    32.76    25.48
February 2000............   63.38    45.12    34.74    30.12    22.90      63.38    45.12    34.74    30.12    22.90
March 2000...............   60.52    42.43    32.15    27.59    20.46      60.52    42.43    32.15    27.59    20.46
April 2000...............   58.28    40.21    29.95    25.40    18.28      58.28    40.21    29.95    25.40    18.28
May 2000.................   56.02    38.03    27.81    23.29    16.20      56.02    38.03    27.81    23.29    16.20
June 2000................   53.73    35.89    25.74    21.26    14.24      53.73    35.89    25.74    21.26    14.24
July 2000................   51.43    33.78    23.75    19.33    12.38      51.43    33.78    23.75    19.33    12.38
August 2000..............   49.10    31.71    21.82    17.47    10.64      49.10    31.71    21.82    17.47    10.64
September 2000...........   46.75    29.68    19.97    15.71     9.01      46.75    29.68    19.97    15.71     9.01
October 2000.............   44.37    27.68    18.20    14.04     7.50      44.37    27.68    18.20    14.04     7.50
November 2000............   41.98    25.73    16.50    12.46     6.10      41.98    25.73    16.50    12.46     6.10
December 2000............   39.56    23.81    14.87    10.97     0.00      39.56    23.81    14.87    10.97     0.00
January 2001.............   37.11    21.93    13.33     9.58     0.00      37.11    21.93    13.33     9.58     0.00
February 2001............   34.65    20.10    11.86     8.28     0.00      34.65    20.10    11.86     8.28     0.00
March 2001...............   32.16    18.30    10.47     7.07     0.00      32.16    18.30    10.47     7.07     0.00
April 2001...............   29.64    16.55     9.17     5.97     0.00      29.64    16.55     9.17     5.97     0.00
May 2001.................   27.11    14.84     7.94     0.00     0.00      27.11    14.84     7.94     0.00     0.00
June 2001................   24.54    13.17     6.80     0.00     0.00      24.54    13.17     6.80     0.00     0.00
July 2001................   21.96    11.55     0.00     0.00     0.00      21.96    11.55     0.00     0.00     0.00
August 2001..............   20.28    10.43     0.00     0.00     0.00      20.28    10.43     0.00     0.00     0.00
September 2001...........   18.59     9.33     0.00     0.00     0.00      18.59     9.33     0.00     0.00     0.00
October 2001.............   16.87     8.26     0.00     0.00     0.00      16.87     8.26     0.00     0.00     0.00
November 2001............   15.15     7.23     0.00     0.00     0.00      15.15     7.23     0.00     0.00     0.00
December 2001............   13.40     6.22     0.00     0.00     0.00      13.40     6.22     0.00     0.00     0.00
January 2002.............   11.64     0.00     0.00     0.00     0.00      11.64     0.00     0.00     0.00     0.00
February 2002............    9.85     0.00     0.00     0.00     0.00       9.85     0.00     0.00     0.00     0.00
March 2002...............    8.06     0.00     0.00     0.00     0.00       8.06     0.00     0.00     0.00     0.00
April 2002...............    6.24     0.00     0.00     0.00     0.00       6.24     0.00     0.00     0.00     0.00
May 2002.................    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
June 2002................    0.00     0.00     0.00     0.00     0.00       0.00     0.00     0.00     0.00     0.00
Weighted Average Life
  (years)(1).............    2.72     2.21     1.90     1.78     1.59       2.72     2.21     1.90     1.78     1.59

---------------

(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary, together with the description in the Prospectus under the heading "Description of the Notes," describes certain terms of the Notes and the Indenture. The summary describes the material terms of the Notes and the Indenture, but it does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. Bankers Trust Company will be the Indenture Trustee under the Indenture. The address of the Indenture Trustee at which information regarding the Trust and Notes may be obtained is 4 Albany Street, Mail Stop 5101, New York, New York, 10006.

PAYMENTS OF INTEREST

     Each class of the Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the principal balances of each class of the Notes will accrue at the respective Interest Rate for such class and will be payable to the Noteholders monthly on each Distribution Date, commencing January 15, 1998 (and, in the case of the Class A-1 Notes, on the Class A-1 Final Scheduled Distribution Date). With respect to any Distribution Date or, in the case of the Class A-1 Notes, the Class A-1 Final Scheduled Distribution Date, interest on the Outstanding Amount of the Class A-1 Notes and Class A-2 Notes will accrue at the Class A-1 Interest Rate and Class A-2 Interest Rate, respectively, for the related Interest Period and will be calculated on the basis of a 360-day year based upon the actual number of days elapsed during the related Interest Period. On each Distribution Date, interest on each class of Notes (other than the Class A-1 Notes and the Class A-2 Notes) will be an amount equal to one twelfth (or the actual number of days from and including the Closing Date to but excluding January 15, 1998 divided by 360, for the initial Distribution Date) of the applicable Interest Rate multiplied by the principal amount of such class of Notes as of the close of business on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date). Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful). See "Description of the Transfer and Servicing
Agreements -- Distributions" and " -- Accounts."

     Interest payments to the holders of the Class A Notes will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Class A Notes on any Distribution Date, in which case each class of holders of Class A Notes will receive their ratable share (based upon the aggregate amount of interest due to each class of Class A Notes) of the aggregate amount available to be distributed in respect of interest on the Notes. Holders of Class C Notes will not receive any interest payments on a Distribution Date until the full amount of accrued interest on the Class A Notes and the Class B Notes has been paid and holders of Class B Notes will not receive any interest payments on a Distribution Date until the full amount of accrued interest on the Class A Notes has been paid. In the event the amount available to pay interest in respect of any class of Notes is less than the amount of interest payable on such class of Notes on any Distribution Date, the holders of such class of Notes will receive their ratable share (based upon the aggregate amount of interest due to each such holder) of the aggregate amount available to be distributed in respect of interest on such class of Notes.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date (and, to the extent not previously paid, to the holders of the Class A-1 Notes on the Class A-1 Final Scheduled Distribution Date) in an amount generally equal to the Noteholders' Principal Distributable Amount. Principal payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and " -- Accounts." In addition, on each Distribution Date, the Reserve Account Excess, if any, and Excess Spread, if any, for such Distribution Date will be deposited in the Note Distribution Account for distribution of principal to the Noteholders on the basis of the priorities set forth below until the Additional Principal Distributable Amount is reduced to zero. See "Description of the Transfer and Servicing Agreements -- Distributions".

     On each Distribution Date and, to the extent not previously paid, on the Class A-1 Final Scheduled Distribution Date, to the extent of available funds, payments in respect of principal on the Notes will be made first to holders of the Class A-1 Notes in the amount of the Class A-1 Noteholders' Principal Distributable Amount until the principal balance of the Class A-1 Notes is reduced to zero. Holders of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes will not be entitled to receive any principal until all principal of and interest on the Class A-1 Notes has been paid in full. Thereafter, on each Distribution Date, to the extent of available funds, payments in respect of principal will be made to each such class of Notes in the following priority:
(a) in an amount equal to the Class A Noteholders' Principal Distributable Amount for such Distribution Date first, to the holders of the Class A-2 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-2 Notes is reduced to zero; second, to the holders of the Class A-3 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-3 Notes is reduced to zero; third, to the holders of the Class A-4 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of the Class A-4 Notes is reduced to zero; and fourth to the holders of the Class A-5 Notes and the Class A-P Notes based upon the Non-Class A-P Percentage and the Class A-P Percentage, respectively, until the principal balance of each of the Class A-5 Notes and the Class A-P Notes is reduced to zero, (b) in an amount equal to the Class B Noteholders' Principal Distributable Amount, to the holders of the Class B Notes on a pro rata basis until the principal balance of the Class B Notes is reduced to zero; and (c) in an amount equal to the Class C Noteholders' Principal Distributable Amount, to the holders of the Class C Notes on a pro rata basis until the principal balance of the Class C Notes is reduced to zero.

     The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date, the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date, the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date, the principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Scheduled Distribution Date, the principal balance of the Class A-5 Notes, to the extent not previously paid, will be due on the Class A-5 Final Scheduled Distribution Date, the principal balance of the Class A-P Notes, to the extent not previously paid, will be due on the Class A-P Final Scheduled Distribution Date, the principal balance of the Class B Notes, to the extent not previously paid, will be due on the Class B Final Scheduled Distribution Date, and the principal balance of the Class C Notes, to the extent not previously paid, will be due on the Class C Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal balance of any class of Notes is paid may be earlier than the applicable Final Scheduled Distribution Date based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus. After the occurrence of an Event of Default that has resulted in an acceleration of the Notes, the holders of the Class C Notes will not be entitled to receive any payments of principal of the Class C Notes until payment in full of all principal of and accrued interest on the Class A Notes and the Class B Notes and the holders of the Class B Notes will not be entitled to receive any payments of principal of the Class B Notes until payment in full of all principal of and accrued interest on the Class A Notes.

RIGHTS UPON EVENT OF DEFAULT

     Upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes -- The Indenture." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "Description of the Notes -- The Indenture" has been satisfied and, in addition, either (i) the holders of all outstanding Certificates consent to such sale, or (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding Notes and Certificates on the date of such sale. In the event of a sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders and Certificateholders will receive notice and an opportunity to submit a bid in respect of such sale.

OPTIONAL REDEMPTION

     On any Distribution Date after the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full, the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes will be redeemed in whole, but not in part, if the Seller exercises its option to purchase the Receivables. The Seller may purchase the Receivables when the Pool Balance as of the end of the related Collection Period has declined to 5% or less of the Original Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Termination". The redemption price will be equal to the unpaid principal amount of the Class A-5 Notes, the Class A-P Notes, the Class B Notes and the Class C Notes plus accrued and unpaid interest thereon.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates are not being offered hereby. The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary, together with the description in the Prospectus under the heading "Description of the Certificates," describes certain terms of the Certificates and the Trust Agreement. The summary describes the material terms of the Certificates and the Trust Agreement, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

     On each Distribution Date, commencing January 15, 1998, the Owner Trustee will distribute pro rata to the Certificateholders, accrued interest at the Certificate Rate on the Certificate Balance to the extent of the Total Distribution Amount remaining after payment of the Servicing Fee and payment of the Noteholders' Interest Distributable Amount; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, all distributions of any amounts of principal of and accrued interest on the Certificates will be subordinated in priority to payment in full of principal of and accrued interest on the Notes. On each Distribution Date, interest on the Certificates will be an amount equal to one-twelfth (or the actual number of days from and including the Closing Date to but excluding January 15, 1998 divided by 360, for the initial Distribution Date) of the Certificate Rate multiplied by the Certificate Balance as of the close of business on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date). See "Description of the Transfer and Servicing Agreements -- Distributions" and " -- Accounts."

     On each Distribution Date after the Class A-1 Notes have been paid in full, distributions will be made in respect of the Certificate Balance in the Certificateholders' Principal Distributable Amount.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary, together with the description in the Prospectus under the heading "Description of the Transfer and Servicing Agreements," describes certain terms of the Sale and Servicing Agreement and the Trust Agreement. Forms of the Sale and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement. Copies of the Sale and Servicing Agreement and the Trust Agreement will be filed with the Commission following the issuance of the Securities. The summary describes the material terms of the Sale and Servicing Agreement and the Trust Agreement, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreement and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Sale and Servicing Agreement and the Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

ACCOUNTS

     Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus will be established and maintained in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders. Funds on deposit in the Reserve Account and the Class C Reserve Account will be invested in Eligible Investments selected by the Servicer and, if permitted by the Rating Agencies, funds on deposit in the Reserve Account and the Class C Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date. All investment earnings on funds deposited in the Trust Accounts (including the Reserve Account and the Class C Reserve Account), net of losses and investment expenses, will be distributed to the Seller and will not be treated as collections on the Receivables or otherwise be available for Noteholders or Certificateholders. Upon any distribution to the Servicer or Seller of amounts from the Reserve Account or the Class C Reserve Account, the Securityholders will not have any rights in, or claims to, such amounts. On each Distribution Date and, if the Class A-1 Notes have not previously been paid in full, on the Class A-1 Final Scheduled Distribution Date, the amount available in the Reserve Account (the "Available Reserve Amount") will equal the lesser of (a) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (b) the Specified Reserve Account Balance. On each Distribution Date, the amount available in the Class C Reserve Account (the "Available Class C Reserve Amount") will equal the lesser of (a) the amount on deposit in the Class C Reserve Account (exclusive of investment earnings) and (b) the Specified Class C Reserve Account Balance. The "Specified Class C Reserve Account Balance" means for any Distribution Date, the greater of (a) the lesser of (i) 0.75% of the outstanding Pool Balance as of the end of the preceding Collection Period and (ii) the Class C Reserve Account Deposit and (b) the Minimum Specified Class C Reserve Balance. "Minimum Specified Class C Reserve Balance" with respect to any Distribution Date, means the lesser of (i) 0.10% of the Pool Balance as of the Cutoff Date and (ii) the outstanding principal amount of the Class C Notes (after giving effect to all payments of the Notes made on or prior to such Distribution Date).

     On each Deposit Date, the Indenture Trustee will withdraw funds from the Reserve Account in the amount of the Reserve Account Transfer Amount, if any, and from the Class C Reserve Account in the amount of the Class C Reserve Account Transfer Amount, if any. Such withdrawal may result from, among other things, Receivables becoming Defaulted Receivables or the failure by the Servicer to make any remittance required to be made under the Sale and Servicing Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Deposit Date will not exceed the Available Reserve Amount with respect to the related Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable. The Indenture Trustee will deposit the proceeds of such withdrawal into the Collection Account on or before the Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable, with respect to which such withdrawal was made. The aggregate amount to be withdrawn from the Class C Reserve Account on any Deposit Date will not exceed the Available Class C Reserve Amount with respect to the related Distribution Date.

     Subject to reduction as described below, the "Specified Reserve Account Balance" means for any Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable, the greater of (a) 4.0% of the outstanding Pool Balance as of the end of the preceding Collection Period, and (b) the Minimum Specified Reserve Balance as of such Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable; provided that if the Reserve Account Increase Condition is in effect for any Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable, the Specified Reserve Account Balance will be equal to the greater of (a) 6.0% of the outstanding Pool Balance as of the end of the preceding Collection Period and (b) 1.5% of the sum of (i) the initial principal balance of the Notes and (ii) the initial Certificate Balance. The Reserve Account Deposit will equal the Specified Reserve Account Balance as of the Closing Date. The Specified Reserve Account Balance may be reduced from time to time if the Rating Agencies have delivered prior written notice to the Seller, the Servicer, the Indenture Trustee and the Owner Trustee that such reduction will not result in a reduction, withdrawal or qualification of each Rating Agency's then current ratings of each class of Notes and the Certificates. The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time following a withdrawal therefrom will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

          "Aggregate Net Losses" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted Receivables minus all Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

          "Average Delinquency Ratio" means, as of any Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable, the average of the Delinquency Ratios for the preceding three Collection Periods.

          "Cumulative Net Loss Ratio" means, for any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of net losses on the Receivables incurred during the period from the Cutoff Date to and including the last day of the related Collection Period and the denominator of which is the initial Pool Balance.

          "Class C Reserve Account Transfer Amount" means, with respect to any Distribution Date, the lesser of: (a) the amount of cash or other immediately available funds on deposit in the Class C Reserve Account on such Distribution Date (exclusive of any investment earnings and before giving effect to any withdrawals therefrom relating to such Distribution
     Date) and (b) the amount, if any, by which (i) the sum of the Class C Noteholders' Principal Distributable Amount plus the Class C Noteholders' Interest Distributable Amount for such Distribution Date exceeds (ii) the excess, if any, of the Total Distribution Amount for such Distribution Date over the sum of (A) the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods, (B) the Noteholders' Interest Distributable Amount (other than the Class C Noteholders' Interest Distributable Amount), (C) the Certificateholders' Interest Distributable Amount, and (D) the Noteholders' Principal Distributable Amount (other than the Class C Noteholders' Principal Distributable Amount).

          "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (a) the sum of (i) the principal amount of all outstanding Receivables held by the Trust that were purchased by the Seller from the Bank (other than Purchased Receivables and Defaulted Receivables) which are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the Servicer's customary practices, and (ii) the sum of (A) the principal amount of all outstanding Receivables held by the Trust that were purchased by the Seller from AutoFinance Group (other than Purchased Receivables and Defaulted Receivables) which are 60 days or more delinquent as of the end of such Collection Period determined in accordance with the customary practices of AutoFinance Group, (B) the principal amount of Receivables purchased by the Seller from AutoFinance Group with respect to which the related Financed Vehicles have been repossessed, but such Receivables have not been charged off and (C) the principal amount of Receivables purchased by the Seller from AutoFinance Group the term of which has been extended, divided by (b) the Pool Balance as of the last day of such Collection Period.

          "Liquidation Proceeds" means, with respect to any Receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the Servicer, with respect to insurance policies relating to the Financed Vehicles or the Obligors, (b) amounts received by the Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under the related Motor Vehicle Loan, and (c) the monies collected by the Servicer (from whatever source, including, but not limited to, proceeds of a sale of a Financed Vehicle, or deficiency balance recovered after the charge-off of the related Receivable) on such Defaulted Receivable, net of any expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

          "Minimum Specified Reserve Balance" with respect to any Distribution Date or the Class A-1 Final Scheduled Distribution Date, as applicable, means the lesser of (i) 1.5% of the sum of (a) the initial principal balance of the Notes and (b) the initial Certificate Balance and (ii) the sum of the aggregate outstanding principal amount of the Notes and the Certificate Balance (after giving effect to all payments of the Notes and all distributions with respect to the Certificates to be made on or prior to such Distribution Date or Class A-1 Final Scheduled Distribution Date).

          "Net Loss Ratio" means, for any Collection Period, an amount, expressed as a percentage, equal to (i) the Aggregate Net Losses for such Collection Period, divided by (ii) the Pool Balance at the opening of business on the first day of such Collection Period.

          "Reserve Account Increase Condition" shall be in effect for any Distribution Date as of which (a) the Average Delinquency Ratio exceeds 2.75% through and including the third consecutive Distribution Date as of which such ratio does not exceed and has not exceeded such percentage or
     (b) the Cumulative Net Loss Ratio exceeds (i) 1.50% for any such Distribution Date occurring on or before June 15, 1998, (ii) 3.00% for any such Distribution Date occurring after June 15, 1998 and on or before December 15, 1998, (iii) 4.00% for any such Distribution Date occurring after December 15, 1998 and on or before June 15, 1999, (iv) 5.00% for any such Distribution Date occurring after June 15, 1999 and on or before December 15, 2000 and (v) 5.50% for any such Distribution Date occurring after December 15, 2000.

          "Reserve Account Transfer Amount" means, on any Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date (exclusive of any investment earnings and before giving effect to any withdrawals therefrom relating to such Distribution Date) and (b) the amount, if any, by which (i) the sum of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds (ii) the sum of the Available Interest and the Available Principal for such Distribution Date.

     If funds in the Reserve Account are reduced to zero, the Securityholders (other than holders of the Class C Notes) will bear the credit and other risks associated with ownership of the Receivables and, if funds in the Reserve Account and the Class C Reserve Account are reduced to zero, the holders of the Class C Notes will bear the credit and other risks associated with ownership of the Receivables. In either such a case, the amount available for distribution may be less than that described below, and the Securityholders may experience delays or suffer losses as a result, among other things, of defaults or delinquencies by the Obligors or previous extensions made by the Servicer. Holders of the Class C Notes will, however, be entitled to receive payments from the Class C Reserve Account, in addition to payments from the Reserve Account.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to the withdrawal of the Reserve Account Transfer Amount, if any, for such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Indenture Trustee will distribute such Reserve Account Excess, first, to the extent of the Additional Principal Distributable Amount for such Distribution Date (after giving effect to any reduction in the Additional Principal Distributable Amount for such Distribution Date attributable to deposits made to the Note Distribution Account or Certificate Distribution Account from Excess Spread for such Distribution
Date) to the Note Distribution Account (or, if the outstanding principal amount of the Notes has been reduced to zero, to the Certificate Distribution Account) for distribution in respect of principal, and then to the Seller or the Servicer.

     If the amount on deposit in the Class C Reserve Account on any Distribution Date (after giving effect to withdrawals from the Class C Reserve Account, if any, for such Distribution Date) is greater than the Specified Class C Reserve Account Balance for such Distribution Date, the Indenture Trustee will distribute the amount of such excess to the Seller or the Servicer.

     The Servicer will also establish a Payahead Account in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On each Deposit Date, the Indenture Trustee will withdraw funds from the

Payahead Account and deposit in the Collection Account (x) with respect to each Precomputed Receivable for which the payments made by or on behalf of the Obligor for the related Collection Period are less than the scheduled payment for the related Collection Period, the amount of Payaheads, if any, made with respect to such Receivable which, when added to the amount of such payments, is equal to the amount of such scheduled payment, (y) with respect to each Precomputed Receivable for which prepayments insufficient to prepay the Receivable in full have been made by or on behalf of the Obligor for the related Collection Period, the amount of Payaheads, if any, made with respect to such Receivable which, when added to the amount of such prepayments, is equal to an amount sufficient to prepay such Receivable in full, and (z) the amount of all Payaheads, if any, made with respect to any Purchased Receivable.

     To the extent such collections and payments on a Precomputed Receivable during a Collection Period exceed the scheduled payment on such Precomputed Receivable and are insufficient to prepay the Precomputed Receivable in full, such collections and payments will be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payments due or to prepay the Precomputed Receivable in full. On each Deposit Date, the Servicer will remit to the Indenture Trustee for deposit in the Payahead Account the aggregate amount of collections on Precomputed Receivables treated as Payaheads for the Collection Period related to such Distribution Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate shall be 1.0% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee, with respect to any Distribution Date, will be an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate, multiplied by (b) the Pool Balance as of the first day of the preceding Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

     The Servicer will also collect and retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges (the "Supplemental Servicing Fee") allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. As additional compensation, the Servicer will be entitled to receive for the related Collection Period some or all of the portions, if any, of the Reserve Account Excess or amounts released from the Class C Reserve Account and the Total Distribution Amount, if any, for such Collection Period remaining after payment of the Servicing Fee and interest and principal in respect of the Securities and any required deposit to the Reserve Account or Class C Reserve Account. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus and " -- Distributions" herein.

DISTRIBUTIONS

     Deposits to Collection Account. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account.

          "Available Interest" for a Distribution Date shall mean the sum of the following amounts with respect to the related Collection Period: (a) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary servicing procedures (including, without duplication, amounts allocable to interest withdrawn from the Payahead Account, but excluding such amounts deposited in the Payahead Account); (b) all Liquidation Proceeds received during such Collection Period; and (c) all Purchase Amounts, to the extent attributable to accrued interest, of all Receivables that are repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period. "Available Interest" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

          "Available Principal" for a Distribution Date means the sum of the following amounts with respect to the preceding Collection Period: (a) that portion of all Collections received during such Collection Period and allocable to principal in accordance with Servicer's customary servicing procedures (including, without duplication, amounts allocable to principal withdrawn from the Payahead Account, but excluding such amounts deposited in the Payahead Account); and (b) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by Seller or purchased by Servicer under an obligation which arose during the related Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

          "Certificate Balance" equals, initially, $17,280,000 and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

          "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Certificates on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Certificate Rate multiplied by the amount of such interest due but not paid in respect of the Certificates.

          "Certificateholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "Certificateholders' Monthly Interest Distributable Amount" means, for any Distribution Date, an amount equal to one-twelfth (or the actual number of days from and including the Closing Date to but excluding January 15, 1998 divided by 360, for the initial Distribution Date) of the Certificate Rate multiplied by the Certificate Balance as of the close of business on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date).

          "Certificateholders' Monthly Principal Distributable Amount" means, for any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount or, for any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Class C Notes is reduced to zero, 100% of the Principal Distributable Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Class C Notes to zero, which shall be deposited into the Note Distribution Account).

          "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

          "Certificateholders' Premium Reduction Amount" means (i) zero for any Distribution Date on which the Outstanding Amount of the Class C Notes is greater than zero and (ii) the Premium Reduction Amount for any other Distribution Date.

          "Certificateholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (a) the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and (c) the Certificateholders' Premium Reduction Amount for such Distribution Date; provided that the Certificateholders' Principal Distributable Amount will not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include, to the extent not included under the preceding sentence, the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

          "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding
     Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

          "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

          "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which (i) was purchased by the Seller from the Bank and which the Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices or (ii) was purchased by the Seller from AutoFinance Group that is more than 120 days past due as of the last day of such Collection Period; provided, however, that any Receivable which the Seller or Servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if the Seller or Servicer fails to deposit the Purchase Amount on the related Deposit Date when due.

          "Principal Distributable Amount" means, for any Distribution Date, the sum of (a) the Available Principal for such Distribution Date, and (b) the amount of Realized Losses for the related Collection Period.

          "Purchase Amount" of any Receivable means, with respect to any Deposit Date and the last day of the related Collection Period, an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of such Collection Period and (b) the amount of accrued and unpaid interest on such principal balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such Collection Period, in each case after giving effect to the receipt of monies collected on such Receivable in such Collection Period.

          "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer or repurchased by the Seller pursuant to the Sale and Servicing Agreement.

          "Realized Losses" means, for any Collection Period, the aggregate principal balances of any Receivables that became Defaulted Receivables during such Collection Period.

          "Total Distribution Amount" means, for each Distribution Date, the sum of (a) the Available Interest, (b) the Available Principal and (c) the Reserve Account Transfer Amount, in each case in respect of such Distribution Date.

     Deposits to the Distribution Accounts. On each Distribution Date, Servicer shall instruct Indenture Trustee or, in the event that the Collection Account is maintained with an institution other than Indenture Trustee, instruct and cause such institution (based on the information contained in the Servicer's Report delivered on the related Determination Date) to make, and Indenture Trustee or such other institution shall make, the following deposits and distributions from the Collection Account for deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount and the Class C Reserve Account Transfer Amount, in the following order of priority:

          (a) to Servicer, from the Total Distribution Amount, the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods;

          (b) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (a), the Noteholders' Interest Distributable Amount;

          (c) to Owner Trustee for deposit in the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (a) and (b), the Certificateholders' Interest Distributable Amount;

          (d) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (a) through (c), the Noteholders' Principal Distributable Amount;

          (e) to Owner Trustee for deposit in the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (a) through (d), the Certificateholders' Principal Distributable Amount;

          (f) to the Reserve Account until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance;

          (g) to the Class C Reserve Account until the amount on deposit in the Class C Reserve Account equals the Class C Specified Reserve Account Balance; and

          (h) to the Seller or the Servicer, any amounts remaining.

     On each Determination Date (other than the first Determination Date), the Servicer will provide the Owner Trustee and the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

          "Additional Principal Distributable Amount" means, for any Distribution Date, the excess of (a) the sum of the Outstanding Amount of the Notes plus the Certificate Balance before giving effect to the distributions on such Distribution Date over (b) the sum of (i) the Pool Balance as of the close of business on the last day of the related Collection Period plus (ii) the sum of the amounts deposited into the Note Distribution Account and Certificate Distribution Account in respect of the Principal Distributable Amount for such Distribution Date.

          "Class A Noteholders' Monthly Principal Distributable Amount" means
     (i) the Noteholders' Monthly Principal Distributable Amount, for any Distribution Date on which the Class A-1 Notes remain outstanding and (ii) for all other Distribution Dates, shall equal the product of (x) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (y) the Class A Principal Percentage.

          "Class A Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Class A-1 Noteholders' Principal Distributable Amount, (ii) the Class A-2 Noteholders' Principal Distributable Amount, (iii) the Class A-3 Noteholders' Principal Distributable Amount, (iv) the Class A-4 Noteholders' Principal Distributable Amount, (v) the Class A-5 Noteholders' Principal Distributable Amount and (vi) the Class A-P Noteholders' Principal Distributable Amount, in each case, as of such Distribution Date.

          "Class A Principal Percentage" means (i) for any Distribution Date before the Additional Principal Distributable Amount is reduced to zero, the quotient of the Outstanding Amount of the Class A Notes divided by the aggregate Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes, in each case as of the Record Date related to such Distribution Date, and (ii) for each other Distribution Date, such quotient as of the Distribution Date on which the Additional Principal Distributable Amount is reduced to zero.

          "Class A Premium Reduction Amount" means (i) zero for any Distribution Date on which there are any outstanding Class A-1 Notes and (ii) the Non-Class A-P Percentage of the Premium Reduction Amount for any other Distribution Date.

          "Class A-1 Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class A-1 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-1 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-1 Notes that was actually paid to holders of the Class A-1 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-1 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of (i) the quotient of the number of days elapsed in the related Interest Period divided by 360 multiplied by (ii) the Class A-1 Interest Rate multiplied by
     (iii) the amount of such interest due but not paid in respect of the Class A-1 Notes.

          "Class A-1 Noteholders' Interest Distributable Amount" means, the sum of (a) the Class A-1 Noteholders' Monthly Interest Distributable Amount and
     (b) the Class A-1 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class A-1 Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of (i) the quotient of the number of days elapsed during the related Interest Period divided by 360 multiplied by (ii) the Class A-1 Interest Rate multiplied by (iii) the Outstanding Amount of the Class A-1 Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-1 Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding amount of the Class A-1 Notes on the Closing Date).

          "Class A-1 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date until the Distribution Date on which the Outstanding Amount of the Class A-1 Notes has been reduced to zero, 100% of the Class A Noteholders' Monthly Principal Distributable Amount for such Distribution Date.

          "Class A-1 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-1 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class A-1 Notes on such preceding Distribution Date.

          "Class A-1 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A-1 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class A-1 Noteholders' Principal Carryover Shortfall for such Distribution Date, and (c) the Premium Reduction Amount, if any, for such Distribution Date; provided, however, that the sum of clauses (a), (b) and (c) shall not exceed the Outstanding Amount of the A-1 Notes, and, on the Class A-1 Final Scheduled Distribution Date, the Class A-1 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero.

          "Class A-2 Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class A-2 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-2 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-2 Notes that was actually paid to holders of the Class A-2 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-2 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of (i) the quotient of the number of days elapsed in the related Interest Period divided by 360 multiplied by (ii) the Class A-2 Interest Rate multiplied by (iii) the amount of such interest due but not paid in respect of the Class A-2 Notes.

          "Class A-2 Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class A-2 Noteholders' Monthly Interest Distributable Amount and (b) the Class A-2 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class A-2 Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of (i) the quotient of the number of days elapsed during the related Interest Period divided by 360 multiplied by (ii) the Class A-2 Interest Rate multiplied by (iii) the Outstanding Amount of the Class A-2 Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-2 Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding amount of the Class A-2 Notes on the Closing Date).

          "Class A-2 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the Outstanding

     Amount of the Class A-1 Notes to zero has been deposited in the Note Distribution Account, the excess of (a) 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the Class A-1 Notes to zero on such Distribution Date) over (b) the Class A-P Noteholders' Monthly Principal Distributable Amount for such Distribution Date.

          "Class A-2 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-2 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class A-2 Notes on such preceding Distribution Date.

          "Class A-2 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A-2 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class A-2 Noteholders' Principal Carryover Shortfall for such Distribution Date and (c) the Class A Premium Reduction Amount, if any, not applied to the Class A-1 Notes for such Distribution Date; provided, however, that until an amount sufficient to reduce the Outstanding Amount of the Class A-1 Notes to zero has been deposited in the Note Distribution Account, the Class A-2 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a), (b) and (c) shall not exceed the Outstanding Amount of the Class A-2 Notes, and, on the Class A-2 Final Scheduled Distribution Date, the Class A-2 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

          "Class A-3 Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class A-3 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-3 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-3 Notes that was actually paid to holders of the Class A-3 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-3 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A-3 Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class A-3 Notes.

          "Class A-3 Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class A-3 Noteholders' Monthly Interest Distributable Amount and (b) the Class A-3 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class A-3 Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of one-twelfth (or, in the case of the first Distribution Date the actual number of days elapsed from and including the Closing Date to but excluding January 15, 1998 divided by
     360) multiplied by the Class A-3 Interest Rate multiplied by the Outstanding Amount of the Class A-3 Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-3 Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of the Class A-3 Notes on the Closing Date).

          "Class A-3 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the Outstanding Amount of the Class A-2 Notes to zero has been deposited in the Note Distribution Account, the excess of (a) 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the Class A-1 Notes and the Class A-2 Notes to zero on such Distribution Date) over (b) the Class A-P Noteholders' Monthly Principal Distributable Amount for such Distribution Date.

          "Class A-3 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-3 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class A-3 Notes on such preceding Distribution Date.

          "Class A-3 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date the sum of (a) the Class A-3 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class A-3 Noteholders' Principal Carryover Shortfall for such Distribution Date, and (c) the Class A Premium Reduction Amount, if any, not applied to the Class A-1 Notes or Class A-2 Notes for such Distribution Date; provided, however, that, until an amount sufficient to reduce the Outstanding Amount of the Class A-2 Notes to zero has been deposited in the Note Distribution Account, the Class A-3 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a), (b) and (c) shall not exceed the outstanding principal amount of the Class A-3 Notes, and on the Class A-3 Final Scheduled Distribution Date, the Class A-3 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-3 Notes to zero.

          "Class A-4 Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class A-4 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-4 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-4 Notes that was actually paid to holders of the Class A-4 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-4 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A-4 Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class A-4 Notes.

          "Class A-4 Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class A-4 Noteholders' Monthly Interest Distributable Amount and (b) the Class A-4 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class A-4 Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of one-twelfth (or, in the case of the first Distribution Date the actual number of days elapsed from and including the Closing Date to but excluding January 15, 1998 divided by
     360) multiplied by the Class A-4 Interest Rate multiplied by the Outstanding Amount of the Class A-4 Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-4 Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of the Class A-4 Notes on the Closing Date).

          "Class A-4 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the Outstanding Amount of the Class A-3 Notes to zero has been deposited in the Note Distribution Account, the excess of (a) 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the Class A-1 Notes, Class A-2 Notes and the Class A-3 Notes to zero on such Distribution Date) over (b) the Class A-P Noteholders' Monthly Principal Distributable Amount for such Distribution Date.

          "Class A-4 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-4 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class A-4 Notes on such preceding Distribution Date.

          "Class A-4 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date the sum of (a) the Class A-4 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class A-4 Noteholders' Principal Carryover Shortfall for such Distribution Date, and (c) the Class A Premium Reduction Amount, if any, not applied to the Class A-1 Notes, Class A-2 Notes or Class A-3 Notes for such Distribution Date; provided, however, that, until an amount sufficient to reduce the Outstanding Amount of the Class A-3 Notes to zero has been deposited in the Note Distribution Account, the Class A-4 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a), (b) and (c) shall not exceed the Outstanding Amount of the Class A-4 Notes, and on the Class A-4 Final Scheduled Distribution Date, the Class A-4 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-4 Notes to zero.

          "Class A-5 Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class A-5 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-5 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-5 Notes that was actually paid to holders of the Class A-5 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-5 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A-5 Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class A-5 Notes.

          "Class A-5 Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class A-5 Noteholders' Monthly Interest Distributable Amount and (b) the Class A-5 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class A-5 Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of one-twelfth (or, in the case of the first Distribution Date the actual number of days elapsed from and including the Closing Date to but excluding January 15, 1998 divided by
     360) multiplied by the Class A-5 Interest Rate multiplied by the Outstanding Amount of the Class A-5 Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-5 Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of the Class A-5 Notes on the Closing Date).

          "Class A-5 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the Outstanding Amount of the Class A-4 Notes to zero has been deposited in the Note Distribution Account, the excess of (a) 100% of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to zero on such Distribution Date) over
     (b) the Class A-P Noteholders' Monthly Principal Distributable Amount for such Distribution Date.

          "Class A-5 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-5 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class A-5 Notes on such preceding Distribution Date.

          "Class A-5 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date the sum of (a) the Class A-5 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class A-5 Noteholders' Principal Carryover Shortfall for such Distribution Date, and (c) the Class A Premium Reduction Amount, if any, not applied to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes or Class A-4 Notes for such Distribution Date; provided, however, that, until an amount sufficient to reduce the Outstanding Amount of the Class A-4 Notes to zero has been deposited in the Note Distribution Account, the Class A-5 Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a), (b) and (c) shall not exceed the Outstanding Amount of the Class A-5 Notes, and on the Class A-5 Final Scheduled Distribution Date, the Class A-5 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-5 Notes to zero.

          "Class A-P Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class A-P Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-P Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-P Notes that was actually paid to holders of the Class A-P Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-P Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A-P Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class A-P Notes.

          "Class A-P Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class A-P Noteholders' Monthly Interest Distributable Amount and (b) the Class A-P Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class A-P Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of one-twelfth (or, in the case of the first Distribution Date the actual number of days elapsed from and including the Closing Date to but excluding January 15, 1998 divided by
     360) multiplied by the Class A-P Interest Rate multiplied by the Outstanding Amount of the Class A-P Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-P Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of the Class A-P Notes on the Closing Date).

          "Class A-P Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the Outstanding Amount of the Class A-1 Notes to zero has been deposited in the Note Distribution Account, the Class A-P Percentage of the Class A Noteholders' Monthly Principal Distributable Amount (less the portion thereof, if any, applied to reduce the Outstanding Amount of the Class A-1 Notes to zero on such Distribution
     Date).

          "Class A-P Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-P Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class A-P Notes on such preceding Distribution Date.

          "Class A-P Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A-P Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class A-P Noteholders' Principal Carryover Shortfall for such Distribution Date; and (c) the Class A-P Premium Reduction Amount for such Distribution Date; provided, however, that until an amount sufficient to reduce the Outstanding Amount of the A-1 Notes to zero has been deposited in the Note Distribution Account, the Class A-P Noteholders' Principal Distributable Amount shall be zero; provided, further, that the sum of clauses (a) and
     (b) shall not exceed the Outstanding Amount of the Class A-P Notes, and, on the Class A-P Final Scheduled Distribution Date, the Class A-P Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-P Notes to zero.

          "Class A-P Premium Reduction Amount" means (i) zero for any Distribution Date on which there are any outstanding Class A-1 Notes and
     (ii) the Class A-P Percentage of the Premium Reduction Amount for any other Distribution Date.

          "Class B Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class B Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class B Notes that was actually paid to holders of the Class B Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class B Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class B Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class B Notes.

          "Class B Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class B Noteholders' Monthly Interest Distributable Amount and (b) the Class B Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class B Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of one-twelfth (or, in the case of the first Distribution Date the actual number of days elapsed from and including the Closing Date to but excluding January 15, 1998 divided by
     360) multiplied by the Class B Interest Rate multiplied by the Outstanding Amount of the Class B Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class B Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of the Class B Notes on the Closing Date).

          "Class B Noteholders' Monthly Principal Distributable Amount" means,
     (i) zero for any Distribution Date on which the Class A-1 Notes remain outstanding and (ii) for all Other Distribution Dates, shall equal the product of (x) the Noteholders' Monthly Principal Distributable Amount and
     (y) the Class B Principal Percentage.

          "Class B Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class B Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class B Notes on such preceding Distribution Date.

          "Class B Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class B Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class B Noteholders' Principal Carryover Shortfall for such Distribution Date, and (c) the Class B Premium Reduction Amount for such Distribution Date; provided, however, that the sum of clauses (a), (b) and (c) shall not exceed the Outstanding Amount of the Class B Notes, and, on the Class B Final Scheduled Distribution Date, the Class B Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class B Notes to zero.

          "Class B Premium Reduction Amount" means (i) zero for any Distribution Date on which the Outstanding Amount of the Class A Notes is greater than zero and (ii) the Premium Reduction Amount for any other Distribution Date.

          "Class B Principal Percentage" means, (i) for any Distribution Date before the Additional Principal Distributable Amount is reduced to zero, the quotient of the Outstanding Amount of the Class B Notes divided by the aggregate Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes, in each case as of the Record Date related to such Distribution Date, and (ii) for each other Distribution Date, such quotient as of the Distribution Date on which the Additional Principal Distributable Amount is reduced to zero.

          "Class C Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Class C Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class C Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class C Notes that was actually paid to holders of the Class C Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class C Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class C Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class C Notes.

          "Class C Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class C Noteholders' Monthly Interest Distributable Amount and (b) the Class C Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

          "Class C Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, the product of one-twelfth (or, in the case of the first Distribution Date the actual number of days elapsed from and including the Closing Date to but excluding January 15, 1998 divided by
     360) multiplied by the Class C Interest Rate multiplied by the Outstanding Amount of the Class C Notes on the immediately preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class C Notes on or prior to such immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Outstanding Amount of the Class C Notes on the Closing Date).

          "Class C Noteholders' Monthly Principal Distributable Amount" means,
     (i) zero for any Distribution Date on which the Class A-1 Notes remain outstanding and (ii) for all other Distribution Dates, shall equal the product of (x) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (y) the Class C Principal Percentage.

          "Class C Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class C Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account in respect of principal of the Class C Notes on such preceding Distribution Date.

          "Class C Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class C Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (b) the Class C Noteholders' Principal Carryover Shortfall for such Distribution Date, and (c) the Class C Premium Reduction Amount for such Distribution Date; provided, however, that the sum of clauses (a), (b) and (c) shall not exceed the Outstanding Amount of the Class C Notes, and, on the Class C Final Scheduled Distribution Date, the Class C Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class C Notes to zero.

          "Class C Premium Reduction Amount" means (i) zero for any Distribution Date on which the Outstanding Amount of the Class B Notes is greater than zero and (ii) the Premium Reduction Amount for any other Distribution Date.

          "Class C Principal Percentage" means, (i) for any Distribution Date before the Additional Principal Distributable Amount is reduced to zero, the quotient of the Outstanding Amount of the Class C Notes divided by the aggregate Outstanding Amount of the Class A Notes, the Class B Notes and the Class C Notes, in each case as of the Record Date related to such Distribution Date, and (ii) for each other Distribution Date, such quotient as of the Distribution Date on which the Additional Principal Distributable Amount is reduced to zero.

          "Determination Date" means, with respect to any Collection Period, the tenth day of the calendar month following such Collection Period (or, if the tenth day is not a Business Day, the next succeeding Business Day).

          "Excess Spread" means, for any Distribution Date, the excess of (a) Available Interest for such Distribution Date over (b) the sum of (i) the Servicing Fee and all prior unpaid Servicing Fees, (ii) the Noteholders' Interest Distributable Amount, (iii) the Certificateholders' Interest Distributable Amount, and (iv) Realized Losses during the Collection Period preceding such Distribution Date.

          "Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (a) the Class A-1 Noteholders' Interest Distributable Amount, (b) the Class A-2 Noteholders' Interest Distributable Amount, (c) the Class A-3 Noteholders' Interest Distributable Amount, (d) the Class A-4 Noteholders' Interest Distributable Amount, (e) the Class A-5 Noteholders' Interest Distributable Amount, (f) the Class A-P Noteholders' Interest Distributable Amount, (g) the Class B Noteholders' Interest Distributable Amount and (h) the Class C Noteholders' Interest Distributable Amount, in each case, for such Distribution Date.

          "Noteholders' Monthly Principal Distributable Amount" means, for any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

          "Noteholders' Percentage" means, (a) 100% for any Distribution Date until the Outstanding Amount of the Class A-1 Notes has been reduced to zero and (b) 98.40% for any other Distribution Date.

          "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Class A Noteholders' Principal Distributable Amount, (ii) the Class B Noteholders' Principal Distributable Amount and (iii) the Class C Noteholders' Principal Distributable Amount.

          "Premium Reduction Amount" means, for any Distribution Date, the lesser of (A) the Excess Spread and (B) the Additional Principal Distributable Amount, in each case, for such Distribution Date.

     Distributions from the Distribution Accounts. On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than investment earnings) will be generally paid in the following order of priority:

          (a) to the holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class A-P Notes, on a pro rata basis, accrued and unpaid interest in an amount equal to the respective Class A-1 Noteholders' Interest Distributable Amount, the Class A-2 Noteholders' Interest Distributable Amount, the Class A-3 Noteholders' Interest Distributable Amount, the Class A-4 Noteholders' Interest Distributable Amount, the Class A-5 Noteholders' Interest Distributable Amount and the Class A-P Noteholders' Interest Distributable Amount, in each case for such Distribution Date;

          (b) to the holders of the Class B Notes, on a pro rata basis, accrued and unpaid interest in an amount equal to the Class B Noteholders' Interest Distributable Amount for such Distribution Date;

          (c) to the holders of the Class C Notes, on a pro rata basis, accrued and unpaid interest in an amount equal to the Class C Noteholders' Interest Distributable Amount for such Distribution Date;

          (d) the Noteholders' Principal Distributable Amount in the following order of priority:

                (i) to holders of the Class A-1 Notes, on a pro rata basis, an amount equal to the Class A-1 Noteholders' Principal Distributable Amount for such
                    Distribution Date;
               (ii) to holders of the Class A-2 Notes and the Class A-P Notes, on a pro rata basis, an amount equal to the respective Class A-2 Noteholders' Principal
                    Distributable Amount and the Class A-P Noteholders' Principal Distributable
                    Amount, for such Distribution Date;
              (iii) to holders of the Class A-3 Notes and the Class A-P Notes, on a pro rata basis, an amount equal to the respective Class A-3 Noteholders' Principal
                    Distributable Amount for such Distribution Date and any Class A-P
                    Noteholders' Principal Distributable Amount for such Distribution Date not previously distributed for such Distribution Date;
               (iv) to holders of the Class A-4 Notes and the Class A-P Notes, on a pro rata basis, an amount equal to the respective Class A-4 Noteholders' Principal
                    Distributable Amount for such Distribution Date and any Class A-P
                    Noteholders' Principal Distributable Amount for such Distribution Date not previously distributed for such Distribution Date;
                (v) to holders of the Class A-5 Notes and the Class A-P Notes, on a pro rata basis, an amount equal to the respective Class A-5 Noteholders' Principal
                    Distributable Amount for such Distribution Date and any Class A-P
                    Noteholders' Principal Distributable Amount for such Distribution Date not previously distributed for such Distribution Date;
               (vi) to holders of the Class B Notes, on a pro rata basis, an amount equal to the Class B Noteholders' Principal Distributable Amount for such
                    Distribution Date; and
              (vii) to holders of the Class C Notes, on a pro rata basis, an amount equal to the Class C Noteholders' Principal Distributable Amount for such
                    Distribution Date.

     On each Distribution Date, the Class C Reserve Account Transfer Amount on deposit in the Class C Reserve Account will be distributed to the holders of the Class C Notes in the following priority:

          (a) first, to the holders of the Class C Notes, on a pro rata basis, an amount equal to any Class C Noteholders' Interest Distributable Amount remaining unpaid after the distribution in clause (c) above for such Distribution Date; and

          (b) second, to the holders of the Class C Notes, on a pro rata basis, an amount equal to any Class C Noteholders' Principal Distributable Amount remaining unpaid after the distribution in clause (d)(vii) above for such Distribution Date.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following priority:

          (a) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

          (b) second, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount.

SUBORDINATION OF HOLDERS OF CLASS B NOTES, CLASS C NOTES AND THE
CERTIFICATEHOLDERS

     Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes and distributions of principal on the Certificates will be subordinated in priority of payment to payment of monthly principal of and accrued interest on the Notes. However, upon the occurrence and during the continuance of an Event of Default which has resulted in an acceleration of the Notes, distributions of all amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of and accrued interest on the Notes. The holders of the Class C Notes will not receive any payments of interest with respect to a Collection Period or after the occurrence of an Event of Default which has resulted in an acceleration of the Notes, until the full amount of accrued interest on the Class A Notes and Class B Notes has been paid and will receive no payments of principal after the occurrence of an Event of Default which has resulted in an acceleration of the Notes until payment in full of the principal of and accrued interest on the Class A Notes and Class B Notes. The holders of the Class B Notes will not receive any payments of interest with respect to a Collection Period or after the occurrence of an Event of Default which has resulted in an acceleration of the Notes, until the full amount of accrued interest on the Class A Notes has been paid and will receive no payments of principal after the occurrence of an Event of Default which has resulted in an acceleration of the Notes until payment in full of the principal of and accrued interest on the Class A Notes. The protection afforded to the holders of the Class A Notes through subordination will be effected both by the preferential right of the holders of the Class A Notes to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. If on any Distribution Date the entire Noteholders' Interest Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders will not receive any distributions.

     The subordination of the Class B Notes, the Class C Notes and the Certificates and the establishment and maintenance of the Reserve Account are intended to enhance the likelihood of receipt by holders of the Class A Notes of the full amount of principal and interest due them and to decrease the likelihood that the holders of the Class A Notes will experience losses. In addition, the Reserve Account (and, with respect to the Class C Notes, the Class C Reserve Account) is intended to enhance the likelihood of receipt by Securityholders of the full amount of principal and interest due them and to decrease the likelihood that the Securityholders will experience losses. However, in certain circumstances, the Reserve Account and the Class C Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account and the Class C Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account and the Class C Reserve Account, Securityholders could incur losses or a temporary shortfall in the amounts distributed to the Securityholders could result, which could, in turn, increase the average life of the Securities.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     Information regarding certain legal aspects of the Receivables is set forth under "Certain Legal Aspects of the Receivables" in the Prospectus.

                                LEGAL INVESTMENT

     The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes. The following summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The following summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies or dealers in securities. In addition, the discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

SCOPE OF THE TAX OPINIONS

     In the opinion of Federal Tax Counsel, the Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to the Notes, Federal Tax Counsel is of the opinion that the Notes will be characterized as debt for federal income tax purposes.

     In addition, Federal Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of certain federal tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes.

TAX CLASSIFICATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel is of the opinion that the Trust will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission as an exhibit to a Form 8-K prior to an issuance of Securities by the Trust. This opinion is based on the assumption that all of the transactions will comply with the terms of the Trust Agreement and Related Documents.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, the Notes will be characterized as debt for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission with a Form 8-K. The discussion below assumes this characterization of the Notes is correct.

     The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     On October 6, 1997, final Treasury Regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 generally will continue to be required to file that form. However, the requirement that foreign persons submit Form W-8 is extended to most foreign persons who wish to seek an exemption from withholding tax on the basis that income from the Notes is effectively connected with the conduct of a U.S. trade or business (in lieu of Form 4224) and to foreign persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1998, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 1999 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

                             STATE TAX CONSEQUENCES

     In the opinion of Thompson Hine & Flory LLP, Ohio tax counsel to the Trust, the Notes will be characterized as debt for Ohio corporation franchise tax purposes. In addition, since Ohio follows the recently issued entity classification rules of federal income tax law, the Trust will not be treated as a separate entity taxable as a corporation for Ohio corporation franchise tax purposes. However, the Trust may be subject to one or both of an income tax or a withholding tax that Ohio recently imposed on pass-through entities (including partnerships), effective beginning with the 1998 tax year. Moreover, if Ohio changed its position on the entity classification rules and thus decided not to follow them, the Trust may be treated as a separate entity taxable as a corporation for Ohio corporation franchise tax purposes. Any income, withholding, or franchise tax liability of the Trust incurred by the Trust is expected not to be material, and the Servicer will indemnify the Trust for any such tax liability.

     Prospective investors are urged to consult with their own tax advisors regarding the state tax consequences to them of purchasing, holding and disposing of Notes.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in the assets of the Trust being deemed to constitute plan assets or in a non-exempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding the likely treatment of the Notes as debt under ERISA, see "ERISA Considerations" in the Prospectus.

     However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if an Affiliate, the Seller, the Trust, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest under ERISA or disqualified person under the Code with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts, PTCE 96-23, regarding transactions effected by In-House Asset Managers, PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company separate accounts, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". By its acceptance of a Note, each Noteholder shall be deemed to have represented and warranted that its purchase and holding of the Note will not result in a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, the Seller has agreed to sell to Credit Suisse First Boston Corporation and Key Capital Markets, Inc. (the "Underwriters"), and the Underwriters have agreed to purchase, the principal amount of the Notes set forth opposite its name below:

                  UNDERWRITERS                    CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CLASS A-4 NOTES
------------------------------------------------  ---------------    ---------------    ---------------    ---------------
Credit Suisse First Boston Corporation..........   $ 134,000,000      $  66,000,000      $  75,000,000      $  74,000,000
Key Capital Markets, Inc........................   $ 134,000,000      $  66,000,000      $  75,000,000      $  74,000,000
                                                    ------------        -----------       ------------       ------------
Total...........................................   $ 268,000,000      $ 132,000,000      $ 150,000,000      $ 148,000,000
                                                    ============        ===========       ============       ============

                  UNDERWRITERS                     CLASS A-5 NOTES    CLASS A-P NOTES    CLASS B NOTES     CLASS C NOTES
-------------------------------------------------  ---------------    ---------------    -------------    ---------------
Credit Suisse First Boston Corporation...........   $  75,900,000      $  62,500,000     $ 31,810,000      $  12,150,000
Key Capital Markets, Inc.........................   $  75,900,000      $  62,500,000     $ 31,810,000      $  12,150,000
                                                     ------------        -----------     ------------       ------------
Total............................................   $ 151,800,000      $ 125,000,000     $ 63,620,000      $  24,300,000
                                                     ============        ===========     ============       ============

     Under the terms and conditions of such underwriting agreement, the Underwriters are obligated to take and pay for all of the Notes if any are taken. The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less an initial concession not in excess of 0.05% per Class A-1 Note; 0.10% per Class A-2 Note; 0.10% per Class A-3 Note; 0.12% per Class A-4 Note; 0.15% per Class A-5 Note; 0.15% per Class A-P Note; 0.16% per Class B Note; and 0.16% per Class C Note. The amounts of the concessions allowed may vary from dealer to dealer. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by Credit Suisse First Boston Corporation that it intends to, and by Key Capital Markets, Inc. that it may, make a market in the Notes. The Underwriters are not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

     The Seller, the Bank and AutoFinance Group have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     In the ordinary course of their business, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller.

     After the initial distribution of the Notes by the Underwriters, this Prospectus Supplement may be used by Key Capital Markets, Inc. in connection with offers and sales relating to market making transactions in the Notes. Key Capital Markets, Inc. may act as principal or agent in such transactions, but has no obligation to do so. Such transactions will be at prices related to prevailing market prices at the time of sale.

     Key Capital Markets, Inc. is a broker-dealer registered as such with the National Association of Securities Dealers, Inc. and commenced business on February 26, 1996. Key Capital Markets, Inc. has acted as an underwriter in a variety of public finance offerings as well as a number of asset-backed and other debt offerings for subsidiaries of KeyCorp.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine & Flory LLP, Cleveland, Ohio. Attorneys at Thompson Hine & Flory LLP owned approximately 62,868 KeyCorp Common Shares on November 30, 1997. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois. Thompson Hine & Flory LLP and Mayer, Brown & Platt may from time to time render legal services to the Seller, the Servicer and its affiliates.

                             INDEX OF DEFINED TERMS

                                                                                      PAGE
                                                                                    ---------
10 percent shareholder............................................................       S-45
ABS...............................................................................       S-19
ABS Table.........................................................................       S-19
Additional Principal Distributable Amount.........................................       S-34
Affiliate.........................................................................        S-5
Aggregate Net Losses..............................................................       S-29
Available Class C Reserve Amount..................................................       S-28
Available Interest................................................................       S-31
Available Principal...............................................................       S-32
Available Reserve Amount..........................................................       S-28
Average Delinquency Ratio.........................................................       S-29
Bank..............................................................................        S-4
Basic Documents...................................................................       S-12
Business Day......................................................................        S-6
Certificate Balance...............................................................       S-32
Certificateholders................................................................        S-4
Certificateholders' Interest Carryover Shortfall..................................       S-32
Certificateholders' Interest Distributable Amount.................................       S-32
Certificateholders' Monthly Interest Distributable Amount.........................       S-32
Certificateholders' Monthly Principal Distributable Amount........................       S-32
Certificateholders' Percentage....................................................       S-32
Certificateholders Premium Reduction Amount.......................................       S-32
Certificateholders' Principal Carryover Shortfall.................................       S-33
Certificateholders' Principal Distributable Amount................................       S-32
Certificates......................................................................        S-4
Class A Noteholders' Monthly Principal Distributable Amount.......................       S-34
Class A Noteholders' Principal Distributable Amount...............................       S-34
Class A Notes.....................................................................        S-4
Class A Premium Reduction Amount..................................................       S-34
Class A Principal Percentage......................................................       S-34
Class A-1 Final Scheduled Distribution Date.......................................        S-8
Class A-1 Interest Rate...........................................................        S-6
Class A-1 Noteholders' Interest Carryover Shortfall...............................       S-34
Class A-1 Noteholders' Interest Distributable Amount..............................       S-35
Class A-1 Noteholders' Monthly Interest Distributable Amount......................       S-35
Class A-1 Noteholders' Monthly Principal Distributable Amount.....................       S-35
Class A-1 Noteholders' Principal Carryover Shortfall..............................       S-35
Class A-1 Noteholders' Principal Distributable Amount.............................       S-35
Class A-1 Notes...................................................................        S-4
Class A-2 Final Scheduled Distribution Date.......................................        S-7
Class A-2 Interest Rate...........................................................        S-6
Class A-2 Noteholders' Interest Carryover Shortfall...............................       S-35
Class A-2 Noteholders' Interest Distributable Amount..............................       S-35
Class A-2 Noteholders' Monthly Interest Distributable Amount......................       S-35
Class A-2 Noteholders' Monthly Principal Distributable Amount.....................       S-35
Class A-2 Noteholders' Principal Carryover Shortfall..............................       S-36
Class A-2 Noteholders' Principal Distributable Amount.............................       S-36
Class A-2 Notes...................................................................        S-4
Class A-3 Final Scheduled Distribution Date.......................................        S-7

                                                                                      PAGE
                                                                                    ---------
Class A-3 Interest Rate...........................................................        S-6
Class A-3 Noteholders' Interest Carryover Shortfall...............................       S-36
Class A-3 Noteholders' Interest Distributable Amount..............................       S-36
Class A-3 Noteholders' Monthly Interest Distributable Amount......................       S-36
Class A-3 Noteholders' Monthly Principal Distributable Amount.....................       S-36
Class A-3 Noteholders' Principal Carryover Shortfall..............................       S-36
Class A-3 Noteholders' Principal Distributable Amount.............................       S-37
Class A-3 Notes...................................................................        S-4
Class A-4 Final Scheduled Distribution Date.......................................        S-8
Class A-4 Interest Rate...........................................................        S-6
Class A-4 Noteholders' Interest Carryover Shortfall...............................       S-37
Class A-4 Noteholders' Interest Distributable Amount..............................       S-37
Class A-4 Noteholders' Monthly Interest Distributable Amount......................       S-37
Class A-4 Noteholders' Monthly Principal Distributable Amount.....................       S-37
Class A-4 Noteholders' Principal Carryover Shortfall..............................       S-37
Class A-4 Noteholders' Principal Distributable Amount.............................       S-37
Class A-4 Notes...................................................................        S-4
Class A-5 Final Scheduled Distribution Date.......................................        S-8
Class A-5 Interest Rate...........................................................        S-6
Class A-5 Noteholders' Interest Carryover Shortfall...............................       S-38
Class A-5 Noteholders' Interest Distributable Amount..............................       S-38
Class A-5 Noteholders' Monthly Interest Distributable Amount......................       S-38
Class A-5 Noteholders' Monthly Principal Distributable Amount.....................       S-38
Class A-5 Noteholders' Principal Carryover Shortfall..............................       S-38
Class A-5 Noteholders' Principal Distributable Amount.............................       S-38
Class A-5 Notes...................................................................        S-4
Class A-P Final Scheduled Distribution Date.......................................        S-8
Class A-P Interest Rate...........................................................        S-6
Class A-P Noteholders' Interest Carryover Shortfall...............................       S-38
Class A-P Noteholders' Interest Distributable Amount..............................       S-39
Class A-P Noteholders' Monthly Interest Distributable Amount......................       S-39
Class A-P Noteholders' Monthly Principal Distributable Amount.....................       S-39
Class A-P Noteholders' Principal Carryover Shortfall..............................       S-39
Class A-P Noteholders' Principal Distributable Amount.............................       S-39
Class A-P Notes...................................................................        S-4
Class A-P Percentage..............................................................        S-7
Class A-P Premium Reduction Amount................................................       S-39
Class B Final Scheduled Distribution Date.........................................        S-8
Class B Interest Rate.............................................................        S-6
Class B Noteholders' Interest Carryover Shortfall.................................       S-39
Class B Noteholders' Interest Distributable Amount................................       S-39
Class B Noteholders' Monthly Interest Distributable Amount........................       S-40
Class B Noteholders' Monthly Principal Distributable Amount.......................       S-40
Class B Noteholders' Principal Carryover Shortfall................................       S-40
Class B Noteholders' Principal Distributable Amount...............................       S-40
Class B Notes.....................................................................        S-4
Class B Premium Reduction Amount..................................................       S-40
Class B Principal Percentage......................................................       S-40
Class C Final Scheduled Distribution Date.........................................        S-8
Class C Interest Rate.............................................................        S-6
Class C Noteholders' Interest Carryover Shortfall.................................       S-40

                                                                                      PAGE
                                                                                    ---------
Class C Noteholders' Interest Distributable Amount................................       S-40
Class C Noteholders' Monthly Interest Distributable Amount........................       S-40
Class C Noteholders' Monthly Principal Distributable Amount.......................       S-41
Class C Noteholders' Principal Carryover Shortfall................................       S-41
Class C Noteholders' Principal Distributable Amount...............................       S-41
Class C Notes.....................................................................        S-4
Class C Premium Reduction Amount..................................................       S-41
Class C Principal Percentage......................................................       S-41
Class C Reserve Account...........................................................        S-9
Class C Reserve Account Deposit...................................................        S-9
Class C Reserve Account Transfer Amount...........................................       S-29
Closing Date......................................................................        S-4
Code..............................................................................       S-46
Collection Period.................................................................        S-8
Combined Motor Vehicle Loan Portfolio.............................................       S-17
Commission........................................................................        S-3
Contract Rate.....................................................................       S-33
controlled foreign corporation....................................................       S-45
Cumulative Net Loss Ratio.........................................................       S-29
Cutoff Date.......................................................................        S-5
Defaulted Receivables.............................................................       S-33
Delinquency Ratio.................................................................       S-29
Deposit Date......................................................................        S-8
Determination Date................................................................       S-41
Direct Loans......................................................................        S-5
Distribution Date.................................................................        S-5
ERISA.............................................................................       S-46
Excess Spread.....................................................................       S-41
Final Scheduled Distribution Date.................................................        S-8
Final Scheduled Maturity Date.....................................................        S-5
Financed Vehicles.................................................................        S-5
foreign person....................................................................       S-45
Indenture.........................................................................        S-4
Indenture Trustee.................................................................        S-4
Interest Period...................................................................        S-6
Interest Rates....................................................................        S-6
IRS...............................................................................       S-44
Issuer............................................................................        S-4
Liquidation Proceeds..............................................................       S-29
Minimum Specified Class C Reserve Balance.........................................       S-28
Minimum Specified Reserve Balance.................................................       S-30
Motor Vehicle Loans...............................................................        S-5
Net Loss Ratio....................................................................       S-30
Non-Class A-P Percentage..........................................................        S-7
Noteholders.......................................................................        S-5
Noteholders' Interest Distributable Amount........................................       S-41
Noteholders' Principal Distributable Amount.......................................       S-42
Noteholders' Monthly Principal Distributable Amount...............................       S-41
Noteholders' Percentage...........................................................       S-41
Notes.............................................................................        S-4
OID...............................................................................       S-45

                                                                                      PAGE
                                                                                    ---------
OID regulations...................................................................       S-45
Original Pool Balance.............................................................        S-8
Originator........................................................................        S-5
Outstanding Amount................................................................        S-5
Owner Trustee.....................................................................        S-4
Payment Date......................................................................        S-5
Plan..............................................................................       S-47
Pool Balance......................................................................        S-5
portfolio interest................................................................       S-45
Premium Reduction Amount..........................................................       S-42
Principal Balance.................................................................        S-5
Principal Distributable Amount....................................................       S-33
PTCE..............................................................................       S-47
Purchase Amount...................................................................       S-33
Purchased Receivable..............................................................       S-33
qualified professional asset managers.............................................       S-47
qualified stated interest.........................................................       S-45
Rating Agencies...................................................................       S-10
Realized Losses...................................................................       S-33
Receivables.......................................................................        S-4
Receivables Pool..................................................................       S-15
Record Date.......................................................................        S-6
related person....................................................................       S-45
Reserve Account...................................................................        S-8
Reserve Account Deposit...........................................................        S-8
Reserve Account Excess............................................................        S-9
Reserve Account Increase Condition................................................       S-30
Reserve Account Transfer Amount...................................................       S-30
Sale and Servicing Agreement......................................................        S-5
Securities........................................................................        S-4
Securityholders...................................................................        S-5
Seller............................................................................        S-4
Servicer..........................................................................        S-4
Specified Class C Reserve Account Balance.........................................       S-28
Specified Reserve Account Balance.................................................       S-28
Supplemental Servicing Fee........................................................       S-31
Total Distribution Amount.........................................................       S-33
Trust.............................................................................        S-4
Trust Agreement...................................................................        S-4
Underwriters......................................................................       S-47
unrelated business taxable income.................................................       S-47
Withholding Tax Regulations.......................................................       S-45

PROSPECTUS

                            KEY AUTO FINANCE TRUSTS
                               Asset Backed Notes
                           Asset Backed Certificates

                                 [KEYCORP LOGO]

                      KEY CONSUMER ACCEPTANCE CORPORATION

                                     Seller

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    Servicer
                               ------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes or one or more classes of Certificates (or both), will be issued by a trust to be formed on or before the issuance date for that series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into among Key Consumer Acceptance Corporation, a Delaware corporation, as seller (the "Seller"), Key Bank USA, National Association, in its capacity as servicer (in such capacity, the "Servicer"), and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and the Servicer. If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. Certain capitalized terms used in this Prospectus are defined in this Prospectus on the pages indicated in the "Index of Terms" beginning on page 65 of this Prospectus. The property of each Trust will include a pool of promissory notes and security agreements and/or retail installment sales contracts secured by new or used automobiles and light duty trucks (collectively, the "Receivables"), payments received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby, rights under dealer agreements, rights with respect to deposit accounts in which collections are held or that serve as credit enhancement, any other credit enhancements, the proceeds of the foregoing and any proceeds from claims on insurance policies with respect to the Financed Vehicles, all as described herein and in the related Prospectus Supplement. See "The Trusts."

                                                        (Continued on next page)

 PROSPECTIVE INVESTORS SHOULD CONSIDER THE "RISK FACTORS" SET FORTH AT PAGE 14
   HEREIN, WHICH DISCUSSES MATERIAL RISKS INVOLVED WITH AN INVESTMENT IN THE
                                  SECURITIES.
                               ------------------

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES
 REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT
  OBLIGATIONS OF OR INTERESTS IN KEY CONSUMER ACCEPTANCE CORPORATION, KEY BANK USA, NATIONAL ASSOCIATION, OR ANY OF THEIR AFFILIATES. NONE OF THE NOTES, THE
   CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY,
KEY CONSUMER ACCEPTANCE CORPORATION, KEY BANK USA, NATIONAL ASSOCIATION, OR ANY
                              OF THEIR AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 8, 1997.

(Continued from previous page)

     The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. Each class of Securities of any series other than any Strip Notes and Strip Certificates will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. See "Description of the Notes," "Description of the Certificates" and "Certain Information Regarding the Securities" herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes or any other Certificates to the extent described herein and in the related Prospectus Supplement. See "Risk Factors--Subordination" herein and in the related Prospectus Supplement.
                            ------------------------

     A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of the principal of any class of Notes and distributions in respect of the Certificate Balance of any class of the Certificates will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement. See "Weighted Average Life of the Securities."
                            ------------------------

                             AVAILABLE INFORMATION

     The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and/or the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Seller, as originator of any Trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus or in any related Prospectus Supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. See "Certain Information Regarding the Securities -- Reports to Securityholders."

     The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller, in care of Key Tower, 127 Public Square, Cleveland, Ohio, 44114-1306 (Telephone: (216) 689-3000). The Servicer intends to continue to file with respect to each Trust periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Securities issued by such Trust are no longer outstanding.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" beginning on page 65.

ISSUER...........................    The issuer (the "Issuer") with respect to
                                       each series of Securities shall be the
                                       Trust to be formed pursuant to either a
                                       Trust Agreement (as amended and
                                       supplemented from time to time, a "Trust
                                       Agreement") among the Trustee for such
                                       Trust (the "Trustee"), the Seller and the
                                       Servicer, or a Pooling and Servicing
                                       Agreement among the Trustee, the Seller
                                       and the Servicer.

SELLER...........................    Key Consumer Acceptance Corporation, a
                                       Delaware corporation (the "Seller") and a wholly owned subsidiary of KeyCorp. See "The Seller" and "The Seller, The Servicer and KeyCorp" in the related Prospectus Supplement.

SERVICER.........................    Key Bank USA, National Association, a
                                       national banking association (the "Bank" or, in its capacity as servicer, the "Servicer").

TRUSTEE..........................    With respect to each series of Securities,
                                       the Trustee specified in the related
                                       Prospectus Supplement.

INDENTURE TRUSTEE................    With respect to each series of Securities
                                       that includes any Notes, the Indenture
                                       Trustee specified in the related
                                       Prospectus Supplement.

THE NOTES........................    The terms of the Notes generally are
                                       described below.

A. GENERAL.......................    A series of Securities may include one or
                                       more classes of Notes, which will be
                                       issued pursuant to an Indenture between
                                       the Trust and the Indenture Trustee (as
                                       amended and supplemented from time to
                                       time, an "Indenture"). The related
                                       Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

B. DENOMINATION; BOOK-ENTRY......    Notes will be available for purchase in
                                       denominations specified in the related
                                       Prospectus Supplement or, if not so
                                       specified, in original denominations of
                                       $1,000 and integral multiples thereof.
                                       Notes will initially be issued in
                                       book-entry form and beneficial owners of Notes ("Note Owners") will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities."

C. NOTE INTEREST RATES...........    Each class of Notes other than Strip Notes
                                       will have a stated principal amount and
                                       will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each such class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the

                                       Interest Rate. See "Description of the
                                       Notes" herein and in the related
                                       Prospectus Supplement for any Trust that issues Notes.

D. CHARACTERISTICS...............    With respect to a series that includes two
                                       or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Notes designated as fixed payment notes, short term asset backed notes, targeted amortization classes, planned amortization classes or companion classes. See "Description of the Notes--Principal and Interest on the Notes."

E. STRIP NOTES...................    In addition, a series may include one or
                                       more classes of Notes ("Strip Notes")
                                       entitled to (i) principal payments with
                                       disproportionately small, nominal or no
                                       interest payments or (ii) interest
                                       payments with disproportionately small,
                                       nominal or no principal payments. Any
                                       Strip Notes will be extremely sensitive
                                       to the rate and timing of principal
                                       payments, including prepayments, on the
                                       Receivables. See "Risk Factors--Risk of
                                       Prepayment and Possible Adverse Effect on
                                       Yield--Risks Associated with Yield
                                       Sensitivity of the Strip Securities."

F. SUBORDINATION TO SECURITIES
  OF THE SAME TRUST..............    If the series of Securities issued by a
                                       Trust includes classes of Notes, the
                                       Notes will be entitled to receive
                                       payments and distributions from the same
                                       Trust property, and distributions in
                                       respect of certain classes of the Notes
                                       may be subordinated in priority of
                                       payment to payments on other classes of
                                       Notes to the extent specified in the
                                       related Prospectus Supplement.

G. CLEAN-UP CALL; REDEMPTION.....    If the Seller or Servicer exercises its
                                       option to purchase the Receivables of a
                                       Trust in the event the outstanding Pool
                                       Balance is equal to or less than the
                                       percentage of the Initial Pool Balance
                                       set forth in the related Prospectus
                                       Supplement in the manner and on the
                                       respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination," the outstanding Notes of such series will be redeemed in full as set forth in the related Prospectus Supplement.

H. PRE-FUNDING ACCOUNT;
REDEMPTION.......................    If the related Prospectus Supplement
                                       provides that the property of a Trust
                                       will include a Pre-Funding Account (as
                                       such term is defined in the related
                                       Prospectus Supplement, the "Pre-Funding
                                       Account"), one or more classes of the
                                       outstanding Notes of such series will be subject to partial redemption on or immediately following the end of the applicable Funding Period (as such term is defined in the related Prospectus

                                       Supplement, the "Funding Period") in an
                                       amount and manner specified in the
                                       related Prospectus Supplement.

THE CERTIFICATES.................    The terms of the Certificates generally are
                                       described below.

A. GENERAL.......................    A series may include one or more classes of
                                       Certificates and may or may not include
                                       any Notes. The related Prospectus
                                       Supplement will specify which class or
                                       classes, if any, of the Certificates are being offered thereby.

B. DENOMINATIONS; BOOK-ENTRY.....    Certificates will be available for purchase
                                       in denominations specified in the related
                                       Prospectus Supplement or, if not so
                                       specified, except for the Certificates,
                                       if any, of a given series purchased by
                                       the Seller, in minimum denominations of
                                       $1,000 and integral multiples of $1,000
                                       in excess thereof. Certificates will
                                       initially be issued in book-entry form
                                       and the beneficial owners of Certificates
                                       ("Certificate Owners") will be able to
                                       receive Definitive Certificates only in
                                       the limited circumstances described
                                       herein or in the related Prospectus
                                       Supplement. See "Certain Information
                                       Regarding the Securities -- Definitive
                                       Securities."

C. CERTIFICATE RATE..............    Each class of Certificates other than any
                                       Strip Certificates will have a stated
                                       Certificate Balance specified in the
                                       related Prospectus Supplement (the
                                       "Certificate Balance") and will accrue
                                       interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Certificate Rate"). Each such class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates or the method for determining the Certificate Rate. See "Description of the Certificates" herein and in the related Prospectus Supplement.

D. CHARACTERISTICS...............    With respect to a series that includes two
                                       or more classes of Certificates, each
                                       class may differ as to timing and
                                       priority of distributions, seniority,
                                       allocations of losses, Certificate Rate
                                       or amount of distributions in respect of principal or interest. Distributions in respect of principal or interest in respect of any such class or classes of Certificates may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

E. STRIP CERTIFICATES............    A series may include one or more classes of
                                       Certificates ("Strip Certificates" and,
                                       together with Strip Notes, "Strip
                                       Securities") entitled to (i) principal
                                       payments with disproportionately small,
                                       nominal or no interest payments or (ii)
                                       interest payments with disproportionately small, nominal or no principal payments. Any Strip Certificates will be extremely sensitive to the rate and timing of principal payments, including prepayments, on the Receivables. See ' Risk Factors -- Risk of Prepayment and Possible Adverse Effect on Yield -- Risks Associated with Yield Sensitivity of the Strip Securities."

F. SUBORDINATION TO SECURITIES
  OF THE SAME TRUST..............    If the series of Securities issued by a
                                       Trust includes classes of Notes or more
                                       than one class of Certificates, all of
                                       the Notes and Certificates will be
                                       entitled to receive payments and
                                       distributions from the same Trust
                                       property, and distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes or to other classes of Certificates to the extent specified in the related Prospectus Supplement.

G. CLEAN-UP CALL; PREPAYMENT.....    If the Seller or Servicer exercises its
                                       option to purchase the Receivables of a
                                       Trust in the event the outstanding Pool
                                       Balance is equal to or less than the
                                       percentage of the Initial Pool Balance
                                       set forth in the related Prospectus
                                       Supplement in the manner and on the
                                       respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination," Certificateholders will receive as a prepayment in full an amount in respect of the Certificates of such series as specified in the related Prospectus Supplement.

H. PRE-FUNDING ACCOUNT;
  PARTIAL PREPAYMENT.............    If the related Prospectus Supplement
                                       provides that the property of a Trust
                                       will include a Pre-Funding Account,
                                       Certificateholders may receive a partial prepayment of principal on or immediately following the end of the applicable Funding Period in an amount and manner specified in the related Prospectus Supplement.

THE TRUST PROPERTY...............    The property of each Trust will include a
                                       pool of motor vehicle promissory notes
                                       and security agreements and/or retail
                                       installment sales contracts secured by
                                       new or used automobiles or light duty
                                       trucks (collectively, the "Receivables"), including rights to receive payments received under such Receivables after the applicable Cutoff Date, security interests in the vehicles financed thereby (the "Financed Vehicles"), rights under agreements with automobile or light duty truck dealers ("Dealer Agreements"), rights with respect to Eligible Deposit Accounts, which will include the Collection Account and may include a Reserve Account and/or a Yield Supplement Account, rights under the related Purchase Agreements and any proceeds from claims on or rebates of premiums relating to insurance policies and rebates of amounts relating to items such as extended warranties with respect to the Financed Vehicles. On or before the Closing Date specified in the related Prospectus Supplement with respect to a Trust (as such term is defined in the related Prospectus Supplement, the "Closing Date"), the Seller will sell or transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the dates specified therein to such Trust pursuant to either a Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee (as amended and supplemented from time to time, the "Pooling and Servicing Agreement" and, together with the Sale and Servicing Agreement, each a "Transfer and Servicing Agreement"). The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Revolving Account and any other account identified in the related Prospectus Supplement. See "The Trusts" herein and "The Trust" in the related Prospectus Supplement.

                                     In addition, to the extent provided in the
                                       related Prospectus Supplement, from time to time during the related Revolving Period and/or Pre-Funding Period, as the case may be, the Seller may purchase from Affiliates additional Receivables
                                       ("Subsequent Receivables") having an
                                       aggregate principal balance approximately equal to the amount of principal collections on the related Receivables deposited in the Revolving Account from time to time during the Revolving Period and/or the amount deposited in the Pre-Funding Account on the related Closing Date (the "Pre-Funded Amount"), and will transfer and assign such Subsequent Receivables to the related Trust in exchange for the payment to the Seller of funds on deposit in such Revolving Account or Pre-Funding Account equal to the aggregate outstanding principal balance of the Subsequent Receivables so transferred as of the applicable subsequent cutoff date. See "Pre-Funding Account" and "Revolving Account" below in this summary and "Certain Information Regarding the Securities -- Funding Period or Revolving Period."

THE RECEIVABLES..................    The Receivables will generally consist of
                                       (i) motor vehicle promissory notes and
                                       security agreements executed by an
                                       Obligor in favor of a motor vehicle
                                       lender ("Direct Loans") and/or (ii) motor vehicle retail installment sales contracts between an Obligor and a vehicle dealer (collectively, "Motor Vehicle Loans"). Direct Loans may include promissory notes and security agreements for which a vehicle dealer (a "Dealer") performed certain ministerial loan processing functions on behalf of the lender. In addition, the related Receivables Pool may include Motor Vehicle Loans acquired by an Affiliate ("Acquired Receivables"). "Originator" means, with respect to any Motor Vehicle Loan, the Affiliate that (i) was the lender with respect to a Direct Loan or
                                       (ii) acquired such Motor Vehicle Loan
                                       from a Dealer or other third party.
                                       "Affiliate" means a bank or other nonbank entity owned or acquired by KeyCorp or by its subsidiaries. "Subsidiary" includes both direct and indirect subsidiaries. As of the date of this Prospectus, the Bank and AutoFinance Group, Inc., a wholly-owned subsidiary of KeyCorp ("AutoFinance Group" and, together with the Bank, the "Primary Originators"), are the only KeyCorp subsidiaries that, make or acquire Motor Vehicle Loans. Receivables that are to be included in any Receivables Pool will be transferred by an Affiliate to the Seller for purposes of sale to the applicable Trust. The Receivables for any given Receivables Pool will be selected from the Motor Vehicle Loans owned by Affiliates based on the criteria specified in the applicable Transfer and Servicing Agreement, and described herein and in the related Prospectus Supplement. See "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement.

CREDIT AND CASH FLOW
ENHANCEMENT......................    The form and amount of any credit
                                       enhancement will be specified in the
                                       related Prospectus Supplement. Credit
                                       enhancement with respect to a Trust or
                                       any class or classes of Securities may
                                       include any one or more of the following:
                                       subordination of one or more other
                                       classes of Securities or all or a portion of any servicing fees, a reserve account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Certain forms of credit enhancement may contain limitations on, and exclusions from, coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement".

PRE-FUNDING ACCOUNT..............    If specified in the related Prospectus
                                       Supplement, during a Funding Period until the earliest of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account is less than the minimum amount specified in the related Prospectus Supplement, (b) the occurrence of an Event of Default under the Indenture or a Servicer Termination Event under the applicable Transfer and Servicing Agreement, (c) the occurrence of certain events of insolvency with respect to the Seller or the Servicer or
                                       (d) the close of business on a business
                                       day specified in the related Prospectus
                                       Supplement not later than one year after the applicable Closing Date, the Pre-Funding Account will be maintained as a trust account in the name of the Applicable Trustee. The Pre-Funded Amount will initially equal the amount specified in the related Prospectus Supplement, which may be up to 100% of the aggregate principal amount of the series of Securities offered thereunder. During the Funding Period, the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the applicable Transfer and Servicing Agreement, and the amounts thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables. Prior to being used to purchase Subsequent Receivables or paid to the registered holders of each class of Notes ("Noteholders") and the registered holders of Certificates
                                       ("Certificateholders" and together with
                                       any Noteholders, "Securityholders") the
                                       Pre-Funded Amount will be invested from
                                       time to time in Permitted Investments.
                                       Although the specific parameters of the
                                       Pre-Funding Account with respect to any
                                       issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that (a) the Funding Period will not exceed one year from the related Closing Date, and (b) that the Subsequent Receivables to be acquired during the Funding Period will be subject to the same types of representations and warranties as the Initial Receivables included in the related Receivables Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement). It is anticipated that any Subsequent Receivables originated by a Primary Originator will be originated in accordance with the underwriting criteria described under "The Receivables Pools -- Underwriting." See "Description of the Transfer and Servicing Agreements -- Accounts" herein and in the related Prospectus Supplement.

REVOLVING ACCOUNT................    If specified in the related Prospectus
                                       Supplement for any Trust that issues
                                       Notes, all principal collections received on the related Receivables during the Revolving Period (as such term is defined in the related Prospectus Supplement, the "Revolving Period") for such Trust and, on each Distribution Date during such Revolving Period, such other amounts described in the related Prospectus Supplement, will be deposited in the Revolving Account (as such term is defined in such Prospectus Supplement, the "Revolving Account") for such Trust and, except as provided below, no principal collections under the Receivables will be distributed to the holders of a series of Securities issued by such Trust on any Distribution Date occurring during such Revolving Period. Although the specific parameters of the Revolving Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that (a) the Revolving Period will not exceed three years from the related Closing Date, and (b) that the Subsequent Receivables to be acquired during the Revolving Period will be subject to the same types of representations and warranties as the Initial Receivables included in the related Receivables Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement). It is anticipated that any Subsequent Receivables originated by a Primary Originator will be originated in accordance with the underwriting criteria described under "The Receivables Pools -- Underwriting." If the amount on deposit in a Revolving Account at the close of business on the last day of a calendar month during the Revolving Period exceeds the maximum permitted Revolving Account balance specified in the related Prospectus Supplement, the holders of such series of Securities will receive a distribution of principal on their Securities on the next Distribution Date in an amount equal to the amount of such excess.

                                     In addition, if the related Trust includes
                                       a Revolving Account, a principal payment equal to the sum of (a) the amount, if any, on deposit in such Revolving Account as of the close of business on the first business day following the applicable Revolving Period and (b) such other amounts described in the related Prospectus Supplement for the next Distribution Date thereafter will be distributed to the holders of the related series of Securities on such next Distribution Date and thereafter principal distributions will be made to the holders of the related series of Securities in the manner otherwise specified herein and in the related Prospectus Supplement.

RESERVE ACCOUNT..................    If specified in the related Prospectus
                                       Supplement, a Reserve Account will be
                                       created for each Trust which may require an initial deposit of cash or certain investments having a value equal to the amount specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, funds in the Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date and any amounts deposited from time to time from the Pre-Funding Account and/or Revolving Account in connection with a purchase of Subsequent Receivables. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement, the "Specified Reserve Account Balance") will be distributed. See "Description of the Transfer and Servicing Agreements--Accounts" herein and in the related Prospectus Supplement.

TRANSFER AND SERVICING
AGREEMENTS.......................    With respect to each Trust, the Seller will
                                       sell the related Receivables to such
                                       Trust pursuant to a Transfer and
                                       Servicing Agreement. The rights and
                                       benefits of any Trust under a Sale and
                                       Servicing Agreement will be assigned to
                                       the Indenture Trustee as collateral for
                                       the Notes of the related series. The
                                       Servicer will agree with each Trust to be responsible for servicing, managing, maintaining custody of and making collections on the related Receivables. The Servicer will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes.

                                     The Seller will be obligated to repurchase
                                       any Receivable if the interest of the
                                       applicable Trust in such Receivable is
                                       materially and adversely affected by a
                                       breach of any representation or warranty made by the Seller with respect to the Receivable, if such breach has not been cured following the discovery by or notice to the Seller of the breach.

                                     The Servicer will be obligated to purchase
                                       any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled Maturity Date (as defined in the related Prospectus Supplement, the "Final Scheduled Maturity Date"), reduces the contractual rate of interest on such Receivable ("Contract Rate") or principal balance of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                                     The Servicer will be entitled to receive a
                                       fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, and, in addition to such fee, is entitled to receive certain late fees, extension fees, prepayment charges, non-sufficient funds charges and other administrative fees or similar charges relating to the servicing of the Receivables. In addition, the Servicer or the Seller will be entitled to receive such fees and other amounts specified in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, the right to receive all or a portion of any such servicing fees may be subordinated to rights of Securityholders and all or a portion of any such servicing fees may otherwise serve as credit enhancement for the related Securities. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses herein and "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" and "-- Distributions" in the related Prospectus Supplement.

NO RECOURSE TO SELLERS OR
SERVICER.........................    The Receivables sold and assigned to the
                                       applicable Trust will be sold and
                                       assigned by the Seller to such Trust
                                       without recourse to the Seller, the
                                       Servicer or any of their respective
                                       affiliates for credit losses on such
                                       Receivables. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and, except as may be set forth in an applicable Prospectus Supplement in connection with any credit enhancement, neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, the Applicable Trustee, any Indenture Trustee or any other person or entity.

TAX STATUS.......................    Unless the Prospectus Supplement specifies
                                       that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Securities, Federal Tax Counsel to such Trust will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such series will be characterized as debt and (ii) such Trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Note Owner, by the acceptance of a beneficial interest in a Note of such series, will agree to treat such Note as indebtedness, and each Certificate Owner, by the acceptance of a beneficial interest in a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificate Owner is a partner for federal, state and local tax purposes.

                                     If the Prospectus Supplement specifies that
                                       the related Trust will be treated as a
                                       grantor trust, upon the issuance of the
                                       related series of Certificates, Federal
                                       Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Accordingly, the Certificate Owners would be treated as owners of the Receivables for federal income tax purposes.

                                     See "Federal Income Tax Consequences" and
                                       "State Tax Consequences" herein and in
                                       the related Prospectus Supplement for
                                       additional information concerning the
                                       application of federal and state tax
                                       laws.

ERISA CONSIDERATIONS.............    The related Prospectus Supplement will set
                                       forth certain information as to whether
                                       each class of Securities issued by the
                                       related Trust will be eligible for
                                       purchase by employee benefit plans
                                       subject to the Employee Retirement Income
                                       Security Act of 1974, as amended
                                       ("ERISA"), or by any individual
                                       retirement account. See "ERISA
                                       Considerations" herein and in the related
                                       Prospectus Supplement.

RATING OF SECURITIES.............    It is a condition to the issuance of each
                                       class of Securities offered hereby that
                                       they are rated by at least one nationally recognized statistical rating agency in one of its generic rating categories which signifies investment grade. The ratings of the Securities address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to their terms. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if circumstances so warrant. See "Risk Factors Ratings of the Securities."

MATERIAL RISKS...................    There are material risks associated with an
                                       investment in the Securities. Prospective investors should consider the factors set forth under "Risk Factors" on pages 14 to 23, and as are provided in the related Prospectus Supplement.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Securities. Each Underwriter (as defined in the related Prospectus Supplement, an "Underwriter") may make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

RISK OF PREPAYMENT AND POSSIBLE ADVERSE EFFECT ON YIELD

     Reinvestment Risks from Prepayments. All the Receivables are prepayable at any time without penalty to the Obligor. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The weighted average life (i.e., the average time in which each dollar of principal is paid on the Securities) of the Securities may be reduced by full or partial prepayments on the Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the payment in full of such Receivable. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Transfer and Servicing Agreement as a result of uncured breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Transfer and Servicing Agreement as a result of uncured breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." Any reinvestment risks (i.e., risks that amounts received by Securityholders will not be able to be invested at interest rates that are greater than or equal to the applicable Interest Rate or Certificate Rate) resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the option of the Servicer and/or Seller to purchase the remaining Receivables of a given Receivables Pool, "-- Insolvency" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs and "Risk
Factors -- Financial Institution Insolvency Risks" regarding the right of the FDIC to prepay Securities in certain circumstances.

     Risks Associated with Securities Purchased at a Discount or Premium. Holders of Securities should consider, in the case of any Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables will result in an actual yield (i.e., the effective interest rate) that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables will result in an actual yield that is less than the anticipated yield. See "-- Reinvestment Risks from Prepayments."

     Risks Associated with Yield Sensitivity of the Strip Securities. The yield to maturity of any Strip Securities will be extremely sensitive to the prepayment, and default experience on the Receivables, which may fluctuate significantly from time to time. See "-- Reinvestment Risks from Prepayments." Holders of any Strip Securities entitled to principal payments with disproportionately small, nominal or no interest payments should consider the risk that a slower than anticipated rate of payments on the Receivables will result in an actual yield that is less than the anticipated yield. Holders of Strip Securities entitled to interest payments with disproportionately small, nominal or no principal payments should consider the risk that a faster than anticipated rate of payments on the Receivables will result in an actual yield that is less than the anticipated yields. Prospective investors in Strip Securities should fully consider the risk that an extremely rapid rate of principal prepayments could result in the failure of investors in the Strip Securities entitled to disproportionately small, nominal or no principal payments to recoup their initial investment.

RISK OF COMMINGLING OF RECEIVABLES FILES

     The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the related Trust in its purchase of Receivables from the Seller and in the appropriate jurisdictions in which the Affiliates are located to perfect the interest of the Seller in its purchase of Receivables from the Affiliates in accordance with the UCC in effect in the relevant jurisdiction. The Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Applicable Trustee following the sale and assignment of the Receivables to the related Trust. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. The Seller believes that it is customary for Receivables to not be segregated or stamped or otherwise marked in connection with asset securitizations of the type contemplated hereby and in other types of receivables financings where the parent company of the transferor has credit ratings that are investment grade or better and servicing is retained by the transferor. The Seller's affiliates, in their traditional lending practices, generally would take possession of the financed receivables if servicing is not retained by the transferor or the transferor has a lower than investment grade credit rating. If through inadvertence or otherwise (for example, if an Affiliate or the Seller were to sell or grant a security interest in Receivables in violation of the applicable Transfer and Servicing Agreements), another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust. Under such circumstances, there is a risk that the Trust would not be able to realize some or all of the cash flow from such Receivable. Although such Affiliate or the Seller would be liable to the Trust in that event, if such Affiliate or the Seller became insolvent, holders of Securities could suffer losses.

RISK OF UNENFORCEABLE SECURITY INTEREST IN FINANCED VEHICLES

     In connection with the sale of Receivables by each Originator to the Seller and by the Seller to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by such Originator to the Seller and by the Seller to such Trust simultaneously with the sale of such Receivables by such Originator to the Seller and by the Seller to such Trust. Due to administrative burden and expense (i.e., fees payable to state motor vehicle departments ranging up to approximately forty dollars per vehicle and related paperwork), the certificates of title to the Financed Vehicles will not be amended to reflect the assignments to the Seller or to the Trust. In the absence of such amendments, the Seller and such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. The Seller will be obligated to repurchase any Receivable sold to such Trust as to which the Seller has breached its representation that it has a perfected security interest in the Financed Vehicle securing such Receivable as of the date such Receivable is transferred to such Trust, if such breach shall materially and adversely affect the interest of such Trust in such Receivable and if a breach of such representation shall not have been cured by the last day of the month that includes the sixtieth day (or, if the Seller elects, the thirtieth day) following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected, which could result in delays in payments on the related Notes (if any) and Certificates and possible reductions in the amount of those payments. The applicable Affiliate will be obligated, pursuant to the Purchase Agreement to which it is a party, to repurchase from the Seller any Receivable sold by it thereunder that the Seller has repurchased as a result of such a breach. The Seller will assign its rights under each Purchase Agreement to the related Trust. The Seller believes that it is customary for certificates of title or ownership to not be endorsed or amended in connection with asset securitizations of the type contemplated hereby.

RISK OF NON-PRIORITY OF TRUST'S SECURITY INTEREST IN FINANCED VEHICLES

     To the extent the security interest in the Financed Vehicles is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle, which could result in delays in payments on the related Notes (if any) and Certificates and possible reductions in the amount of those payments. Neither the Seller nor the Servicer will have an obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles."

RISK OF SUBSTANTIVE CONSOLIDATION

     Seller has taken steps in structuring the transactions described herein and in the related Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by KeyCorp or any Affiliate subject to the United States Bankruptcy Code (the "Bankruptcy Code") under the Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of KeyCorp or such Affiliate. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of KeyCorp or any Affiliate in a proceeding under any Insolvency Law. See "The Seller." If a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of KeyCorp or any Affiliate in a proceeding under any Insolvency Law, then any "true sale" to the Seller would be ineffective to remove the Receivables and other assets from the bankruptcy estate of KeyCorp or such Affiliate, and delays in payments of collections of the Receivables could occur or reductions in the amount of such payments could result. See "Risk of No "True Sale' " below. Although there can be no assurance, the Seller believes there is no material risk that the Trust would be substantively consolidated with any other entity if that entity were to become the subject of a proceeding under any Insolvency Law.

RISK OF NO "TRUE SALE"

     The Seller and each Affiliate subject to the Bankruptcy Code each intend that the transfer of Receivables by such Affiliate to the Seller will constitute a "true sale" of such Receivables. The Seller has taken steps in structuring its purchases of Receivables from each Affiliate that is subject to the Bankruptcy Code to increase the likelihood that such purchases will each be deemed a "true sale". In particular, each such purchase will be without recourse to the applicable Affiliate for credit losses and at a purchase price believed by the parties to represent the fair market value of the applicable Receivables. If the transfer does, in fact, constitute such a "true sale," the Receivables and the proceeds thereof would not be part of such Affiliate's bankruptcy estate under
Section 541 of the Bankruptcy Code should such Affiliate become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller. It is a condition of the offering that the Seller shall have received an opinion of counsel to the effect that, subject to certain facts, assumptions and qualifications, the transfer of such Receivables by an Affiliate subject to the Bankruptcy Code to the Seller pursuant to the related Purchase Agreement would be characterized as a "true sale" of such Receivables to the Seller and such Receivables would not form part of such Affiliate's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

     Notwithstanding the foregoing, if the Seller or an Affiliate subject to the Bankruptcy Code were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Seller or such Affiliate or the Seller or such Affiliate itself were to take the position that the transfer of Receivables by the Seller to the Trust, or by such Affiliate to the Seller, as the case may be, should instead be treated as a pledge of the Receivables to secure a borrowing of the Seller or such Affiliate, as the case may be, then delays in payments of collections of the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of the Receivables by the Seller to the Trust, or by an Affiliate subject to the Bankruptcy Code to the Seller, is treated as a pledge instead of a sale, a tax, government or other lien on the property of the Seller or such Affiliate, as the case may be, arising before the transfer of the Receivables to the Trust may have priority over the Trust's or the Seller's interest in the Receivables.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S.Ct 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Securityholders might experience delays in payment or possibly losses on their investment in the Securities. The Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

FINANCIAL INSTITUTION INSOLVENCY RISKS

     Each Affiliate subject to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), intends that the transfer of the Receivables by it to the Seller constitutes a sale. In the event that an Affiliate subject to FIRREA were to become insolvent, FIRREA sets forth certain powers that the Federal Deposit Insurance Corporation (the "FDIC") could exercise if it were appointed as receiver of such Affiliate. Subject to certain qualifications, to the extent that the Seller or related Trust has a valid perfected security interest in the Receivables, such security interest should be enforceable (to the extent of the "actual direct compensatory damages" of the Seller or such Trust) notwithstanding the insolvency of, or the appointment of a receiver or conservator for, any Affiliate, and payments to such Trust with respect to the Receivables transferred to it from the Seller (up to the amount of such damages) should not be subject to recovery by such a conservator or receiver. See "Certain Legal Aspects of the Receivables -- Other Limitations." If, however, the FDIC were to assert a contrary position, such as by requiring the Seller or related Trust to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the related Notes (if any) and the Certificates and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repudiate the applicable Purchase Agreement and pay damages to the Seller which, in turn, would prepay the related Notes (if any) and Certificates, and would shorten their respective weighted average lives.

RATINGS OF THE SECURITIES

     It is a condition to the issuance of each class of Securities offered hereby that they are rated by at least one nationally recognized statistical rating agency in one of its generic rating categories which signifies investment grade. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

REALIZATION UPON FINANCED VEHICLES; OBLIGOR INSOLVENCY-RELATED RISKS

     Numerous statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment against an obligor. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the obligor's rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. To the extent that any credit enhancement for such Trust were insufficient to cover all such losses, such actions could result in an inability of holders of the Notes (if any) and Certificates issued by such Trust to recover payment in full of their respective principal amounts and interest thereon or could result in delays in such payments.

CONSUMER PROTECTION LAWS

     Federal and state consumer protection laws impose requirements upon creditors in connection with retail installment sales contracts and notes and security agreements and certain of these laws make an assignee thereof (such as a Trust) liable to the obligor thereon for any violation by the creditor or subject to defenses which could be asserted by the obligor against the applicable Dealer or Originator. Application of such laws could render a Receivable unenforceable, cause the Trust to be unable to collect any balance remaining due on the Receivable or result in liability to the Trust. Such consequences could result in delays in payments on the related Notes (if any) and Certificates and possible reductions in the amount of those payments. The Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

LACK OF RECOURSE TO THE SELLER, THE SERVICER AND THEIR AFFILIATES

     None of the Seller, the Servicer or their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust. The Securities will not be guaranteed by, represent an interest in or obligation, either recourse or nonrecourse, of the Seller, the Servicer or any person other than the Trust.

     However, in connection with the sale of Receivables by the Seller to a given Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing
Agreements -- Servicing Procedures." To the extent that collections on any Receivable were reduced as a result of any matter giving rise to a repurchase obligation on the part of the Seller or the Servicer, and the Seller or the Servicer failed for any reason to perform in accordance with that obligation, then delays in payments on the related Notes (if any) and Certificates and possible reductions in the amount of those payments could occur. Moreover, if the Bank were to cease acting as the Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

SUBORDINATION

     To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Because all of such Securities will be issued by the same Trust and entitled to receive payments and distributions from the same Trust Property, investors in any such subordinated class or classes of Certificates should consider the risk that losses on the Receivables will be borne by such investors if any Reserve Account or any other credit enhancement is exhausted and could result in the failure of such investors to recover their initial investment.

LIMITED ASSETS; RISK OF CREDIT LOSSES ON RECEIVABLES

     No Trust will have, or be permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any Affiliate, the Seller, the Servicer, any Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Revolving Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in any such Reserve Account with respect to any Trust will be limited in amount and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in any such Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the related Securities. If any such Reserve Account is depleted, the related Trust will depend solely on current payments on its Receivables and other credit enhancement (if any) to make payments on the related Securities. If losses occur which are not covered by the Reserve Account (if any) or any other credit enhancement or which exceed the amount covered by such credit enhancement, holders of Securities may be unable to receive payment in full of principal and interest on their respective Securities.

     If so directed by the holders of the requisite percentage of outstanding Notes of a series issued with respect to a Trust that issues Notes, following an acceleration of the Notes upon an Event of Default, the applicable Indenture Trustee may sell the related Receivables in certain limited circumstances as specified in the related Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default." However, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes. Therefore, upon an Event of Default with respect to the Notes of any series, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date (as defined in the related Prospectus Supplement, the "Final Scheduled Distribution Date") for such class of Notes.

RISKS ASSOCIATED WITH SUBSEQUENT RECEIVABLES

     If so specified in the applicable Prospectus Supplement, the property of a Trust may include monies on deposit in a Pre-Funding Account or Revolving Account, which monies will be used to purchase or otherwise acquire Subsequent Receivables from the Seller from time to time during the Funding Period or Revolving Period specified in the related Prospectus Supplement. If a Pre-Funding Account or Revolving Account is included in the property of a Trust, the ability of the Originators to generate Subsequent Receivables to be conveyed to the Seller for subsequent conveyance to such Trust will affect the amount on deposit in such account which is not applied to the purchase of Subsequent Receivables during the Funding Period or Revolving Period, as applicable. Such Funding Period may be up to one year in length in the case of any Trust that issues Notes and 90 days after the Closing Date for any other Trust. The duration of any Revolving Period will be set forth in the related Prospectus Supplement. At the end of the Funding Period or Revolving Period, as applicable, the holders of Securities issued by such Trust may receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account or Revolving Account, as applicable. The reinvestment risk associated with any such distribution of principal will be borne by the holders of the Securities issued by such Trust. The amount that may be initially deposited into a Pre-Funding Account may be up to 100% of the principal amount of the Securities issued by a Trust. There is no limitation on the percentage of a Trust's property which may be represented by amounts on deposit in a Pre-Funding Account and consequently, there is no limitation on the percentage of a series or class of Securities which may be represented by amounts on deposit in a Pre-Funding Account. Amounts on deposit in a Revolving Account will be limited to the amount set forth in the related Prospectus Supplement. Amounts on deposit in any Pre-Funding Account or Revolving Account may be invested only in certain permitted investments deemed acceptable by the Rating Agencies as consistent with the applicable ratings on the Securities. Subsequent Receivables may be originated by the Originators at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Accordingly, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline due to the transfer of Subsequent Receivables to the Trust. The transfer of Subsequent Receivables to the Trust may also result in an accelerated rate of payment to the applicable Securityholders caused by an increased level of defaults on such Receivables. Securityholders will bear all reinvestment risk associated with a higher than expected rate of payment on the Securities. In addition, if such Securities were purchased at a premium, a higher than expected rate of payment would result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account or Revolving Account have not been fully applied to the purchase of Subsequent Receivables by a Trust by the end of the applicable Funding Period or Revolving Period and such amounts exceed the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date on or immediately following the last day of the applicable Funding Period or Revolving Period, as applicable, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account or Revolving Account following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account or Revolving Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Holders of Securities issued by a Trust the property of which includes a Pre-Funding Account or Revolving Account will bear the reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account or Revolving Account after the termination of the applicable Pre-Funding Period or Revolving Period, as applicable. Any such distribution will have the effect of a prepayment on the related Receivables and, if such Securities were purchased at a premium, would result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

EXTENSIONS AND DEFERRALS OF PAYMENTS ON RECEIVABLES

     Consistent with its customary servicing practices and procedures, the Servicer or its designee may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. Some, but not all, of such arrangements will cause the Servicer to be obligated to purchase such Receivables. Any such extensions or modifications which do not result in a Servicer obligation to purchase such Receivables may increase the weighted average life of the related Securities. Any reinvestment risks resulting from purchases by the Servicer of Receivables or faster or slower payment resulting from extensions and modifications of payments on Receivables held by the Trust will be borne entirely by the Securityholders of the related series of Securities. The Servicer will not be permitted to grant any such extension or modification if as a result the final scheduled payment on a Receivable would fall after the related Final Scheduled Maturity Date, unless the Servicer repurchases the affected Receivable. See "Risk Factors -- Risk of Prepayment and Possible Adverse Effect on Yield" and "Weighted Average Life of the Securities."

RISK OF COMMINGLING

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account for such Trust or, during any Revolving Period, into the Revolving Account for such Trust. For so long as the Bank satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") so permit in connection with the ratings of the related Securities, then for so long as the Bank serves as the Servicer and provided that (i) there exists no Servicer Termination Event and (ii) each other condition to making such monthly or less frequent deposits as may be described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account or, during any Revolving Period, into the Revolving Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account or, during any Revolving Period, into the Revolving Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. For example, the Servicer might not be able to remit such funds if it were to become a debtor in an insolvency proceeding. Under the UCC, the Trust's interest in cash collected by the Servicer that has been commingled with other funds of the Servicer would become unperfected ten days after receipt by the Servicer. If the Servicer were to become a debtor in an insolvency proceeding, the Trust might be deemed an unsecured creditor with respect to commingled funds held by the Servicer longer than ten days. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

SERVICER TERMINATION EVENTS

     With respect to a series of Securities that includes Notes, in the event a Servicer Termination Event occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights Upon Servicer Termination Event" may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Termination Event occurs. In addition, the Noteholders of such series will have the ability, with certain specified exceptions, to waive Servicer Termination Events by the Servicer, including Servicer Termination Events that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Servicer Termination Events."

BOOK-ENTRY REGISTRATION

     Each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the beneficial owners of the Securities ("Security Owners") of such series or their nominees unless Definitive Securities are issued. As a result, unless and until Definitive Securities for such series are issued, such Security Owners will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, such Security Owners will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their participating organizations. See "Certain Information Regarding the
Securities -- Book-Entry Registration" and "-- Definitive Securities."

                                   THE TRUSTS

     With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of Receivables pursuant to which a purchaser (an "Obligor") of a Financed Vehicle is obligated. The property of each Trust will also include all payments received with respect to any Simple Interest Receivables on and after the Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") and all payments due with respect to Precomputed Receivables on and after the applicable Cutoff Date. Pursuant to each Dealer Agreement, the applicable Dealer is obligated to purchase from the Originator that is a party to such Dealer Agreement any Receivables sold or originated thereunder which do not meet certain representations made by that Dealer, and, to the extent set forth in the related Prospectus Supplement, any uncollectible Receivables covered by recourse plans ("Dealer Recourse"). The Receivables of each Receivables Pool will be serviced by the Servicer. See "The Bank." Receivables that are to be included in any Receivables Pool will be transferred pursuant to a Purchase Agreement by an Affiliate to the Seller for purposes of transfer to the applicable Trust. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions.

     On or before the applicable Closing Date, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during a Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust and will be subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Transfer and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement (see "Description of the Transfer and Servicing Agreement -- Accounts" herein and in the related Prospectus Supplement); (ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the Seller's rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering the Financed Vehicles or the Obligors, as the case may be, and rebates of premiums relating to any insurance policies and rebates of other items such as extended warranties financed under the Receivables, to the extent applied to reduce the principal balance of the related Receivable; (iv) any property or rights that shall have secured a Receivable and that shall have been acquired by the applicable Trust;
(v) any Dealer Recourse and other rights of Affiliates under Dealer Agreements;
(vi) the Seller's rights under the related Purchase Agreements; (vii) the Seller's rights to documents and instruments relating to the Receivables; and
(viii) any and all proceeds of the foregoing; provided that, with respect to any series of Notes, the relevant rights and benefits with respect to such property will be assigned by the Seller and the applicable Trustee to the related Indenture Trustee for the benefit of the related Securityholders. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Revolving Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     If so specified in the related Prospectus Supplement, a Trust may acquire Initial Receivables pursuant to warehouse financing arrangements entered into prior to the sale by that Trust of any Notes offered hereby. "Warehouse financing" generally refers to interim financing of Motor Vehicle Loans during the period from the purchase or funding of the Motor Vehicle Loans by Originators until the securitization of the Motor Vehicle Loans. Often, an Originator will obtain some or all of the funds to purchase or fund Motor Vehicle Loans through internal funds. Any remaining funds necessary may be borrowed from a bank or other third party. In some cases, to the extent specified in the related Prospectus Supplement, a Trust that issues Notes will acquire Receivables prior to the issuance of the Notes and/or Certificates ultimately to be issued by that Trust. The interim financing for such acquisitions will be provided by the issuance by the Trust of notes or certificates which were privately placed. Such notes or certificates will be refinanced by the sale of the Notes and/or Certificates. It will be a condition to the issuance of any Securities which refinance other securities issued by any such Trust that such warehouse financing be repaid to the extent provided in the related Prospectus Supplement, and any related security interests released, at or prior to the time of such issuance.

     The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and
"-- Servicing Compensation and Payment of Expenses" in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer or the applicable Originator acting as subservicer, as the case may be, to retain physical possession of the documents representing the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Seller or each Trust. In the absence of such amendments, the Seller and such Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     Notes and Certificates of a given Series will be issued by the same Trust and payable from the same Trust property. If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Account (if any) or other credit enhancement for such series, or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing
Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

     If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a "financial asset securitization investment trust" or "FASIT." The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. See "Federal Income Tax Consequences -- FASIT Legislation."

     The principal offices of the applicable Trust (if any) and the related Trustee will be specified in the related Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the applicable Transfer and Servicing Agreement. The Trustee under each Trust Agreement will perform administrative functions under such Trust Agreement, including making distributions from the Certificate Distribution Account. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool are and will be motor vehicle retail installment sales contracts entered into between Obligors and automotive dealers and Direct Loans (collectively, "Motor Vehicle Loans"). Each Receivables Pool generally will include Receivables originated by one or more of the Primary Originators. In addition, the related Receivables Pool may include Receivables originated by other Affiliates, including Receivables acquired through acquisitions of such Affiliates. Receivables of an Affiliate that are to be included in any Receivables Pool will be transferred pursuant to a Purchase Agreement by an Affiliate to the Seller for purposes of sale to the applicable Trust.

     The Primary Originators originate Motor Vehicle Loans across a wide credit spectrum of Obligors. Obligors which do not meet traditional credit standards are the focus of finance programs for higher risk obligors. The Bank is considered a traditional credit originator and AutoFinance Group is considered an originator of higher risk Motor Vehicle Loans. Such higher risk Motor Vehicle Loans will have higher loss rates and may have higher delinquency rates than traditional credits.

     The Receivables to be held by each Trust will be selected from the Motor Vehicle Loan portfolio of each Affiliate for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) is a Precomputed Receivable or a Simple Interest Receivable and (iv) as of the Cutoff Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) had a scheduled maturity not later than the date set forth in the related Prospectus Supplement, (c) had an original term to maturity of not more than the period set forth in the related Prospectus Supplement and (d) had a Contract Rate of not less than the rate per annum set forth in the related Prospectus Supplement. No selection criteria or procedures believed by the Seller to be adverse to the Securityholders are to be used in selecting the Receivables.

     "Precomputed Receivables" consist of any of the following (i) monthly actuarial receivables ("Actuarial Receivables"), (ii) receivables that provide for allocation of payments according to the "Rule of 78's" ("Rule of 78's Receivables") or (iii) receivables that provide for allocation of payments according to the "Sum of Periodic Balances" method ("Sum of Periodic Balances Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to of the Contract Rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment. Rule of 78's Receivables and Sum of Periodic Balances Receivables provide for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated Contract Rate for the term of the receivable. For a Rule of 78's Receivable, the rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly installment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's." For a Sum of Periodic Balances Receivable, the rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly installment allocated to reduction of the outstanding principal are calculated in accordance with the Sum of Periodic Balances method. In either case, the fraction used in the calculation of add-on interest earned each month has as its denominator a number equal to the sum of the series of numbers (the sum of the numbers of payments, in the case of a Rule of 78's Receivable, and the sum of the periodic principal balances for each month, in the case of Sum of Periodic Balances Receivables). The numerator of the fraction for a given month is the number of payments or the principal balance, as the case may be, before giving effect to the payment to be made in that month. For example, in the case of a Rule of 78's Receivable providing for twelve payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from one to twelve. The fraction for the first payment would be , the fraction for the second payment would be and the fraction for the last payment would be . The applicable fraction is then multiplied by the total add-on interest payable over the entire term of the receivable, and the resulting amount is the amount of add-on interest "earned" that month. The difference between the amount of the monthly payment and the amount of add-on interest earned for the month is applied to reduce the outstanding principal balance of the receivable.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. Unlike the monthly installment under an Actuarial Receivable, however, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased, or additional monthly payments are required after the final scheduled payment date, as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

     Interest accrues more rapidly and principal is amortized more slowly on Rule of 78's and Sum of Periodic Balances Receivables than on Actuarial Receivables. Each Trust will account for the Rule of 78's and Sum of Periodic Balances Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's or Sum of Periodic Balances Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by Contract Rate and by the geographic location, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

UNDERWRITING

     The Primary Originators may originate Motor Vehicle Loans in any of the following ways: (1) making a Direct Loan to an Obligor through a Dealer that performs certain ministerial loan processing functions on behalf of the Primary Originator, (2) purchasing a retail installment sales contract from a Dealer pursuant to a Dealer Agreement between the Primary Originator and the Dealer,
(3) purchasing/originating a Motor Vehicle Loan pursuant to a purchase agreement (a "Flow Agreement") with a third party ("Flow Purchases") or (4) bulk purchases of Motor Vehicle Loan portfolios from third parties ("Bulk Purchases").

     Each Primary Originator establishes and maintains relationships with Dealers. Each Primary Originator selects Dealers based upon the Dealer's commercial reputation, the prior experience of the Dealer (or a predecessor organization) and, in some cases, a financial review of the Dealer. Each Dealer from whom any of the Originators purchases a Motor Vehicle Loan or that performs certain ministerial loan processing functions for Direct Loans must execute a Dealer Agreement with such Originator which sets out, among other things, the guidelines and procedures of the purchasing/originating process. Such Dealer Agreements provide for the repurchase by the Dealer of any Motor Vehicle Loan if any representations or warranties made by the Dealer relating to the Motor Vehicle Loan are breached.

     Each Primary Originator also may establish and maintain relationships with third parties ("Flow Parties") who will refer individual Motor Vehicle Loan applications to such Primary Originator or sell individual Motor Vehicle Loans to the Primary Originator from time to time. Each Flow Party must execute a Flow Agreement with such Primary Originator which sets out, among other things, the guidelines and procedures of the purchasing process. Such Flow Agreements provide for the repurchase by the Flow Party of any Motor Vehicle Loan if any representations or warranties made by the Flow Party relating to the Motor Vehicle Loan are breached.

     Except in the case of Bulk Purchases, Motor Vehicle Loans are originated or acquired by a Primary Originator in accordance with such Primary Originator's underwriting standards (or, in the case of Motor Vehicle Loans originated by a third party and subsequently acquired by a Primary Originator, the underwriting standards of such third party). In the case of Bulk Purchases, the Primary Originator's underwriting standards are used solely to assist in the determination of the purchase price such Primary Originator is willing to pay for a Motor Vehicle Loan Portfolio. While underwriting standards differ by Primary Originator, the underwriting of traditional credits places greater emphasis on the vehicle buyer's ability to repay the obligation and less emphasis on the value of the vehicle being purchased, while the underwriting of higher risk credits focuses upon both factors more evenly. In general, but to a greater extent with higher risk credits, the underwriting standards of the Primary Originators are not a fixed set of criteria which are required to be met by all Motor Vehicle Loans. Underwriting standards are intended to guide and complement, but not replace, the judgment of the credit underwriter in reviewing a credit application.

     The credit underwriting process for both traditional and higher risk credits is consistent in that applicants are required to complete an application which generally includes such information as the applicant's income, residential status, deposit accounts, liabilities, credit and employment history and other personal information. The application is reviewed for completeness.

     Depending on the type of credit, use of subjective credit judgment varies. Traditional credit underwriting relies heavily on credit scores derived from both proprietary score cards and credit bureau reports. Higher risk credit underwriting relies more heavily on information provided in the application and the credit bureau report(s) with the underwriter evaluating, among other things, the relationships among the applicant's income, debt and expenses generally and debt and expenses related to the proposed Motor Vehicle Loan. The applicant's creditworthiness may be (and typically is, in the case of higher risk credits) further evaluated through verification of employment and/or income of the applicant. Additionally, other factors deemed appropriate by the credit underwriter may be evaluated and/or verified prior to making the credit decision. Finally, the "value" of the vehicle to be purchased is determined based upon the manufacturer's suggested retail price (MSRP) or average retail value reported in the National Automotive Dealers Association's Used Car Guide (or similar value source) for traditional programs, or dealer invoice or wholesale value for higher risk programs, and an evaluation is made of the collateral and the applicant's ability to repay.

     Generally, the Primary Originators will not finance more than approximately 110% of the "value" of the vehicle plus related amounts financed in connection therewith, if any, such as title and licensing fees, taxes, credit and life insurance premiums and extended warranties. Applications for Motor Vehicle Loans which do not meet customary guidelines require review and approval by a more senior credit underwriting employee than Motor Vehicle Loans which conform to such guidelines.

     The credit underwriting process for Bulk Purchases differs significantly from the underwriting process for individual Motor Vehicle Loans. In Bulk Purchases, the applicable Primary Originator uses its underwriting standards solely to assist in the determination of an appropriate purchase price for the Motor Vehicle Loan portfolio. Bulk Purchases are typically non-recourse to the seller. The purchase agreement for a Bulk Purchase will require the seller to repurchase Motor Vehicle Loans which violate any material representations or warranties made by the seller.

SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. See "Risk
Factors -- Risks Associated with Subsequent Receivables." Regular periodic information regarding the Subsequent Receivables will be included under Item 5 in each Current Report filed on Form 8-K with the Commission pursuant to the Exchange Act with respect to each Trust to which Subsequent Receivables have been transferred.

SERVICING AND COLLECTIONS

     Each Trust will hire the Bank as the Servicer. The Servicer is permitted to delegate any and all of its servicing duties to any of its Affiliates, provided that the Servicer will remain obligated and liable for servicing the Receivables as if the Servicer alone were servicing the Receivables. It is expected that the Servicer will delegate to AutoFinance Group servicing of all Receivables originated or purchased by AutoFinance Group.

     The servicing functions performed by the Servicer include customer service, document file keeping, computerized account record keeping, vehicle title processing, and collections. Specific servicing policies and practices of the Servicer may be tailored to groups or types of Motor Vehicle Loans based upon the perceived credit risk of each such group, and may change over time in accordance with the Servicer's business judgment and experience.

     The servicing policies and practices of the Servicer generally are somewhat different for traditional credits and higher risk credits. These differences relate primarily to tolerance for delinquency, willingness to adjust contract terms due to specific circumstances, timeliness with which other collection remedies are activated and charge off policies.

     Tolerance for Delinquency. For traditional credits, typically payment coupon books are utilized and accounts are allowed to become as much as 15 to 20 days delinquent before customer contact about the past due payment is initiated. As the perception of risk increases, the tolerance for delinquency is reduced and, accordingly, such contact is initiated sooner. For those traditional credits which are perceived to be in the greatest risk category, the customer contact time frame is initiated in as few as 5 days of delinquency. For higher risk credits, collection procedures typically attempt to be more proactive. Monthly billing statements, rather than coupon books, serve as a monthly reminder to the customer of his or her upcoming payment obligation. Monthly statements also serve as an early warning mechanism in the event the customer has failed to notify the Servicer of an address change. Customer contact often is initiated within the first day or two of delinquency.

     Willingness to Adjust Contract Terms. For traditional credits, the Servicer is generally willing to adjust contract terms by extending the contract term and/or deferring monthly payments based upon a customer's circumstances. Consistent with its customary servicing practices and procedures, with respect to traditional credits, the Servicer or its designee may, in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of the related Receivables. In addition to extensions granted in connection with special or seasonal programs, the Servicer generally permits an obligor on a traditional credit who has met certain requirements to defer the full scheduled amount of a loan payment on up to two occasions in any twelve month period. In addition, the Servicer generally grants extensions or modifications on a traditional credit in situations where the Servicer believes such action is likely to maximize the amount collected. Extensions are not granted to forestall an inevitable loss. Extensions and payment deferrals generally are not permitted in the case of higher risk credits except in unusual cases.

     Activation of Other Collection Remedies. For traditional credits, the decision to repossess the collateral typically does not occur until approximately 60 days of delinquency. For higher risk credits such decisions generally occur between 15 and 45 days of delinquency.

     Charge Off Policies. A delinquent traditional credit account typically will be charged-off at the earlier of approximately 120 days of delinquency or receipt of repossession proceeds. A delinquent higher risk credit account in the Trust typically will be charged-off at the earlier of the time repossession proceeds are received or 120 days of delinquency.

     Regardless of the type of credit, any deficiency balance remaining generally is pursued to the extent practicable and legally permitted.

PHYSICAL DAMAGE INSURANCE

     Each Primary Originator requires Obligors to obtain and maintain physical damage insurance on each Financed Vehicle sufficient to cover the balance of the Motor Vehicle Loan. In the event such insurance coverage is not maintained, the Originator has the right, but is not obligated, to declare the Motor Vehicle Loan to be in default. The Primary Originators will not force-place (i.e., purchase a policy and charge the Obligor for the amount of the premium) an insurance policy to cover any Financed Vehicle. After the origination of a Motor Vehicle Loan, the Originators do not directly verify coverage of insurance but contract with an unaffiliated company to monitor insurance coverage on all outstanding Motor Vehicle Loans.

DELINQUENCIES AND NET LOSSES

     Certain information concerning the experience of the Servicer or the applicable Originators pertaining to delinquencies and net losses with respect to Motor Vehicle Loans will be set forth in the related Prospectus Supplement. There can be no assurance that the delinquency and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons but does not include Payaheads.) See "Description of the Transfer and Servicing Agreements -- Accounts." All of the Receivables are repayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including decreases in the general level of prevailing interest rates, the desire of the Obligor to purchase a new vehicle and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable unless such Receivable is paid in full. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Transfer and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Transfer and Servicing Agreement as a result of breaches of certain covenants. Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the option of the Seller and Servicer to purchase the Receivables from a given Trust, "-- Insolvency" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs and "Risk Factors -- Financial Institution Insolvency Risks" regarding the right of the FDIC to prepay Securities in certain circumstances.

     No prediction can be made as to the rate of prepayment on the Receivables. The Servicer maintains limited records of the historical prepayment experience of the Motor Vehicle Loans included in its portfolio and is not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for Motor Vehicle Loans similar to the Receivables over an extended period of time.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

     Any extensions or modifications of Receivables which do not result in a Servicer obligation to purchase such Receivables may increase the weighted average life of the related Securities. Unless the Servicer repurchases the affected Receivable, the Servicer will not be permitted voluntarily to (i) make modifications to the Receivables that reduce the original rates of interest or the aggregate principal amount of scheduled payments on the Receivables (ii) grant any extension or modification if as a result the final scheduled payment on a Receivable would fall after the related Final Scheduled Maturity Date or
(iii) amend or otherwise modify a Receivable in a Trust to be treated as a grantor trust if such amendment or modification would result in a deemed exchange of such Receivable under Section 1001 of the Code.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates expressing the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the applicable Certificate Pool Factor.

     The Noteholders, if any, and the Certificateholders will receive reports on or about each Payment Date concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, including amounts allocated or distributed for such Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders."

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given series will be applied by the Seller or the applicable Trust (i) to the purchase of the Receivables and/or repayment of any related Warehouse Financing, (ii) to make the initial required deposit (if any) into any Reserve Account, (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, and
(iv) such other uses as may be set forth in the related Prospectus Supplement. The portion of the net proceeds paid to the Seller will be used to purchase the Receivables from the Affiliates.

                                   THE SELLER

     The Seller is a wholly-owned subsidiary of KeyCorp, an Ohio financial services holding company headquartered in Cleveland, Ohio ("KeyCorp"). The Seller was incorporated in the State of Delaware on September 13, 1996. The principal executive offices of the Seller are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114-1306 and its telephone number is (216) 689-3000.

     The Seller has taken steps in structuring the transactions described herein and in the Prospectus Supplement that are intended to ensure that the voluntary or involuntary application for relief by KeyCorp under any Insolvency Laws will not result in consolidation of the assets and liabilities of the Seller with those of KeyCorp. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation and bylaws containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of KeyCorp in a proceeding under any Insolvency Law. See "Risk Factors -- Risk of Substantive Consolidation."

     The Seller will warrant to the Trust in the applicable Transfer and Servicing Agreement that the sale of the Receivables by the Seller to the Trustee on behalf of the Trust is a valid sale of such Receivables. In addition, the Seller, the Trustee and the Trust will treat the conveyance by the Seller of the Receivables as a sale of the Receivables by the Seller to the Trustee on behalf of the Trust and the Seller will take or cause to be taken all actions that are required to perfect the Trustee's ownership in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Seller or the Seller itself were to take the position that the sale of Receivables by the Seller to the Trust should instead be treated as a pledge of the Receivables to secure a borrowing of the Seller, then delays in payments of collections of the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of the Receivables by the Seller to the Trustee on behalf of the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Receivables to the Trustee on behalf of the Trust may have priority over such Trustee's interest in the Receivables. If the conveyance by the Seller of the Receivables is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

                                    THE BANK

     Key Bank USA, National Association, a national banking association, is a wholly-owned subsidiary of KeyCorp. The Bank is engaged in banking and related activities, including providing automotive financing services to its customers and to automotive dealers and their customers. The principal executive offices of the Bank are located at Key Center, 127 Public Square, Cleveland, Ohio, 44114-1306 and its telephone number is (216) 689-6300.

                               AUTOFINANCE GROUP

     AutoFinance Group, Inc. is an Ohio corporation and a wholly-owned subsidiary of KeyCorp. AutoFinance Group was formed in 1995 to facilitate the consummation of a merger, which became effective September 27, 1995, pursuant to which AutoFinance Group, Inc., a California corporation, merged with and into AutoFinance Group, with AutoFinance Group continuing as the surviving corporation under the name "AutoFinance Group, Inc." The executive offices of AutoFinance Group are located at 601 Oakmont Lane, Suite 110, Westmont, Illinois, 60559-5549.

     AutoFinance Group is an automotive finance company engaged primarily in the indirect financing (the purchase of retail installment sales contracts from Dealers) of automotive purchases by individuals who do not qualify for traditional credit financing. This market segment is comprised of obligors who are deemed to be higher credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history, or their limited financial resources. AutoFinance Group serves as an alternative source of financing to automotive dealers and offers such automotive dealers the opportunity for increased sales to customers who typically do not qualify for financing by the automotive dealers' traditional financing sources.

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms and provisions of the Indenture and Notes, but it does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable Notes and Indenture.

     Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of a nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. See "Certain Information Regarding the Securities -- Definitive Securities." Notes will be available for purchase in denominations specified in the related Prospectus Supplement or, if not so specified, in denominations of $1,000 and integral multiples thereof. Notes may be issued in book-entry form or as Definitive Notes and if not otherwise specified in the related Prospectus Supplement, will be issued in book-entry form only. As to Notes issued in book-entry form, the Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each such class. Unless and until Definitive Notes are issued in replacement for book-entry Notes under the limited circumstances described herein or in the related Prospectus Supplement, no Note Owner will be entitled to receive a physical certificate representing a Note. See "Certain Information Regarding the Securities -- Definitive Securities." As to the Notes issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. The dates for payments of interest and principal on the Notes of such series may be different from the Distribution Dates for the Certificates of such series. To the extent specified in the related Prospectus Supplement, payments of interest on the Notes other than certain Strip Notes, if any, of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or
(ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the exercise by the Seller or Servicer of its option to purchase the related Receivables Pool.

     To the extent specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date", which may be the same date as each applicable Distribution Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement."

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

     Fixed Payment Notes. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Short Term Asset Backed Notes. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be entitled to receive principal payments prior to the receipt of principal payments by other classes of Securities issued by the applicable Trust. If so provided in the related Prospectus Supplement, such class or classes of Notes will have a final scheduled maturity date of less than 397 days from the initial trade date related thereto and such class or classes will have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related Final Scheduled Maturity Date would constitute an event of default under the related Indenture. In general, such class or classes of Notes will otherwise be similar to Notes which are described in this Prospectus.

     Planned Amortization Class. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be structured as a planned amortization class ("PAC"). A PAC will be retired according to a predetermined amortization schedule set forth in the related Prospectus Supplement and structured to be substantially independent of the prepayment rate on the Receivables. The timing of distributions in respect of the other classes of Securities in the related series in some instances may be slowed down or accelerated so that the PAC scheduled amortization may be met as provided in the related Prospectus Supplement. The planned amortization for a PAC set forth in the related Prospectus Supplement generally will require scheduled sinking fund payments for the PAC on each Payment Date. Payments to the other classes of Securities in the related series will be allocated as otherwise set forth in the related Prospectus Supplement only after the scheduled sinking fund payments or scheduled amortization payments to the PAC have been made.

     Targeted Amortization Class. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be structured as a targeted amortization class ("TAC"). Any TAC will be similar to a

PAC, with support classes providing protection against prepayment risks to the TAC. However, a TAC will differ from a PAC in that it generally will not receive as much protection against prepayments on the Receivables as a PAC. In particular, a TAC will generally provide no protection against the risk of prepayments occurring more slowly than the rate of prepayment assumed for structuring purposes and generally will not be structured to permit expected cash flows from non-TAC classes of Securities to be diverted to the TAC.

     Companion Class. To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may be designed to receive principal payments on a Payment Date only if principal payments have been made on a specified planned amortization class of Notes or targeted amortization class of Notes, and to receive any excess payments over the amount required to reduce the principal amount of the planned amortization class or targeted amortization class to the planned or targeted balance for such Payment Date.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. In addition, any such supplemental indenture that modifies the remedies of the Indenture Trustee or priority of distributions after the occurrence of any Event of Default and that would adversely affect the Certificateholders, will require the consent of Certificateholders holding a Certificate Balance representing a majority of the then outstanding Certificate Balance.

     With respect to the Notes of a given series, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not adversely affect in any material respect the interest of any such Noteholder, unless each Rating Agency then rating the Notes shall have notified the Seller, the Servicer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of the affected Notes of such series.

     Events Of Default; Rights Upon Event of Default. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the related Indenture Trustee delivers an officer's certificate to the Trustee to the effect that such Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer on behalf of the related Indenture Trustee delivers an officer's certificate to the related Indenture Trustee to the effect that such Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust or the Seller. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a percentage of the principal amount of Notes then outstanding specified in the related Prospectus Supplement and, if not so specified, may be rescinded by the holder of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes on the date of such sale, or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

     If an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee satisfactory indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

CERTAIN COVENANTS

     Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder and such Trust has obtained written consent to such transaction from Certificateholders holding a Certificate Balance representing a majority of the then outstanding Certificate Balance, and (vi) any action necessary to maintain the lien and security interest under the Indenture has been taken.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than certain liens that arise by operation of law) to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, or (v) permit the lien of the related Indenture not to constitute a valid first priority (other than certain liens that arise by operation of law) security interest in the assets of such Trust.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. See "Certain Information Regarding the Securities -- Definitive Securities." Except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in minimum denominations specified in the related Prospectus Supplement, or if not so specified, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Certificates may be issued in book-entry form or as Definitive Certificates and if not otherwise specified in the related Prospectus Supplement will be available in book-entry form only. As to the Certificates issued in book-entry form, the Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued in replacement for book-entry Certificates under the limited circumstances described herein or in the related Prospectus Supplement, no Certificate Owner (other than the Seller) will be entitled to receive a physical certificate representing a Certificate. See "Certain Information Regarding the Securities -- Definitive Securities." As to Certificates issued in book-entry form, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Securities." Any Certificates of such series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing
Agreements -- Insolvency").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates other than certain Strip Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Rate for each class of Certificates of a given series or the method for determining such Certificate Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and
" -- Floating Rate Securities." If a series of Securities includes classes of Notes, such Notes and Certificates will be issued by the same Trust and payable from the same Trust property, to the extent specified in the related Prospectus Supplement, distributions in respect of the Certificates of such series will be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the related Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Certificate Rate, as the case may be, specified in the related Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable Prospectus Supplement. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ("LIBOR"), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating

Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, in the manner specified in the related Prospectus Supplement or, if not so specified to the nearest 1/100000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

     With respect to each class of Securities of a given series issued in book-entry form, Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. DTC's Nominee will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Security Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued. Except to the extent Seller holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's Nominee. Note Owners will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and DTC Participants. Similarly, Certificate Owners will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC are registered in the name of DTC's Nominee. The deposit of Securities with DTC and their registration in the name of DTC's Nominee effects no change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the Securities; DTC's records reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor DTC's Nominee will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns DTC's Nominees's consenting or voting rights to those DTC Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto).

     Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee") or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Applicable Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Security Owners shall be the responsibility of DTC Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward such payments to DTC Participants which thereafter will forward them to Indirect Participants or Security Owners.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of Securities. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under a related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Under such circumstances, in the event that a successor securities depository for DTC is not obtained, Definitive Securities are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be delivered to Securityholders. See " -- Definitive Securities."

     NONE OF THE TRUST, THE SELLER, THE BANK, THE SERVICER, ANY SUBSERVICER, ANY APPLICABLE TRUSTEE NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DTC PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY SECURITY OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY DTC PARTICIPANT, CEDEL PARTICIPANT, OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY SECURITY OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE APPLICABLE AGREEMENTS TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR DTC'S NOMINEE AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

     With respect to any series of Notes and any series of Certificates issued in book-entry form, such Notes or Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, if the related Prospectus Supplement so provides with respect to the initial issuance of any such Securities thereunder and, if the related Prospectus Supplement does not so provide, only if (i) Seller advises the related Trustee that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) the Seller at its option, advises the related Trustee that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or a Servicer Termination Event with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee and DTC through its Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Security Owners of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, Definitive Securities will be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of a given series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders of such series maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Unless Definitive Notes have been issued, the only "Noteholder" appearing on the list maintained by the related Indenture Trustee will be Cede, as nominee for DTC. In such circumstances, any Note Owner wishing to communicate with other Note Owners will not be able to identify those Note Owners through the Indenture Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such Note Owner may find available.

     Three or more holders of the Certificates of a given series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders of such series maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates. Unless Definitive Certificates have been issued, the only "Certificateholder" appearing on the list maintained by the related Trustee will be Cede, as nominee for DTC. In such circumstances, any Certificate Owner wishing to communicate with other Certificate Owners will not be able to identify those Certificate Owners through the Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such Certificate Owner may find available.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, on or prior to each Payment Date or Distribution Date, as applicable, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Securityholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

            (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

           (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

           (iii) the amount of the distribution allocable to draws from the Reserve Account (if any), any Yield Supplement Account or payments in respect of any other credit or cash flow enhancement arrangement;

           (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

            (v) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

           (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

           (vii) the Interest Rate or Certificate Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

          (viii) the amount of the aggregate Realized Losses, if any, for the preceding Collection Period;

           (ix) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

            (x) the aggregate Purchase Amounts for Receivables, if any, that were repurchased in such Collection Period;

           (xi) the balance of any Yield Supplement Account or the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

           (xii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xiii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series;

           (xiv) to the extent provided in the related Prospectus Supplement, the amount of advances made by the Servicer, if any, on such date;

           (xv) the number, and aggregate principal amount outstanding, of Receivables past due 31-60, 61-90 and over 90 days; and

           (xvi) such other information as may be specified in the related Prospectus Supplement.

     Each amount set forth pursuant to subclauses (i), (ii), (vi) and (ix) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

FUNDING PERIOD OR REVOLVING PERIOD

     If specified in the related Prospectus Supplement, during a Funding Period and/or Revolving Period, the Pre-Funding Account and/or Revolving Account will be maintained as a trust account in the name of the Applicable Trustee. The Pre-Funded Amount will initially equal the amount specified in the related Prospectus Supplement, which may be up to 100% of the aggregate principal amount of the series of Securities offered thereunder. During the Funding Period, the Pre-Funded Amount will be reduced by the amount thereof used to purchase Subsequent Receivables in accordance with the applicable Transfer and Servicing Agreement and the amounts thereof deposited in the Reserve Account in connection with the purchase of such Subsequent Receivables.

     Prior to being used to purchase Subsequent Receivables or paid to the Noteholders and Certificateholders, the Pre-Funded Amount and amounts on deposit in the Revolving Account will be invested from time to time in Permitted Investments. See "Description of the Transfer and Servicing
Agreements -- Accounts."

     If specified in the related Prospectus Supplement for a Trust that issues Notes, during a Revolving Period, the Applicable Trustee will deposit in the related Revolving Account the principal collections on the related Receivables as described above. In addition, on each Distribution Date or Payment Date, as applicable during the Revolving Period, the applicable Trustee will deposit in the related Revolving Account any other amount described in the related Prospectus Supplement. Funds on deposit in a Revolving Account will be withdrawn from time to time during the related Revolving Period for delivery to the Seller in exchange for the transfer and assignment of Subsequent Receivables to the related Trust in the manner specified in the related Prospectus Supplement. In addition, on the Distribution Date or Payment Date, as applicable following the end of the related Revolving Period, the Applicable Trustee will transfer the amount, if any, on deposit in the related Revolving Account at the close of business on the last day of such Revolving Period, less any investment earnings on deposit therein, to the related Collection Account for distribution to the related Securityholders on such Distribution Date or Payment Date. In addition, on each Distribution Date or Payment Date, as applicable during the related Revolving Period, the Applicable Trustee will transfer to the related Collection Account for distribution to the related Securityholders on such Distribution Date or Payment Date the amount, if any, by which the amount on deposit in the related Revolving Account at the close of business on the last day of the preceding calendar month, less any investment earnings on deposit therein, exceeds the maximum permitted Revolving Account balance specified in the related Prospectus Supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables and each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and pursuant to which the Trustee will undertake certain administrative duties with respect to a Trust that issues Notes. Forms of each type of the Transfer and Servicing Agreements and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements and the Trust Agreement.

SALE AND ASSIGNMENT OF RECEIVABLES

     Prior to or at the time of issuance of the Securities of a given Trust, pursuant to a related Purchase Agreement, each Originator will sell and assign to the Seller, without recourse, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. The Seller will, if so specified in the related Prospectus Supplement, transfer and assign to the Applicable Trustee, without recourse, pursuant to a Transfer and Servicing Agreement, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles. The Trustee will not independently verify the existence and qualification of any Receivables. The Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the related Notes and/or Certificates to the Seller in exchange for the Receivables. Each such Receivable will be identified in a schedule delivered pursuant to such Transfer and Servicing Agreement (a "Schedule of Receivables"). The net proceeds received by the Seller from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from each Originator and, to the extent specified in the related Prospectus Supplement, to the repayment of any Warehouse Financing or deposit of the Pre-Funded Amount into the Pre-Funding Account and to make any required initial deposit in any Reserve Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     The purchase price for the Receivables purchased by the Trust from the Seller and by the Seller from any Originator may be more or less than the aggregate principal balance thereof. If any Receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such Receivables may be deemed collections or proceeds in respect of interest on such Receivables for the purposes of allocating distributions on the Securities.

     If so specified in the related Prospectus Supplement, a Trust may acquire Initial Receivables pursuant to Warehouse Financing arrangements entered into prior to the issuance by that Trust of any Securities offered hereby. It will be a condition to the issuance of Securities by any such Trust that any Warehouse Financing be repaid in full, and any related security interests released, at or prior to the time of such issuance.

     In each Purchase Agreement, each Originator will represent and warrant to the Seller and in each Transfer and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle; (iii) neither Seller nor any Originator has received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the lien granted by the Receivable; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is owned by Seller free and clear of any lien and is secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be described in the related Prospectus Supplement.

     As of the last day of the month that includes the sixtieth day (or if the Seller elects, the thirtieth day) following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the amount of principal plus accrued interest calculated in accordance with the Servicer's customary practices for such Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

     Pursuant to each Transfer and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Seller and each Trust will designate the Servicer or an Affiliate as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sales contract or promissory note and security agreement and any other documents relating to the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. The accounting records and computer systems of each Affiliate, the Servicer and the Seller will reflect the sales and assignments of the related Receivables to the Seller or a Trust, as applicable, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles."

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Revolving Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee one or more accounts, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Revolving Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (each, a "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish an additional account (the "Payahead Account"), into which, to the extent required by the applicable Transfer and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date ("Payaheads") will be deposited until such time as the payment falls due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. For each Trust that issues Notes, the Payahead Account will initially be maintained with and in the name of the applicable Indenture Trustee. With respect to each Trust that does not issue Notes, the Servicer will establish and maintain with the related Trustee the Payahead Account in the name of such Trustee. So long as the Bank is the Servicer and provided that (i) there exists no Servicer Termination Event and (ii) each other condition to holding Payaheads as may be required by the applicable Transfer and Servicing Agreement is satisfied, Payaheads may be retained by the Servicer until the applicable Payment Date or Distribution Date.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Revolving Account, Yield Supplement Account (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Account") or Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account(s) and any Pre-Funding Account, Revolving Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Transfer and Servicing Agreement in Permitted Investments.

     "Permitted Investments" will be any Eligible Investments, except that money market funds will not be Permitted Investments in the case of a Pre-Funding Account unless the Indenture Trustee receives an opinion of counsel to the effect that making such investments will not require the related Trust to register as an investment company under the Investment Company Act of 1940, as amended. "Eligible Investments" consist of book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution (including the Seller or any affiliate of the Seller) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (but excluding depository receipts issued by any such institution or trust company); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a short term unsecured debt rating acceptable to the Rating Agencies; (c) commercial paper (including commercial paper of the Seller or any affiliate of the Seller) having, at the time of the investment or contractual commitment to invest therein, a short term unsecured debt rating acceptable to the Rating Agencies; (d) investments in money market funds (including funds for which the Seller, Indenture Trustee or Trustee or any of their respective affiliates is investment manager or advisor) having a rating acceptable to the Rating Agencies; (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (g) any other investment which would not cause either Rating Agency to downgrade or withdraw its then current rating of any class of Notes or the Certificates.

     Permitted Investments generally are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any

Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. To the extent specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be either deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables or distributed to the Servicer and not be treated as collections on the Receivables or otherwise be available for Noteholders or Certificateholders.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (x) a segregated account with an Eligible Institution or (y) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), in each case (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Transfer and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sales contracts and promissory note and security agreements it services for itself or others. Consistent with its customary procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Transfer and Servicing Agreement, reduce the principal balance or Contract Rate of any Receivable or modify any Receivable if such amendment or modification would extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date. Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount. See "Risk Factors -- Risk of Prepayment and Possible Adverse Effect on Yield." The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

     Pursuant to the applicable Transfer and Servicing Agreement, the Bank, as Servicer, has the right to delegate any or all of its responsibilities and obligations as Servicer to any of its affiliates and to delegate specific duties to third-party service providers who are in the business of performing such duties. The Bank intends to delegate to AutoFinance Group and certain other Affiliates (if any), responsibilities and obligations as Servicer with respect to Receivables acquired by the Seller from AutoFinance Group or such other Affiliates. Notwithstanding any delegation of its responsibilities and obligations to any other entity, the Servicer will continue to be liable for all its servicing obligations under the applicable Transfer and Servicing Agreement as if the Servicer alone were servicing the Receivables.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables received from Obligors and all proceeds of the related Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account not later than two business days after receipt. However, so long as the Bank is the Servicer and provided that (i) there exists no Servicer Termination Event and (ii) each other condition to making monthly deposits as may be required by the related Transfer and Servicing Agreement is satisfied, the Servicer may retain such amounts until the Business Day (as defined in the related Prospectus Supplement, a "Business Day") prior to the applicable Distribution Date or Payment Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from a Trust to the related Collection Account on the Business Day prior to the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. If so provided in the related Prospectus Supplement, to the extent the collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Precomputed Receivable not previously applied (the "Payahead Balance"), if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     On each Distribution Date, the Servicer will be entitled to receive the Servicing Fee for the related Collection Period in an amount generally equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period (the "Servicing Fee"). To the extent provided in the related Prospectus Supplement, the Servicer's right to receive all or a portion of the Servicing Fee on one or more Distribution Dates may be subordinated to the rights of Securityholders to receive principal and interest for the related Collection Period. In addition, to the extent provided in the related Prospectus Supplement, on one or more Distribution Dates all or a portion of such Servicing Fee may be deposited in the Reserve Account until the Specified Reserve Account Balance or such other amount specified in the related Prospectus Supplement is on deposit in the Reserve Account. If it is acceptable to each Rating Agency without a reduction in the rating of any of the Securities, the Servicing Fee in respect of a Collection Period (together with any portion of a Servicing Fee that remains unpaid from prior Distribution Dates) at the option of the Servicer may be paid at or as soon as possible after the beginning of such Collection Period out of the first collections of interest received on the Receivables for such Collection Period.

     The Servicer will also collect and retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges ("Supplemental Servicing Fees") allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's customary practices and procedures. To the extent specified in the related Prospectus Supplement, Supplemental Servicing Fees will include investment earnings on investments of funds deposited in the Trust Accounts and other accounts with respect to a Trust. In addition, the Servicer or the Seller will be entitled to receive such fees and other amounts specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" and "-- Distributions" in the related Prospectus Supplement.

     The Servicing Fee and Supplemental Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for its beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending billing information to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account for distribution to Noteholders, if any, and to each Certificate Distribution Account for distribution to Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent (a) specified in the related Prospectus Supplement and
(b) that such credit enhancement is actually available for such purpose from time to time. As more fully described in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities or all or a portion of the Servicing Fee, Supplemental Servicing Fee or certain other amounts payable to the Servicer or the Seller pursuant to the applicable Transfer and Servicing Agreement, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, guaranteed rate agreements, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon except to the extent so specified in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit on the Closing Date in the amount (if any) set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus

Supplement. To the extent described in the related Prospectus Supplement, the amount (if any) on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Seller.

     The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of Securities, (ii) the Seller provides to the applicable trustee and any Indenture Trustee an opinion of counsel from independent counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Seller.

     Yield Supplement Account; Yield Supplement Agreement. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Affiliates, the Seller or another person will enter into a Yield Supplement Agreement (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Agreement") pursuant to which the Affiliates, the Seller or such other person will establish for a series a Yield Supplement Account which will be maintained with the same entity at which the related Collection Account is maintained and, if so specified in the related Prospectus Supplement, will be created with an initial deposit by the Seller. Each Yield Supplement Account will be designed solely to hold funds to be applied by the Indenture Trustee or applicable Trustee to provide payments to Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate (as such term is defined in the related Prospectus Supplement, the "Required Rate").

     On each Distribution Date, the obligor under the Yield Supplement Agreement will pay to the Trust an amount equal to the Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Yield Supplement Amount") in respect of the Receivables for such Distribution Date. If so specified in the Prospectus Supplement, in the event that such obligor defaults on its obligation to make payments under the Yield Supplement Agreement, the related Prospectus Supplement will describe the manner and circumstances in which amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the Required Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Required Yield Supplement Amount") will be released, and to whom such amounts will be distributed. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Transfer and Servicing Agreement. If so specified in the related Prospectus Supplement, investment earnings on investment of funds in a Yield Supplement Account will be deposited into such Yield Supplement Account. The related Prospectus Supplement will describe the manner in which any monies remaining on deposit in a Yield Supplement Account upon the termination of the related Trust pursuant to its terms will be released and to whom such amounts will be distributed.

     If a Yield Supplement Account is established with respect to any Trust as to which a Pre-Funding Account has been established, the Seller and the related Indenture Trustee or applicable Trustee, will enter into a Yield Supplement Agreement pursuant to which, on each Subsequent Transfer Date, the Seller will deposit into the Yield Supplement Account the Additional Yield Supplement Amount (as such term is defined in the related Prospectus Supplement, the "Additional Yield Supplement Amount") in respect of the related Subsequent Receivables. Each Yield Supplement Agreement will affect only Receivables having a Contract Rate less than the related Required Rate.

NET DEPOSITS

     As an administrative convenience if certain conditions acceptable to the Rating Agencies are satisfied, the Servicer will be permitted to make the deposit of collections and aggregate Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. See
"-- Collections." With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date. Similarly, the Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Transfer and Servicing Agreement will provide that the Servicer will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, on or before October 31 of each year, beginning in the calendar year following the establishment of the related Trust, a statement of a firm of independent certified public accountants (or other evidence satisfactory to the applicable Rating Agencies) as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Transfer and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Transfer and Servicing Agreement, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Termination Events under the related Transfer and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee at the appropriate address set forth in the Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Transfer and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer, has assumed the Servicer's servicing obligations and duties under such Transfer and Servicing Agreement.

     Each Transfer and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Transfer and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Transfer and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the

Servicer's servicing responsibilities under such Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Transfer and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by KeyCorp, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Transfer and Servicing Agreement.

SERVICER TERMINATION EVENTS

     "Servicer Termination Events" under each Transfer and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Transfer and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance (or, in either case, for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Servicer delivers an officer's certificate to the Applicable Trustee to such effect and to the effect that Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER TERMINATION EVENTS

     In the case of any Trust that has issued Notes, as long as a Servicer Termination Event under a Sale and Servicing Agreement remains unremedied, the related Trustee or the related Indenture Trustee or holders of Notes of the related series evidencing greater than 50% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Termination Event under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing greater than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a conservator, receiver or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the applicable Transfer and Servicing Agreement.

WAIVER OF PAST SERVICER TERMINATION EVENTS

     With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Termination Event which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Servicer Termination Event by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Termination Event in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any Servicer Termination Event by the Servicer in the performance of its obligations under the related Transfer and Servicing Agreement, except a Servicer Termination Event in making any required deposits to or payments from the related Trust Accounts in accordance with such Transfer and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the Certificate Balance of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Additionally, each of the Transfer and Servicing Agreements may be amended by the parties thereto at the direction of the Seller or Servicer without the consent of any of the Securityholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of a Trust to qualify as, and to permit an election to be made to cause all or a portion of a Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448, and in connection with any such election, to modify or eliminate existing provisions of a Transfer and Servicing Agreement relating to the intended federal income tax treatment of the Securities and the related Trust in the absence of the election. See "Federal Income Tax Consequences -- FASIT Legislation." It is a condition to any such amendment that each Rating Agency will have notified the Seller, the Servicer and the Applicable Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Securities with respect to which it is a Rating Agency.

     Additionally, each of the Transfer and Servicing Agreements may be amended by the parties thereto at the direction of the Seller or Servicer without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP") by the Seller to the applicable Trust, (b) the applicable Trust to avoid becoming a member of the Seller's consolidated group under GAAP, or (c) the Seller or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; and (ii) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause (i), to cause the Receivables to be transferred by the Seller first to a bankruptcy remote affiliate and from such affiliate to a Trust; provided, however, that it is a condition to any such amendment that (i) the Seller delivers an officer's certificate to the related Trustee to the effect that such amendment meets the requirements set forth in this paragraph and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series of Securities under the related Trust.

INSOLVENCY

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

NON-RECOURSE SALE AND ASSIGNMENT

     The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any Affiliate, the Seller, the Servicer, any Trustee, any Indenture Trustee or any other person or entity.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     In order to avoid excessive administrative expense, each of the Seller and the Servicer will be permitted at its respective option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is equal to or less than the percentage of the Initial Pool Balance set forth in the related Prospectus Supplement (as defined in the related Prospectus Supplement, the "Original Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     The Bank, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities to perfect the interest of the related Trust in its purchase of Receivables from the Seller and in the appropriate jurisdictions in which the Affiliates are located to perfect the interest of the Seller in its purchase of Receivables from the Affiliates.

     Pursuant to the applicable Transfer and Servicing Agreement, an Originator will hold the Receivables as custodian for the Applicable Trustee following the sale and assignment of the Receivables to the related Trust. The Seller will take such action as is required to perfect the rights of the Applicable Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

     Under the applicable Transfer and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the related Trust's interest in the Receivables and their proceeds.

SECURITY INTEREST IN VEHICLES

     Each retail installment sales contract or promissory note and security agreement evidencing a Receivable grants a security interest in the Financed Vehicle under the applicable UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables are originated, a security interest in automobiles and light duty trucks is perfected by notation of the secured party's lien on the vehicles' certificate of title. Each Affiliate takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect its security interest in the financed vehicle securing a retail installment sales contract purchased by it from a Dealer or Direct Loan made by such Affiliate, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the Servicer continues to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from an Affiliate to the Seller or from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from an Affiliate to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     Pursuant to each Purchase Agreement, each Affiliate will assign to the Seller its interests in the Financed Vehicles securing the Receivables assigned by that Affiliate to the Seller and, with respect to each Trust, pursuant to the related Transfer and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Affiliates, the Seller, the Servicer or the related Trustee will amend any certificate of title to identify either the Seller or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, each Affiliate will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Transfer and Servicing Agreement. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables."

     In most states, an assignment such as that under each Transfer and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying the related Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In most states, in the absence of fraud or forgery by the vehicle owner or an Affiliate or administrative error by state or local agencies, the notation of the lien of the applicable Affiliate on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain and assign to the related Trust a perfected security interest, the security interest of such Trust would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Transfer and Servicing Agreement and would create an obligation of the Seller to repurchase the related Receivable unless the breach is cured. Pursuant to each Transfer and Servicing Agreement the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Risk Factors -- Risk of Unenforceable Security Interest in Financed Vehicles."

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the applicable Affiliate takes any necessary steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a vehicle, the applicable Affiliate must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Transfer and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Transfer and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sales contract or Direct Loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale, in some states, by payment of delinquent installments or the unpaid balance and, in other states, by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, to remit the surplus to the former owner of the vehicle.

SOLDIERS' AND SAILORS CIVIL RELIEF ACT

     The Soldiers' and Sailors Civil Relief Act of 1940 (the "Relief Act") imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States, and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include, but are not limited to, the

Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, the Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment sales contracts and promissory notes and security agreements pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the Applicable Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Transfer and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles , the FTC's Rule on Sale of Used Vehicles requires all sellers of used motor vehicles to prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Affiliates are not sellers of motor vehicles and are not subject to these laws, a violation thereof may form the basis for a claim or defense against the applicable Affiliate, the Seller or the Applicable Trustee as holder of the Receivables.

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Transfer and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Transfer and

Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Each Affiliate subject to FIRREA intends that the transfer of the Receivables by it under a Purchase Agreement constitutes a sale. In the event that an Affiliate that is subject to FIRREA were to become insolvent, FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver of such Affiliate. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for an Affiliate would not interfere with the timely transfer to the Trust of payments collected on the Receivables. If the transfer of Receivables by an Affiliate to the Seller were to be characterized as a secured loan, to the extent that such Affiliate would be deemed to have granted a security interest in the Receivables to the Seller or the related Trust, and that interest had been validly perfected before the insolvency of such Affiliate, and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance and payments to the Trust (to the extent of the "actual direct compensatory damages" of the Seller or Trust) with respect to the Receivables should not be subject to recovery by the FDIC as receiver of such Affiliate.

     If the FDIC were to assert a position contrary to its position with respect to secured loans described in the preceding paragraph, such as by requiring the Seller or the related Trust to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the related Notes (if any) and the Certificates and possible reductions in the amount of those payments could occur. Alternatively, in such circumstances, the FDIC might have the right to repudiate the applicable Purchase Agreement and pay damages to the Seller which, in turn would prepay the related Notes (if any) and Certificates, which would shorten their respective weighted average lives.

                        FEDERAL INCOME TAX CONSEQUENCES

     Set forth in the related Prospectus Supplement is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion in the Prospectus Supplement. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel, regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed in the related Prospectus Supplement will be sought from the IRS. For purposes of the summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified therein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The general summary of material federal tax consequences to the Certificateholders, and, if applicable, to the Noteholders, is set forth in the related Prospectus Supplement. The federal income tax consequences to Certificateholders will vary depending on whether the Trust is intended to be treated as a partnership under the Code, as a grantor trust or otherwise. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made, the Trust will be treated as a grantor trust or otherwise. In addition, to the extent set forth in the related Prospectus Supplement, the tax consequences to Securityholders may vary depending upon whether the related Prospectus Supplement provides for a Revolving Period for Trusts that issue Notes.

SCOPE OF THE TAX OPINIONS

     Unless the Prospectus Supplement specifies that the Trust will be treated as a grantor trust, Thompson Hine & Flory LLP, special federal tax counsel for the Seller ("Federal Tax Counsel") will, prior to issuance of a series of Notes and/or Certificates, deliver its opinion that the applicable Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, with respect to each series of Notes, Federal Tax Counsel will advise the Trust that the Notes will be characterized as debt for federal income tax purposes.

     If the Prospectus Supplement specifies that the Trust will be treated as a grantor trust, Federal Tax Counsel will prior to issuance of a series of Certificates deliver its opinion that the applicable Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code for federal income tax purposes.

     In addition, Federal Tax Counsel will render its opinion that it has prepared or reviewed the statements herein and in the related Prospectus Supplement under the heading "Summary of Terms -- Tax Status" as they relate to federal income tax matters and under the heading "Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Any such opinions will be filed either as an exhibit to the registration statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed prior to the establishment of the related Trust and issuance of the Securities. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership, a grantor trust or otherwise, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the Notes and/or Certificates.

FASIT LEGISLATION

     In August, 1996, the United States Congress passed and President Clinton signed into law the "Small Business Job Protection Act of 1996," H.R. 3448 (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The effective date of the FASIT provisions of the Act is September 1, 1997. The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. In addition, upon satisfying certain conditions set forth in the Transfer and Servicing Agreements, the Seller and Servicer will be permitted to amend the Transfer and Servicing Agreements in order to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a Transfer and Servicing Agreement as may be permitted by reason of the making of such an election. See "Description of the Transfer and Servicing Agreements -- Amendment." However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to a Trust or amend a Transfer and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel will deliver its opinion that a Note will be treated as debt for federal income tax purposes without regard to the election and the Note or Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to a Transfer and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Accordingly, prospective Securityholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

                             STATE TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any Tax Partnership, Grantor Trust, Notes, Certificates, Noteholders or
Certificateholders under any state tax laws. Prospective investors are urged to consult with their own tax advisors regarding the state tax treatment of any Tax Partnership or Grantor Trust as well as any state tax consequences to them of purchasing, holding and disposing of Notes or Certificates.

                                     * * *

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE AND IN THE RELATED PROSPECTUS SUPPLEMENT ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, certain types of Keogh Plans and other plans subject to Section 4975 of the Code (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     A fiduciary of a Benefit Plan considering the purchase of Securities of any series should carefully review with its legal and other advisors whether the assets of the related Trust would be considered plan assets, whether the purchase or holding of the Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code, and should refer to the discussion under "ERISA Considerations" in the related Prospectus Supplement regarding any restrictions on the purchase or holding of the Securities offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions under ERISA or the Code discussed herein, but governmental plans may be subject to comparable restrictions under applicable state law.

TRUSTS THAT ISSUE NOTES

     The following discussion applies only to Trusts that issue Notes.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Asset Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes would be treated as indebtedness under applicable local law to the extent provided in the related Prospectus Supplement, the Seller believes that, at the time of their issuance, the Notes of each Series should be treated as indebtedness without substantial equity features for purpose of the Plan Asset Regulation. The debt status of the Notes could be affected, after their initial issuance, by certain changes in the financial condition of the related Trust. This risk of recharacterization would be increased for Notes of a class that is subordinated to other Notes.

     Regardless of whether the Notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of such Notes with plan assets of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Servicer or the applicable Issuer, Trustee or Indenture Trustee is or becomes a party in interest under ERISA or a disqualified person under the Code with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transactions rules may be available, depending upon the type and circumstances of the Benefit Plan fiduciary making the decision to purchase the Notes with assets of the Benefit Plan. Included among these exemptions are Prohibited Transaction Exemption ("PTE") 84-14, applicable to certain transactions effected by a qualified professional asset manager; PTE 90-1, applicable to certain transactions entered into by an insurance company separate account; PTE 91-38, applicable to certain transactions entered into by a bank collective investment trust; PTE 95-60, applicable to certain transactions entered into by an insurance company general account; and PTE 96-23, applicable to certain transactions entered into by an in-house asset manager. Purchasers acquiring Notes of any series with the assets of a Benefit Plan shall be deemed to represent and warrant that such purchase and holding will not give rise to a nonexempt prohibited transaction.

     Because the Certificates issued by a Trust that also issues Notes will most likely be treated as equity interests under the Plan Asset Regulation, such Certificates may not be acquired with the assets of any Benefit Plan. Purchasers of the Certificates issued by a Trust that also issues Notes shall be deemed to represent and warrant that they are not purchasing the Certificates with the assets of a Benefit Plan.

TRUSTS THAT DO NOT ISSUE NOTES

     The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The related Prospectus Supplement will indicate whether the lead underwriter named therein has been granted by the U.S. Department of Labor, an exemption as amended by PTE 97-34 (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The assets of the trust may also consist of cash transferred to the trust on the closing date and permitted investments therewith which are credited to a pre-funding account established to purchase additional obligations with respect to which certain prescribed conditions set forth for transfers to the trust during the pre-funding period in exchange for amounts credited to the pre-funding account are met and/or are credited to a capitalized interest account, and are held in the trust for a period ending no later than the first distribution date to certificateholders after the end of the pre-funding period.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) the acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) the Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

          (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Sale and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (6) the Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

          (7) in the event that the obligations used to fund a trust have not been transferred to the trust on the closing date, specified additional obligations may be transferred to the trust during the prefunding period in exchange for amounts credited to the pre-funded account provided that certain prescribed conditions are met.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group and at least 50 percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the Seller, any underwriter, the Trustee, the Servicer, any Obligor with respect to Receivables included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The related Prospectus Supplement will indicate whether the Seller believes that all conditions of the Exemption other than those within the control of the investors have been met with respect to the Senior Certificates, and whether the Senior Certificates may be acquired by Benefit Plans.

     Because any Certificates issued by a Trust that are subordinate to any other class of Securities (the "Subordinate Certificates") will not be eligible for the relief afforded by the Exemption, such Subordinate Certificates may not be acquired with the assets of a Benefit Plan. Each purchaser of a Subordinate Certificate shall be deemed to represent and warrant that it is not acquiring or holding the Subordinate Certificate with the assets of a Benefit Plan.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the

"Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers, if any, participating in the offering of such Notes and Certificates or
(ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Permitted Investments acquired from such underwriters or from the Seller.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     This Prospectus may be used by Key Capital Markets, Inc. ("KCMI"), an affiliate of the Affiliates, the Servicer, the Seller and KeyCorp, in connection with offers and sales related to market-making transactions in the Securities in which KCMI acts as principal. KCMI may also act as agent in such transactions. KCMI is a broker-dealer and a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. Transactions will be at prices related to the prevailing prices at the time of sale. KCMI is not a bank or thrift, is a subsidiary of KeyCorp and an entity separate from any Affiliate, and is solely responsible for its contractual obligations and commitments. The portion of the net proceeds paid to the Seller will be used to purchase the Receivables from the Affiliates.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Securities in Canada is being made only on a private placement basis exempt from the requirement that each Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Securities are effected. Accordingly, any resale of the Securities in Canada must be made in accordance with applicable securities law which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Securities.

REPRESENTATION OF PURCHASERS

     Each purchaser of Securities in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the applicable Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     The applicable Trust, the Seller, the Bank, the Servicer and the Applicable Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Seller or such persons. All or a substantial portion of the assets of the Seller and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Seller or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Seller or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of the Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of the Securities acquired on the same date and under the same prospectus exemption.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Forrest F. Stanley, Esq., General Counsel of the Bank, by Mayer, Brown & Platt, Chicago, Illinois and by Thompson Hine & Flory LLP, Cleveland, Ohio. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois. Thompson Hine & Flory LLP and Mayer, Brown & Platt may from time to time render legal services to the Seller, the Servicer and their affiliates.

                                 INDEX OF TERMS

Acquired Receivables....................................................................    8
Act.....................................................................................   59
Actuarial Receivables...................................................................   23
Additional Yield Supplement Amount......................................................   49
Administration Agreement................................................................   54
Administration Fee......................................................................   54
Administrator...........................................................................   54
Affiliate...............................................................................    8
Applicable Trustee......................................................................   38
AutoFinance Group.......................................................................    8
Bank....................................................................................    4
Bankruptcy Code.........................................................................   16
Base Rate...............................................................................   36
Benefit Plan............................................................................   60
Bulk Purchases..........................................................................   25
Business Day............................................................................   47
Calculation Agent.......................................................................   36
Cede....................................................................................   21
Cedel...................................................................................   39
Cedel Participants......................................................................   39
Certificate Balance.....................................................................    6
Certificate Distribution Account........................................................   44
Certificate Owners......................................................................    6
Certificate Pool Factor.................................................................   28
Certificate Rate........................................................................    6
Certificateholders......................................................................   10
Certificates............................................................................    1
Closing Date............................................................................    7
Code....................................................................................   58
Collection Account......................................................................   44
Collection Period.......................................................................   46
Commission..............................................................................    2
Contract Rate...........................................................................   12
Cooperative.............................................................................   39
Cutoff Date.............................................................................   21
Dealer..................................................................................    8
Dealer Agreements.......................................................................    7
Dealer Recourse.........................................................................   21
Definitive Certificates.................................................................   40
Definitive Notes........................................................................   40
Definitive Securities...................................................................   40
Depositaries............................................................................   37
Depository..............................................................................   30
Direct Loans............................................................................    8
Distribution Date.......................................................................   35
DTC.....................................................................................   21
DTC Participants........................................................................   37
DTC's Nominee...........................................................................   21
Eligible Deposit Account................................................................   46
Eligible Institution....................................................................   46
Eligible Investments....................................................................   45

ERISA...................................................................................   13
Euroclear...............................................................................   39
Euroclear Operator......................................................................   39
Euroclear Participants..................................................................   39
Events of Default.......................................................................   32
Exchange Act............................................................................    2
Exemption...............................................................................   61
FDIC....................................................................................   17
Federal Tax Counsel.....................................................................   59
Final Scheduled Distribution Date.......................................................   19
Final Scheduled Maturity Date...........................................................   12
Financed Vehicles.......................................................................    7
FIRREA..................................................................................   17
Fixed Rate Securities...................................................................   36
Floating Rate Securities................................................................   36
Flow Agreement..........................................................................   25
Flow Parties............................................................................   25
Flow Purchases..........................................................................   25
FTC Rule................................................................................   57
Funding Period..........................................................................    6
GAAP....................................................................................   53
Indenture...............................................................................    4
Indenture Trustee.......................................................................    1
Indirect Participants...................................................................   37
Initial Receivables.....................................................................    7
Insolvency Event........................................................................   51
Insolvency Laws.........................................................................   16
Interest Rate...........................................................................    4
Interest Reset Period...................................................................   36
Investment Earnings.....................................................................   46
IRS.....................................................................................   58
Issuer..................................................................................    4
KCMI....................................................................................   63
KeyCorp.................................................................................   29
LIBOR...................................................................................   36
Motor Vehicle Loans.....................................................................    8
Note Distribution Account...............................................................   44
Note Owners.............................................................................    4
Note Pool Factor........................................................................   28
Noteholders.............................................................................    9
Notes...................................................................................    1
Obligor.................................................................................   21
Original Pool Balance...................................................................   53
Originator..............................................................................    8
PAC.....................................................................................   31
Participants............................................................................   30
Payahead Account........................................................................   45
Payahead Balance........................................................................   47
Payaheads...............................................................................   45
Payment Date............................................................................   31
Permitted Investments...................................................................   45
Plan Asset Regulation...................................................................   61
Pool Balance............................................................................   28

Pooling and Servicing Agreement.........................................................    8
Pre-Funded Amount.......................................................................    8
Pre-Funding Account.....................................................................    5
Precomputed Receivables.................................................................   23
Prepayments.............................................................................   14
Primary Originators.....................................................................    8
Prospectus Supplement...................................................................    1
PTE.....................................................................................   61
Purchase Amount.........................................................................   44
Rating Agencies.........................................................................   20
Receivables.............................................................................    1
Receivables Pool........................................................................   21
Registration Statement..................................................................    2
Related Documents.......................................................................   34
Relief Act..............................................................................   56
Required Rate...........................................................................   49
Required Yield Supplement Amount........................................................   49
Reserve Account.........................................................................   48
Restricted Group........................................................................   62
Revolving Account.......................................................................   10
Revolving Period........................................................................   10
Rule of 78's Receivables................................................................   23
Sale and Servicing Agreement............................................................    7
Schedule of Receivables.................................................................   43
Securities..............................................................................    1
Securities Act..........................................................................    2
Security Owners.........................................................................   21
Securityholders.........................................................................   10
Seller..................................................................................    1
Senior Certificates.....................................................................   61
Servicer................................................................................    1
Servicer Termination Events.............................................................   51
Servicing Fee...........................................................................   47
Servicing Fee Rate......................................................................   47
Simple Interest Receivables.............................................................   24
Specified Reserve Account Balance.......................................................   11
Spread..................................................................................   36
Spread Multiplier.......................................................................   36
Strip Certificates......................................................................    6
Strip Notes.............................................................................    5
Strip Securities........................................................................    6
Subordinate Certificates................................................................   62
Subsequent Receivables..................................................................    8
Subsequent Transfer Date................................................................   43
Subsidiary..............................................................................    8
Sum of Periodic Balances Receivables....................................................   23
Supplemental Servicing Fees.............................................................   47
TAC.....................................................................................   31
Terms and Conditions....................................................................   39
Transfer and Servicing Agreement........................................................    8
Trust...................................................................................    1
Trust Accounts..........................................................................   45
Trust Agreement.........................................................................    4

Trustee.................................................................................    1
UCC.....................................................................................   44
Underwriter.............................................................................   14
Underwriting Agreements.................................................................   62
Warehouse Financing.....................................................................   22
Yield Supplement Account................................................................   45
Yield Supplement Agreement..............................................................   49
Yield Supplement Amount.................................................................   49

                                                                         ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES

     Except in certain limited circumstances, the globally offered Key Auto Finance Trust Asset Backed Notes and Asset Backed Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT
     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING
     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global

Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     Subject to the discussion below concerning final withholding tax Treasury regulations, a beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Security Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Security Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Security Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (unless the IRS provides otherwise by Treasury regulations) organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or, for taxable years beginning before January 1, 1997, a trust the income of which is includible in gross income for United States tax purposes, regardless of its source or, (iv) for taxable years beginning after December 31, 1996, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one of more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

     On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which non-U.S. persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 generally will continue to be required to file that form. However, the requirement that non-U.S. persons submit Form W-8 is extended to most non-U.S. persons who wish to seek an exemption from withholding tax on the basis that income from the Global Securities is effectively connected with the conduct of a U.S. trade or business (in lieu of Form 4224) and to non-U.S. persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). The Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1998, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 1999 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

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NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                               ------------------
                               TABLE OF CONTENTS

                                               PAGE
                                               -----
               PROSPECTUS SUPPLEMENT
Reports to Securityholders..................     S-3
Summary of Terms............................     S-4
Risk Factors................................    S-11
The Trust...................................    S-14
The Receivables Pool........................    S-15
The Seller, the Servicer and KeyCorp........    S-19
Weighted Average Life of the Securities.....    S-19
Description of the Notes....................    S-25
Description of the Certificates.............    S-27
Description of the Transfer and Servicing
  Agreements................................    S-27
Certain Legal Aspects of the Receivables....    S-43
Federal Income Tax Consequences.............    S-44
State Tax Consequences......................    S-46
ERISA Considerations........................    S-46
Underwriting................................    S-47
Legal Opinions..............................    S-48
Index of Defined Terms......................    S-49

                                               PAGE
                                               ----
                    PROSPECTUS
Available Information.......................     2
Incorporation of Certain Documents by
  Reference.................................     2
Summary of Terms............................     4
Risk Factors................................    14
The Trusts..................................    21
The Receivables Pools.......................    23
Weighted Average Life of the Securities.....    27
Pool Factors and Trading Information........    28
Use of Proceeds.............................    29
The Seller..................................    29
The Bank....................................    29
AutoFinance Group...........................    30
Description of the Notes....................    30
Description of the Certificates.............    35
Certain Information Regarding the
  Securities................................    36
Description of the Transfer and Servicing
  Agreements................................    43
Certain Legal Aspects of the Receivables....    54
Federal Income Tax Consequences.............    58
State Tax Consequences......................    60
ERISA Considerations........................    60
Plan of Distribution........................    62
Notice to Canadian Residents................    63
Legal Opinions..............................    64
Index of Defined Terms......................    65
Global Clearance, Settlement and
  Documentation Procedures..................   A-1

======================================================

                                 $1,062,720,000

                             KEY AUTO FINANCE TRUST
                                     1997-2
                                  $268,000,000
                                Class A-1 5.835%
                               Asset Backed Notes

                                  $132,000,000
                                Class A-2 5.99%
                               Asset Backed Notes

                                  $150,000,000
                                Class A-3 6.10%
                               Asset Backed Notes

                                  $148,000,000
                                Class A-4 6.15%
                               Asset Backed Notes

                                  $151,800,000
                                Class A-5 6.25%
                               Asset Backed Notes

                                  $125,000,000
                                Class A-P 6.15%
                               Asset Backed Notes

                                  $63,620,000
                                 Class B 6.30%
                               Asset Backed Notes

                                  $24,300,000
                                 Class C 6.65%
                               Asset Backed Notes

                                  KEY CONSUMER
                             ACCEPTANCE CORPORATION
                                     Seller

                                 KEY BANK USA,
                              NATIONAL ASSOCIATION
                                    Servicer
                             PROSPECTUS SUPPLEMENT
                           CREDIT SUISSE FIRST BOSTON
                           KEY CAPITAL MARKETS, INC.

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